As filed with the Securities and Exchange Commission on December 20, 1999

                                             Registration Number 000-1100399

                        SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              eKOMART.COM, INC.
(Exact name of Registrant as specified in its charter)


         Florida                     _________________          65-0731234
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer
 incorporation or organization)  Classification Code Number)  Identification
                                                                Code Number)


eKOMART.COM, Inc.                   Stan J. H. Lee, President and CEO
71 Stony Hill Road                  eKOMART.COM, Inc.
Second Floor                        71 Stony Hill Road, 2nd Floor
Bethel CT 06801                     Bethel CT 06801
(203) 798-1889                      (203) 798-1889
(Address, including zip code,       (Address,including zip code,
and telephone number                telephone number including area code,
and including area code,            executive principal or agent for service)
of Registrants principal
place of business)


	Approximate date of commencement of the proposed sale to the public:
The business day after the date on which this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: |_|



CALCULATION OF REGISTRATION FEE
==============================================================================
Proposed Maximum
Title of Each Class     Amount        Offering      Aggregate     Amount
of Securities to be     to be         Price         Offering      of Regis-
Registered              Registered    Per Unit      Price         tration Fee.

==============================================================================
Common Stock, with

par value of $0.001(1)  2,000,000     $0.10        $ 200,000       $ 100.00

Common Stock, with
par value of $0.001(2)    250,000     $0.10        $  25,000       $ 100.00
Common Stock, with
par value of $0.001(3)  1,250,000     $0.10        $ 125,000       $ 100.00

Totals                  3,500,000     $0.10        $ 350,000       $ 300.00
==============================================================================
(1)    Represents treasury stock to be offered for sale to the public.
(2) Represents the resale of stock issued to Cyber-Care Inc. on conversion of Series "A" Convertible Preferred Shares (See-Selling Shareholders) and exercise of warrants.
(3) Represents the resale of shares issued to Selling Shareholders, exclusive of Cyber-Care Inc.

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant will file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933. or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

        This registration statement is comprised of 199 consecutively numbered pages, including exhibits. The exhibit index called for by Item 601 of Regulation SB is located at page 55.

Pursuant to Item 601 of Regulation S-B showing location in the Prospectus of information required by Items 101 through 510 of Regulation SB-2.

Registration Statement
Item Number and Caption                     Prospectus Caption

101.    Description of Business             THE COMPANY

102.    Description of Property             THE COMPANY - PROPERTY

103.    Legal Proceedings                   LITIGATION

201.    Market for Common Stock and         CERTAIN MARKET INFORMATION
	Related Stockholder Matters

202.	Description of Securities to be
        Registered                          DESCRIPTION OF SECURITIES

303.    Management's Discussion and         MANAGEMENTS DISCUSSION AND ANALYSIS
        Analysis or Plan of Operation       OF OPERATIONS
                                            & CHANGES IN FINANCIAL CONDITION

304.	Changes in and Disagreements With
        Accountants on Accounting and
        Financial  Disclosure.              NOT APPLICABLE

310.    Financial Statements                FINANCIAL STATEMENTS

401.    Directors, Executive                MANAGEMENT;
        Control Persons                     TRANSACTIONS;CONFLICTS OF INTEREST


402.    Executive Compensation              MANAGEMENT

403.    Security Ownership of Certain       PRINCIPAL STOCKHOLDERS; CERTAIN
        Beneficial Owners                   TRANSACTIONS
	and Management

404.    Certain Relationships and           CERTAIN TRANSACTIONS; CONFLICTS
        Related Transactions                OF INTEREST


405.	Compliance with Section
        16(a) of the Exchange Act           MANAGEMENT

501.    Forepart of the Registration        COVER PAGE
	Statement and Outside Front Cover
	Page of Prospectus

502.    Inside Front Cover and Outside      COVER PAGE; INSIDE FRONT COVER AND
        Back Cover Pages of                 OUTSIDE BACK COVER PAGES
	Prospectus

503.    Summary Information                 SUMMARY OF THE PROSPECTUS;
        & Risk Factors                      RISK FACTORS

504.    Use of Proceeds                     USE OF PROCEEDS

505.    Determination of Offering Price     COVER PAGE; DILUTION;
                                            CERTAIN MARKET INFORMATION

506.    Dilution                            DILUTION

507.    Selling Securities Holders          PLAN OF DISTRIBUTION

508.    Plan of Distribution                COVER PAGE; INSIDE FRONT COVER;
                                            PLAN OF DISTRIBUTION

509.    Interests of Named Experts          CERTAIN TRANSACTIONS
	and Counsel

510.    Disclosure of Commission            INDEMNIFICATION ARRANGEMENTS

                               Prospectus

                            eKOMART.COM, INC.
                        (a Florida Corporation)
        3,500,000 Shares of Common Stock, with a Par Value of $0.001

	This offering involves the sale to the public of 250,000 Shares issued to Cyber-care, Inc., the registration of 1,250,000 shares issued to investors in eKOMART.COM, INC. (the "Company") since February 1997, (collectively referred to as "the Selling Shareholders") and; the registration of 2,000,000 shares of treasury stock to be sold to the general public. Presently, there is no market for these shares. The Registrant is involved, worldwide, in developing e-commerce applications for goods and services offered by its Asian and natural organic grocery center and shopping mall operations in the Aurora section of Denver, Colorado. The Registrant also plans to consolidate, nationally, its market sector by acquiring or leasing space, and opening additional Asian grocery centers, restaurants and shopping malls in primary markets.

	It is anticipated that the shares being offered herein will be traded on the NASDAQ OTC Bulletin Board within one month of the effective date of the Registration Statement of which this prospectus forms a part.

	THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
TO THE CONTRARY IS A CRIMINAL OFFENSE.
==============================================================================
Number of  Price Per       Aggregate Price   Expenses &      Proceeds to
Shares     Share           to Public         Commissions     Company
==============================================================================
1,500,000  Unknown (1)     Unknown (1)       Unknown (2)     None (3)
2,000,000  $6.00   (4)     $12,000,000 (4)   $1,250,000 (2)  $10,750,000
==============================================================================
(1) The price per Share to the public of the Selling Shareholders' Shares will be based on the bid price for the Company's common stock on the dates of specific sales, unless shares are sold in private transactions. Consequently, no determination can be made as to actual pricing matters.

(2)	It is anticipated that normal brokerage commissions will be charged by firms that sell any of the Selling Stockholders' Shares for the account of the Selling Stockholders or and that such commissions will be tied to a percentage of the sales price; however, nospecific information pertaining thereto can be provided. The Company has no brokerage agreements or other agreements for the sale of its shares, and will be selling treasury stock via private placement. The costs of selling the stock, by the most conser-vative estimate, should not exceed ten percent of the gross value of the stock. The Company estimates that it will pay approximately $50,000 in fixed expenses pertaining to the offering, including accounting fees, fees to Securities and Exchange Commission, National Association of Securities Dealers, Inc., printing expenses, transfer agent fees and expenses and miscellaneous costs.

(3)	From the 1,500,000 shares held by the Selling Stockholders, there will be no direct proceeds to the Company.

(4)	The price quoted has been arbitrarily set by management, and is based solely on the opinion of management of the market value of the shares. The actual price for the shares will be determined by the bid price for the shares. Management reserves the right to sell all, part of, or none of the shares offered herein, dependent upon the bid price. Management has indicated that it plans to sell no shares for less than the arbitrarily set price of $5.00.

                            eKOMART.COM , Inc.
                         (a Florida Corporation)

                            eKOMART.COM, Inc.
                      71 Stony Hill Road, 2nd Floor
                            Bethel CT 06801
                             (203) 798-1889


             The date of this Prospectus is December 2, 1999.

                           ADDITIONAL INFORMATION

	The Company has filed a Registration Statement on Form SB-2 (adopted under authority of the Securities Act of 1933, as amended) with respect to the securities offered hereby, with the United States Securities and Exchange Commission (S. E. C.). This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules attached thereto. For further information, reference is hereby made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract filed as an exhibit to the Registration Statement, each such statement may be inspected without charge at the Public Reference Section of the Commission in its Washington, D.C. office and copies of all or any part thereof may be obtained from the Commission at prescribed rates, and may be perused at the S. E. C.'s Web Site, whose address is http://www.sec.gov. Copies of the Registration Statement and the Exhibits appended thereto will be provided without charge upon written or oral request addressed to Mr. Stan J. H. Lee; eKOMART.com, Inc., 71 Stony Hill Road, 2nd Floor, Bethel CT 06801, or by calling (203) 798-1889.

	The Company currently does not furnish its stockholders with annual reports containing financial statements certified by its independent public accountants and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year. Prior to the sale of the Registered Securities, the Company was not subject to the informational requirements of the Securities Exchange Act of 1934 since its securities were not registered with the Commission pursuant to the requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

	No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus. Any information or representation not contained herein, if given or made, must not be relied upon as having been authorized by the Company or by the Selling Stockholders. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer or a solicitation of any offer to buy any securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

	Until December 30, 2000, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Introductory  Page 1

                             GLOSSARY OF TERMS

       AS USED HEREIN, THE FOLLOWING HAVE THE MEANINGS SET FORTH BELOW:


Capital Stock.          The generic term for the Company's Common Stock.

Common Stock.           The shares of the Company's common stock, with a par
value of $0.001, of which 20,000,000 shares are authorized and 8,500,000 are issued and outstanding (see "DESCRIPTION OF SECURITIES").

Commission.             Securities and Exchange Commission of the United States

eKOMART or
eKomart.                eKomart.com, Inc.

NASD.			National Association of Securities Dealers, Inc. The
self-regulatory body registered under the Securities Exchange Act of 1934, as amended, responsible for regulation of securities brokers and dealers, and the operator of the NASDAQ inter-dealer automated quotation system's bulletin board over which Company securities are traded.

Registered Securities.	The generic and collective term for the 3,500,000
shares, being both the 1,500,000 shares held by the Selling Shareholders and the 2,000,000 shares of treasury stock of eKOMART.Com, Inc. being offered for sale herein.

Selling Shareholders. 	Collectively, the shareholders whose stock is being
offered for sale herein.

The Company or          eKomart.com, Inc., a Florida Corporation and the
The Corporation.        issuer of the securities offered hereby.

Prospectus Page 1

                             PROSPECTUS SUMMARY

	The following is a summary of certain information contained in this Prospectus and is qualified in its entirety by the more detailed information and financial statements (including notes thereto) appearing elsewhere herein.

THE COMPANY

        eKOMART.com, Inc. ("the Company" or "eKomart") is an emerging operating company that plans to develop on-line shopping facilities that cater to the American-Asian Community and members of the general public wishing to purchase goods and services with a distinct Asian flavor, or foodstuffs with a natural organic nature. To broaden its exposure, and create name and brand awareness, the Company also plans to open a series of Korean-Japanese restaurants, shopping malls, and supermarkets. The future plans of the Company include the development of Euro-malls, shopping centers, restaurants, and on-line shopping facilities, which will feature European goods and services.

The Company has a 15% ownership interest in 2050 S. Havana St. (DTSE) LLC. ( "KOMART MALL"), a 30% interest in Komart Korean & Japanese Supermarket, LLC.("KOMART SUPERMARKET"), and wholly owns Korean Restaurant, SAAN, LLC. ("SAAN"), all organized pursuant to the laws of Colorado in 1999. eKomart, utilizing the trade names "KOMART", "eKOMART", and "SAAN", is involved, worldwide, in developing e-commerce applications for goods and services offered by its Asian and natural organically grown grocery center and its shopping mall operations in the Aurora section of Denver, Colorado, as well as establishing like facilities throughout the United States.

The Company's future income will be from product sales, from both its traditional and online operations, management of operations in which eKomart has an equity stake, as well as advertising revenues. Presently, eKomart receives revenues from its Denver mall and supermarket operations. Online operations are to commence January 2000.

To better reflect its current business, the Company changed its name from iNetboard, Inc. to eKomart.com, Inc. on December 2, 1999. The Company had previously changed its name on April 16, 1999 to iNetboard from its original name, Diversified Medical Holdings, Inc.

Current Operations

2050 S. Havana St. (DTSE) LLC., a Colorado corporation ( "KOMART MALL" ), owns and operates a 50,685 square foot (SF) fully leased shopping mall in the Aurora section of Denver Colorado. eKomart owns 15% of the operation and is managing partner of the LLC.

Komart Korean & Japanese Supermarket, LLC., a Colorado Corporation ("KOMART SUPERMARKET") owns and operates the mall's anchor tenant, a Korean-Japanese supermarket also specializing in natural organically grown food. eKomart owns 30% of the supermarket operation, and is the managing partner of the LLC.

 Korean Restaurant, SAAN, LLC. ("SAAN"), a Colorado Corporation, and the Registrant's third subsidiary, will operate as an 11,000 SF Korean restaurant and catering business at 1880 S. Havana St., Aurora, CO, said business set to open in March, 2000. eKomart owns 100% of the operation.

Prospectus Page 2

The shopping mall, located at 2000-2080 S. Havana St., Aurora, Colorado, is a 50,685 square foot strip shopping center with KOMART Supermarket as its anchor tenant. The center was built in 1973 and is an all brick building with good retail visibility from Havana St. The mall is zoned B-1 and has an entire city block of frontage along Havana St., a heavily traveled and congested road providing access to I-70 to the north and I-225.

The Korean-Japanese and Natural Organically Grown Food supermarket, KOMART, occupies 16,582 square feet of space within the KOMART shopping mall; of which 5,582 square feet are occupied by five subtenants and four food court restaurants.

Korean Restaurant, SAAN, is looking to penetrate the Korean & American and general America food service market by offering 11,000 square feet (SF) of authentically decorated eating space, with a full service catering operation on the premises. The cuisine will be produced under the supervision of an executive chef with 35-years experience in Hotel Shilla in Korea, as well as in a number of Korean restaurants in New York City. The entire operation is managed under the stewardship of Mr. Han S. Shin, who has more than 25 years of restaurant management experience.

Summary

The business of eKomart is the development and operation of its eKOMART.COM online stores and the development of KOMART MALLS nationwide, with a KOMART SUPERMARKET and KOREAN RESTAURANT, called SAAN (meaning "mountain" in Korean), in or near each mall. The current offering is to raise funds necessary for both continued acquisitions of Asian and natural organic product grocery centers and shopping malls, and the related development of online stores.

        The Company's current mailing address is, 71 Stony Hill Road, 2nd Floor, Bethel CT 06801; and its phone number is (203) 798-1889.

SELECTED FINANCIAL INFORMATION

	Set forth below is selected consolidated financial information of the Company. The provided information is derived from the more detailed audited consolidated financial statements as of September 30, 1999, and should be read in conjunction with the audited consolidated financial statements included elsewhere in this Prospectus and are qualified in their entirety by reference thereto (see "FINANCIAL STATEMENTS").

                      Cumulative      9 Months        Annual          Annual
                      Since           Ended           Ended           Ended
                      Inception       September       December        December
                                      30, 1999        31, 1998        31, 1997
                      ($)             ($)             ($)             ($)
Operating Results:

Revenues                4,460           4,460          0               0

Costs and Expenses     81,065           0              45,520          35,545

General and
Administration         18,363           5,580           4,677           8,106

Prospectus Page 3

                      Cumulative      9 Months       Annual          Annual
                      Since           Ended          Ended           Ended
                      Inception       September      December        December
                                      30, 1999       31, 1998        31, 1997
                      ($)             ($)             ($)             ($)

INCOME FROM
OPERATIONS
BEFORE INCOME
TAXES                 (94,968)         (1,120)        (50,197)        (43,651)

Earnings (Loss) per
share-Preferred Stock       -           (0.32)          (0.31)          (0.15)

Earnings (Loss) per
share-Common Stock                    (0.0117)        (0.0626)        (0.0437)

ASSETS:
Current Assets:

Cash                                      105             105           1,355
Notes Receivable from
Former subsidiary                                                       7,800
Stock subscription
receivable (Subsequently
paid)                                                                     600

Total current assets                      105             105           9,755

Investment in Subsidiaries          1,104,660
Trademarks,logos,develop-
mental rights and licenses          1,900,000
Note receivable Net of
Deferred Gain of 1,230,000            150,000         150,000         150,000

TOTAL ASSETS                        3,154,565         150,105         159,755

LIABILITIES AND STOCKHOLDER'S
EQUITY

Current Liabilities                         0               0               0
Long-term Liabilities                 198,533          42,953           2,406

TOTAL LIABILITIES                     198,533          42,953           2,406

STOCKHOLDERS' EQUITY
Series A voting convertible
preferred stock, $0.001
par value- authorized 2,000,000
shares: issued and outstanding-                           300             300

Prospectus Page 4

                                      9 Months      Annual          Annual
                                      Ended         Ended           Ended
                                      September     December        December
                                      30, 1999      31, 1998        31, 1997
                                      ($)             ($)             ($)

Common Stock, $0.001 par value-
authorized 20,000,000 shares;
issued and outstanding 8,500,000       8,500           1,500           1,000

Additional Paid-In-Capital         3,042,500         199,200         199,700

Deficit Accumulated during
the development stage                (94,968)        (93,848)        (43,651)

TOTAL STOCKHOLDER'S
EQUITY                             2,956,032         107,152         157,349

TOTAL LIABILITIES AND
STOCKHOLDER'S EQUITY               3,154,565         150,105         159,755

SECURITIES OUTSTANDING

	As of the date of this Prospectus, 8,500,000 shares of Common stock were issued and outstanding. (see "CAPITALIZATION", "PLAN OF DISTRIBUTION" and "PRINCIPAL STOCKHOLDERS")

CURRENT STOCKHOLDERS

        Approximately 9 individuals own shares of the Company's Common Stock (see "CERTAIN TRANSACTIONS" and "PRINCIPAL STOCKHOLDERS").

DEFINITION OF TERMS

	Certain terms used in this Prospectus, usually identified by initial capital letters, are defined in the section of this Prospectus captioned "GLOSSARY OF TERMS."

                             RISK FACTORS

	THE SECURITIES OFFERED HEREBY ARE SPECULATIVE IN NATURE AND INVOLVEA DEGREE OF RISK. THEY SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR INVESTMENT IN THE COMPANY WITHOUT A MATERIALLY ADVERSE IMPACT ON THEIR STANDARD OF LIVING OR FINANCIAL SECURITY. THEREFORE, PRIOR TO PURCHASE EACH PROSPECTIVE INVESTOR SHOULD CONSIDER THE FOLLOWING RISK FACTORS, AS
WELL AS ALL OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS.

Prospectus Page 5

RISKS OF THE OFFERING

Possible Loss of Entire Investment

	Prospective investors should be aware that if the Company is not successful in its endeavors, their entire investment in the Company could become worthless. Even if the Company is successful in its programs there can be no assurances that investors will derive a profit from their investment.

Potential Future Sales Pursuant To Rule 144

	Generally, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one year holding period may, under certain circumstances, sell within any three month period a number of shares which does not exceed the greater of one percent (1%) of the then outstanding
Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has not been an affiliate of the Company for at least 90 days and who has satisfied a one year holding period.

	The one year holding period for all the Company's currently outstanding restricted shares required by Rule 144 will expire during October of 2000, and thereafter, the holders may periodically sell their Company securities, subject to applicable volume limitations, restrictions on the manner of sale and applicable reporting requirements (see "CERTAIN TRANSACTIONS").

Absence of a Trading Market

	At present, there is no market for the securities of the Company, and there can be no assurance that an established trading market or any public market will develop in the future, or that if developed, it could be sustained, or the securities of the Company resold at any price.
Any market the Company may develop will, in all likelihood, be a substantially limited one.

Adverse effects of Penny Stock Regulations

	Securities, generally, with a price $5.00 per share or less are referred to as penny stock. These securities are unsuitable for investors with low fixed incomes and limited net worth, or for accounts held in a fiduciary or custodial capacity. As well, they are not suitable for investors who are risk aversive or have income as their sole investment objective. Investment broker/dealers must satisfy special sales practice requirements, including making written suitability determinations regarding any persons wishing to invest in penny stock; written consent of the purchaser prior to purchasing penny stock; delivery of a disclosure statement outlining the risks associated with penny stock prior to any transaction; a written current bid and ask quotation and commissions to be earned by the broker/ dealer in the transaction; and monthly statements stating the market value of any penny stock held in a portfolio. These requirements, if applicable to the Company, may adversely effect any market for the Company's shares.

Absence of Underwriter

	The Selling Stockholders' Shares will be sold directly by the Selling Stockholders; consequently, no underwriter is expected to be involved therewith. The absence of an underwriter means that there will be less due diligence in conjunction with this offering than would be performed in an underwritten offering, and furthermore, that there are no brokers committed to stabilizing the market for the Company's securities.

Prospectus Page 6

Concentration of Share Ownership

	Where approximately 82% (7,000,000 of 8,500,000 voting shares) of the shares in the Company are currently held by Miyung Lee and Daniel Lee, wife and son of Stan J. H. Lee, the effective control of the Company rests with these parties. Stan J. H. Lee is the President, CEO, and sole director of the Company. Thus Mr. Lee will be in a position to substantially control the election of the Board of Directors of the Company and the management and policies of the Company. (See "Principal Stockholders")

Financial Risks

        No assurance can be given that the Company's future sales will meet the Company's expectations or that the Company will be able to operate profitably. The Company has a history of operating losses, and lacking future profitable operations, will need additional capital, which the Company has no assurance whatsoever of being able to obtain. The inability to obtain such financing would have a material adverse effect on the Company's results of operations. (See "Financial Statements", "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION, CHANGES IN FINANCIAL CONDITION AND RESULTS OF OPERATIONS.")

BUSINESS RISKS

No Dividends

	The Company has never paid dividends on its Common Stock. The Company does not anticipate paying dividends in the foreseeable future and intends to devote earnings, if any, to the development of the Company's business. The payment of dividends in the future rests within the discretion of the Company's Board of Directors and will depend on the existence of substantial earnings, the Company's financial requirements and other factors. The Company has paid no substantial dividends in the past; and earnings for the foreseeable future are expected to be retained to finance corporate business expansion.

Material Reliance Upon Officers

	The Company is wholly dependent upon the personal efforts and abilities of its officers and directors, especially Mr. Stan J. H. Lee. The loss of or unavailability to the Company of the services of any of its officers or directors would have a materially adverse effect on the Company's business prospects and potential earning capacity. The Company does not carry any insurance to compensate for any such loss, nor does it intend to obtain "key man" life insurance covering its officers or directors.

Limited Operating History; Anticipated Losses; Uncertainty of Future Results

The Company plans to commence its online store during January 2000 while still in the early stages of operational activity. Accordingly, the Company shall continue to have a limited operating history on which to base an evaluation of its business and prospects. The Company's prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets such as online commerce. To address these risks, the Company must, among other things, continue to expand its manufacturer channels and buyer resources, manage pricing risks, maintain its customer base and attract significant numbers of new customers, respond to competitive developments, implement and successfully execute its business and marketing strategy, continue to develop and upgrade its

Prospectus Page 7

technologies and retailing services and commercialize products and services incorporating such technologies, continue to develop and upgrade its transaction-processing systems, improve its website, provide superior customer service and order fulfillment, and attract, retain and motivate qualified personnel. There can be no assurance that the Company will be successful in addressing such risks, and the failure to do so could have a material adverse effect on the Company.

Internet Related Risks

The Company's future revenues and future profits are substantially dependent upon the widespread acceptance and use of the Internet and online services as an effective medium of commerce by consumers. Rapid growth in the use of and interest in the Internet and online services is a recent phenomenon. There can be no assurance that acceptance and use will continue to develop or that a sufficiently broad base of consumers will adopt, and continue to use, the Internet and online services as a medium of commerce.

Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty. The Company relies on consumers who have historically used traditional means of commerce to purchase merchandise. For the Company to be successful, these consumers must accept and utilize novel ways of conducting business and exchanging information. Moreover, critical issues concerning the commercial use of the Internet, such as ease of access, security, reliability, cost and quality of service, remain unresolved and may affect the growth of Internet use or the attractiveness of conducting commerce online.

Online Commerce Security Risks

The Company relies on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information, such as customer credit card numbers. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments will not result in a compromise or breach of the algorithms used by the Company to protect customer transaction data. Any compromise of the Company's security could have a material adverse effect on the Company and its reputation.

Governmental Regulation and Legal Uncertainties

The Company is not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally, and laws or regulations directly applicable to access to online commerce. However, due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution, and characteristics and quality of products and services. Furthermore, the growth and development of the market for online commerce may prompt more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. The adoption of any additional laws or regulations may decrease the growth of the Internet or other online services, which could, in turn, decrease the demand for the Company's products and services and increase the Company's cost of doing business, or otherwise have an adverse effect on the Company.

Prospectus Page 8

Moreover, the applicability to the Internet and other online services of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes and personal privacy is uncertain and may take years to resolve. In addition, as the Company's service is available over the Internet in multiple states and foreign countries; as the Company sells to numerous consumers residing in such states and foreign countries, such jurisdictions may claim that the Company is required to qualify to do business as a foreign corporation in each such state and foreign country. Any new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to the Company's business, or the application of existing laws and regulations to the Internet and other online services could have a material adverse effect on the Company.

Liability for Information Retrieved from the Internet

Due to the fact that material may be downloaded from websites and subsequently distributed to others, there is a potential that claims will be made against the Company for negligence, copyright or trademark infringement or other theories based on the nature and content of such material. Although the Company carries general liability insurance, the Company's insurance may not cover potential claims of this type or may not be adequate to cover all costs incurred in defense of potential claims or to indemnify the Company for all liability that may be imposed. Any costs or imposition of liability that is not covered by insurance or in excess of insurance coverage could have a material adverse effect on the Company.


May Need Additional Capital And It May Not Be Available On Acceptable Terms

The development of our business may require additional capital in the future to fund the Company's operations, to finance the substantial investments in equipment and corporate infrastructure needed for our planned expansion, to enhance and expand the range of services we offer and to respond to competitive pressures and perceived opportunities, such as investment, acquisition and international expansion activities. Cash flow from operations may be insufficient to cover expenses and capital needs. There can be no assurance that additional financing will be available on terms favorable or acceptable to the Company, or at all. If adequate funds are not available on acceptable terms, the Company may be forced to curtail or cease some or all of its operations.

May Not Be Able To Compete Successfully In The Very Competitive Market

The Company may face competition from competitors with significantly greater financial, sales and marketing resources, larger customer bases, longer operating histories, greater name recognition and more established relationships with advertisers, content and application providers and/or other strategic partners than the Company has. There can be no assurance that the Company will be successful in achieving widespread acceptance of its services before competitors offer services similar to the Company's planned current offerings, which might preclude or delay purchasing decisions by potential customers. Widespread commercial acceptance of any of competitors' products could significantly reduce the potential customer base for our services, which could have a material adverse effect on our business and financial results.

Prospectus Page 9

Risk of Capacity Constraints; Reliance on Internally Developed Transaction-Processing Systems;System Development Risks, Risks Associated with Reliance on Third Party Internet Services

The satisfactory performance, reliability and availability of the Company's store on the Internet, transaction-processing systems and network infrastructure are critical to the Company's reputation and its ability to attract and retain customers and maintain adequate customer service levels. The Company's revenues depend on the number of visitors who shop at its store on the Internet and the volume of orders it fulfills. Any system interruptions that result in the unavailability of the Company's store on the Internet or reduced order fulfillment performance would reduce the volume of goods sold and the attractiveness of the Company's product offerings. There may be a significant need to upgrade the capacity of the Company's store on the Internet in order to handle thousands of simultaneous shoppers. The Company's inability to add additional software and hardware or to develop and upgrade further its existing technology or its ability to interlink with existing Internet Services, transaction-processing systems or network infrastructure to accommodate increased traffic on its store on the Internet or increased sales volume through its transaction-processing systems may cause unanticipated system disruptions, slower response times, degradation in levels of customer service and impaired quality and speed of order fulfillment, any of which could have a material adverse effect on the Company.


Rapid Technological Change

To remain competitive, the Company must continue to enhance and improve the responsiveness, functionality and features of its online stores. The Internet and the online commerce industry are characterized by rapid technological change. Changes in user and customer requirements and preferences, frequent new product and service introductions embodying new technologies, and the emergence of new industry standards and practices could render the Company's existing store on the Internet and systems obsolete. The Company's success will depend, in part, on its ability to license leading technologies useful in its business, enhance its existing services, develop new services and technology that address prospective customers and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. The development of a store on the Internet and other proprietary technology entails significant technical risks. There can be no assurance that the Company will successfully use new technologies effectively or adapt its store on the Internet. The Company's failure to adapt in a timely manner for technical, legal, financial or other reasons, to changing market conditions or customer requirements, could have a material adverse effect on the Company.

Possible "Year 2000" Problems

Although the Company believes that its computer systems and software products are fully year 2000 compatible, it is possible that certain computer systems or software products of the Company's suppliers or customers may not accept input of, store, manipulate and output dates prior to the year 2000 or thereafter without error or interruption. The expenses of the Company's efforts to identify and address such problems, or the expenses or liabilities to which the Company may become subject as a result of such problems, could have a material adverse effect on the Company.

	FOR ALL OF THE AFORESAID REASONS, AND OTHERS SET FORTH HEREIN, THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS PROSPECTUS. THESE SECURITIES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD A TOTAL LOSS OF THEIR INVESTMENT IN THE COMPANY AND HAVE NO IMMEDIATE NEED FOR A RETURN ON THEIR INVESTMENT.

Prospectus Page 10

USE OF PROCEEDS

The net proceeds to the Company from the sale of the 2,000,000 shares of Common Stock at a price of $6.00 per share and after deducting estimated underwriting discounts and commissions and Offering expenses, are estimated to be approximately $10,750,000 ($12,000,000 less approximately $1,250,000 in costs and fees). The net proceeds from this Offering will be used by the Company as follows: (i) approximately $ 1,300,000 to expand marketing and advertising efforts and potential strategic alliances with Internet search engines guides and online communities; (ii) approximately $6,250,000 to finance grocery center and shopping mall acquisitions; (iii) approximately $250,000 to develop and market an online gift registry; (iv) approximately $450,000 to develop online software and hardware systems, and; (v) the balance (approximately $2,500,000) for working capital and other general corporate purposes, including expansion of the Company's technical infrastructure and possible future strategic alliances.

From time to time, in the ordinary course of business, the Company evaluates possible acquisitions of, or investments in, businesses, products and technologies that are complementary to those of the Company. A portion of the net proceeds are therefore to fund acquisitions or investments.


SELLING SHAREHOLDERS

	Cyber-care , Inc., previously known as Medical Industries of America, Inc., a Florida public corporation presently traded on the NASDAQ SmallCap market, sold, in a stock-for-stock exchange to the Company, the medical clinics subsidiary, Outsource Medical Incorporated, which owned two managed care clinics operating in South Florida. The Company is registering 250,000 shares resulting from that transaction, and owned since 1997 as an investment holding by Cyber-care.

	The Company is also registering 1,250,000 shares held by six shareholders of the Company (See "SELLING STOCKHOLDERS" at page 34 of this Prospectus).

	The Company is also registering 2,000,000 shares of Treasury Stock for sale to the general public.


CERTAIN MARKET INFORMATION

MARKET FOR COMMON EQUITY

	At present, there is no market, public or private, for the trading of the Company's common stock. The Company anticipates registering its shares on the NASDAQ Bulletin Board System within 30 days of the effective date of the Registration Statement on Form SB-2, of which this Prospectus forms a part.

SECURITY HOLDERS

	As of November 30, 1999, the latest practicable date for which information is available, the Company had approximately 9 common stock holders.

	There are two shareholder holding 3,500,000 restricted common shares each, and seven shareholders holding 1,500,000 shares of stock, which shares are part of the securities to which this Prospectus refers (See "Certain Transactions", Principal Stockholders", Selling Shareholders").

Prospectus Page 11

DIVIDENDS

        There have been no cash dividends declared or paid since the inception the Company and no dividends are contemplated to be paid in the foreseeable future. No dividends were paid by the Company's subsidiaries, prior to their acquisition by the Company; however, it is anticipated that for the foreseeable future, the Company's profits (if any) will be reinvested in the Company rather than distributed as dividends.

OFFERING PRICE

 	No offering price has been pre-established for the shares registered by the Selling Shareholders. Rather, it is anticipated that the Selling Stockholders will sell them into the public market at such times the price is deemed favorable, when considered in light of the recipients' capital requirements. Therecipients will be the sole determiners of appropriate pricing, on a case by case basis.


CAPITALIZATION

 	The following table sets forth the capitalization of the Company as of September 30, 1999.

                                                September
Title of Class                                  30, 1999

Stockholders' Equity                          $2,956,032

Debt
Total Liabilities                               $198,533


                             THE COMPANY

BUSINESS (GENERAL)

The Company manages and has an ownership interest in 2050 S. Havana St.
(DTSE) LLC. ("KOMART MALL"), Komart Korean & Japanese Supermarket, LLC., ("KOMART SUPERMARKET"), and Korean Restaurant, SAAN, LLC. ("SAAN"), all organized pursuant to the laws of Colorado in 1999. The Company, utilizing the trade names "KOMART" and "KOMART", is involved, worldwide, in developing e-commerce applications for goods and services offered by its Asian and natural organically grown grocery center and its shopping mall operations in the Aurora section of Denver, Colorado, as well as establishing like facilities throughout the United States.

		eKomart is an emerging operating company that plans to develop on-line shopping facilities that cater to the American-Asian
Community and members of the general public wishing to purchase goods and services with a distinct Asian flavor, or foodstuffs with a natural organic nature. To broaden its exposure, and create name and brand awareness, eKomart also plans to open a series of Korean restaurants, shopping malls, and supermarkets. The future plans of the Company include the development of Euro-malls, shopping centers, restaurants, and on-line shopping facilities, which will feature European goods and services.

Prospectus Page 12

BUSINESS DEVELOPMENT

	The Company plans to consolidate, nationally, its market sector by acquiring or opening additional Asian grocery centers and shopping malls in primary markets in conjunction with its reverse markets strategy of developing online stores to both penetrate target markets and expand existing market share.

Background Information

	The Company was incorporated in the State of Florida in February, 1997 as Diversified Medical Industries, Inc. The Company initially purchased two medical clinics for resale from Cyber-care, Inc., a Florida public Corporation, which it subsequently sold. Upon the sale, the Company became a development stage company, whose only asset was the Note receivable due pursuant to the aforementioned sale. The clinics subsequently failed, and it is unlikely that the note receivable will ever be paid. (See- Financial Statements and accompanying Notes).

	On November 3, 1999, the Company purchased and liquidated RTG-TPD Holding Co., LLC. (RTG), a Colorado Limited Liability Corporation, in exchange for 7,000,000 shares in the common stock of the Company, said shares paid to the former owners of RTG, Miyung Lee and Daniel Lee, giving the Lees an 82% interest in the Company. The Company changed its name on December 2, 1999 to eKomart.com, Inc. to better reflect its business.

	The Company has never been a party to any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business, except as disclosed herein.


BUSINESS

eKomart's aim is to provide a convenient shopping experience that incorporates traditional department, grocery store, and mail-order features into an enticing, interactive, and easy-to-use online environment. By owning and operating Asian and natural food grocery centers and shopping malls in both primary and secondary markets, eKOMART, management feels, will control its own distribution centers for its expanding online operations.

As part of its marketing strategy, the eKomart plans to form strategic alliances with selected Internet service providers (ISPs), portals, and search engines, via marketing agreements. These agreements will, management believes, provide for eKOMART.com to be prominently featured at given sites.

In addition, eKomart plans to establish strategic alliances with other online companies and begin a targeted advertising campaign to attract additional customers to its online stores. Management believes both online and traditional media exposure are critical to maximizing brand recognition and enticing traffic to its online stores.

Principal Products or Services and Their Market

	The focus of eKomart is to develop e-commerce applications for goods and services offered by its Asian and natural food grocery center and shopping mall operations in the Aurora section of Denver, Colorado. In conjunction with its online operations, eKomart plans to consolidate, nationally, its market

Prospectus Page 13

sector by acquiring or opening additional Asian grocery and natural food centers and shopping malls in primary and secondary markets.

Online Stores

Management believes that the Internet is an advantageous medium for the selling of as compared to traditional retail stores and mail-order catalogs. Leveraging online technology and the global reach of the Internet, the online retailing model provides eKOMART with significant online shelf space and the ability to reach a geographically unlimited consumer base 24 hours a day.

eKomart's strategy is to offer quality Asian and natural organically grown foods and Asian based goods, provide effective customer service, and capitalize on the inherent economies of the online retailing model. eKomart plans to launch its Internet store in January 2000.

The Company's online stores are accessed at eKOMART.COM on the Internet, and, in the future, at other portals and shopping web sites and pages. eKOMART. com's online stores provide high quality color pictures and detailed information, conveniently organized into departments by brand and category of Asian foods, natural organic foods, housewares, consumer electronics, gifts and gourmet food. Shoppers can search for, browse, and select products throughout the store and place selected merchandise in a virtual shopping cart that facilitates the process of collecting items, subtotaling selections, and completing the purchase. Customer orders are completed by credit cards utilizing industry standard secured encryption.

Consolidation of Asian Grocery Centers and Shopping Malls

	The Company is currently negotiating to acquire and open additional KOMART grocery centers and shopping malls similar in operations to its existing Denver, Colorado operation within certain primary markets, namely Dallas and Detroit. Replication of its Denver location ensures both economies of scale and quality control standards to maximize profitability while facilitating online sales and fulfillment.

SHOPPING MALL OPERATION IN DENVER COLORADO

Geographical and Demographic Considerations

The shopping mall, in which eKomart has a 15% interest, and of which is the operating Manager, located at 2000-2080 S. Havana St., Aurora, Colorado, is a 50,685 square foot strip shopping center with KOMART Supermarket as its anchor tenant. The center was built in 1973 and is an all brick building with good retail visibility from Havana St. The mall is zoned B-1 and has an entire city block of frontage along Havana St., a heavily traveled and congested road providing access to I-70 to the north and I-225.

The mall is located in the heart of the Korean shopping district, with a substantial number of Koreans residing in the immediate area and within easy driving distances. The area saw high growth from 1980 through to the present, with a population increase of 60% within a one-mile radius, and an increase in the number of households in the same area of nearly 75%
(Source: State Census Figures). With high income areas surrounding the mall's location, the mall is ideally located for office and retail development.

Operating Characteristics

The mall is 100% occupied with a 16,582 SF Korean-Japanese Supermarket as the anchor tenant. Recent leases have been for $14/SF. There is increasing demand for any spaces available in the

Prospectus Page 14

mall by the local Korean merchants, producing a long waiting list for space, which should help greatly in a continued maximization of rental income from the mall.

The building is conservatively appraised at $3,400,000 by the lender in February 1999. Utilizing an income approach, it is currently valued at $3,800,000 (Source- Appraisal, Key Bank).

Future Expansion Plan

eKOMART plans to develop five additional Korean Shopping malls with the same marketing and operational concept as eKOMART - Denver CO. in the following cities; Dallas TX, Houston TX, Chicago IL, Detroit MI, SAN Jose, CA in 2000.

KOREAN-JAPANESE SUPERMARKET OPERATION IN DENVER COLORADO

Demographic and Market Information

There are approximately 35,000 Koreans in the Denver metropolitan area. The Korean grocery market is served by four small Korean grocery stores; it is estimated that the combined market share of these four stores is only 30% of the potential market, leaving the majority of this market niche untapped. In addition, the Company plans to aggressively market its products to the general population of Denver through (combined) online and traditional advertising.

Operations and Management

The Korean, Japanese and natural organic food supermarket, KOMART, of which eKomart owns 30% and of which it is the operating manager, occupies 16,582 square feet of space within the KOMART shopping mall; of which 5,582 square feet are occupied by five subtenants and four food court restaurants.

eKomart believes that it has assembled an effective management team. Executive compensation is directly related to the operating profit. 100% of the payments to the management team is based on profit-sharing and incentive plans.

Future Expansion Plan

KOMART SUPERMARKET plans to open or acquire five additional Korean grocery centers and shopping malls with the same marketing and operational concept as KOMART in Denver CO. in the following cities: Dallas TX, Houston TX, Chicago IL, Detroit MI, and SAN Jose CA.

As a core business Komart will advertise and promote its products as all naturally produced organic products with no chemical additives. Management believes this differentiates the Komart product from virtually all other oriental supermarkets, and, indeed, from all major supermarkets, generally.

KOREAN RESTAURANT OPERATION ("SAAN") - DENVER COLORADO

Demographic, Management and Marketing Information

Korean cuisine, known for its bold, healthful foods, a veritable treasure for the adventurous palate, has not, to date, been properly marketed to the general public. Korean Restaurant, SAAN, is looking to penetrate this market by offering 11,000 SF of authentically decorated eating space, with a full service catering operation on the premises. The cuisine will be produced under the supervision of an executive chef with 35-years experience in Hotel Shilla in Korea, as well as in many Korean restaurants

Prospectus Page 15

in New York City. The entire operation is managed by a management group under the stewardship of Mr. Han S. Shin, who has more than 25 years of restaurant management experience.

The main client base is the more than 35,000 Koreans in the Denver metro area. As well, aggressive marketing will be utilized to penetrate the non-Korean population of Denver. It is believed that the policy of serving only natural organically produced food with no chemical additives will serve to enhance the desirability of visiting the restaurant to both the ethnic Asian and non-Asian population.

Operations

The restaurant will share the same kitchen facilities with the catering business, producing, what management believes will be, an operation maximizing both facility and staff utilization. Virtually all food and materials will be purchased from KOMART SUPERMARKET. This produces a situation where both entities will benefit from the economies of large bulk purchases.

SAAN is also looking to tap into the lunch take-out and delivery business without incurring significant incremental operating expenses, thereby utilizing the existing facilities to the maximum. Management believes that SAAN will be able to do approximately 500 bento-style lunches as a take-out and delivery business on a daily basis, even without much marketing and promotional activity.

Future Expansion Plan

Restaurants are planned to open in conjunction with the opening of all KOMART malls and supermarkets, as well as in Las Vegas NV, Phoenix AZ, Salt Lake City UT, and Orlando FL.

THE eKOMART STRATEGY-MALLS, SUPERMARKETS AND RESTAURANTS

The mall was fully occupied from inception and is profitable. The area is one of high growth and property appreciation within a stable, middle to high-income area.

The Korean population in America is growing and tends to concentrate in certain urban areas. This population is extremely faithful to its ethnic roots, and tends to frequent Korean malls and restaurants. The exotic flavor of the mall is also designed to attract the average American.

The plans for growth and expansion have a firm basis in providing predictable products and services. The malls will all be essentially identical, providing the community with what management believes is a consistently high level of service and product. As well, with respect to restaurants, management feels the SAAN restaurant concept will attract as many non-Koreans as Koreans.

The number of families in Korea who wish to invest in America, especially in chain type ventures that they can easily understand, virtually assures, management believes, that the company will show a high rate of growth in the establishment of identical malls, restaurants, and supermarkets, nationwide, using a license or joint venture vehicle to augment growth through company owned operations.

The Company plans to standardize its menus in all restaurants and to purchase all goods supplies, sauces, and any necessary services for the restaurants and supermarkets centrally, both decreasing the cost of the products to the licensee, and increasing, on an ongoing basis, the Company's revenue.

Prospectus Page 16

KOREAN RESTAURANT, SAAN, - STRATEGIC ANALYSIS

SAAN'S primary focus is to develop its corporate restaurant in Denver and to establish Licensees throughout the United States and abroad. eKomart is attempting to standardize service in a style of restaurant that is popular, but, at present has no "chain" to promulgate a consistently high quality, predictable menu and service level.

eKomart will actively market the license opportunity in America and Korea, where many investors are both available and amenable to this type of investment. The key is the standardized operation, in an industry which the investor understands and can operate with even a rudimentary understanding of English, identifies with, and, in many cases, allows the investor to obtain permanent residency through investment.

eKomart intends to centralize the purchase of all goods, foodstuffs, and material to insure a product of the highest quality- while at the same time simplifying the job of the investor-licensee. All he has to do is provide the products sent (or ordered) to the public in the proscribed manner.

Management feels that the diversity of restaurants in the food courts, the shops in the mall, the anchor restaurant and supermarket, and the slightly exotic nature of the whole operation will attract Koreans and non-Koreans alike, producing a healthy revenue producing product that benefits both the shopper and the investor/licensee.

ON-LINE BUSINESS-PRODUCT DEVELOPMENT

eKomart's business strategy is based on establishing a market share within the Asian sector of the grocery center and shopping mall industry with both online and traditional primary and secondary market facilities.

Management believes that building brand recognition of eKOMART products, services, and facilities, is critical to attracting and expanding its customer base. eKomart intends to promote, advertise and increase its brand recognition through various marketing and advertising media, including traditional magazines and newspapers, hyperlinked banner ads, listings in manufacturers' national advertising programs and hyperlinks from manufacturers' websites, as well as conducting an ongoing public relations campaign.

Initially, management plans to directly supply consumers in markets where eKOMART centers operate while relying on distributors and suppliers for direct shipment for online sales, then to spread the service both nationally and internationally. Using the same format, management hopes to develop a Euro-mall on-line service by late 2000.

	eKOMART.com and KOMART are the trademarks and service marks of the Company, Registered for use over the Internet, and to be registered with the Patents and Trade Marks Offices of the United States, Canada, Korea, and the European Common Market.


Proprietary Technology

eKomart plans to develop sophisticated information services delivery and shopper tracking systems by integrating third-party systems, when available, and by developing proprietary tools. The Company's information systems can be viewed as three integrated systems: (i) a publishing system, (ii) a selling system and (iii) and order processing system, all of which are supported by relational databases.

Prospectus Page 17

Publishing System. The publishing system contains information about all items in the Company's online stores, including retail price, cost, color and size characteristics, group information and all manufacturer related information. Once the manufacturers have offered their products to eKOMART, the datasets are published to the Company's online stores.

Selling System. eKomart's main selling system is the store on the Internet, which was designed to give customers a convenient and safe environment to effect their purchases. The Company's store on the Internet uses the Internet Factory's Commerce Builder web server to handle the transactional events, queries and to updates the SQL Server database. All transactions are secured by using Secure Sockets Layer ("SSL") encryption that protects the information as it is transmitted between the customer's browser and the eKomart store on the Internet.

Ordering System. The Company's ordering system retrieves ordering information from selling systems, validates credit cards, processes the orders, creates and issues purchase orders to manufacturers and handles all post-sale marketing efforts. The ordering system also allows orders to be taken over the telephone. The ordering system software was designed by eKomart to give customer service representatives instant access to all customer information, to automatically update all changes to a customer's order, and to inform the customer of order status by automated e-mail communications. The customer service and marketing departments can access this customer profile information to search and analyze customer demographics and buying patterns in order to suggest new programs and offers to customers. The system also communicates with the warehousing facilities in real time for updates on order shipments and stock status positions.

Commercially Available Licensed Technology

eKOMART uses commercially available software as well as its own developed proprietary software. It uses Microsoft Access as a front-end development tool that connects to a Microsoft NT and Microsoft SQL Server database. In addition, Easy-Soft is used to manage the eKomart store on the Internet.

	A group of systems administrators and network managers monitor and operate the eKomart store on the Internet, network operations and transaction-processing systems. The continued uninterrupted operation of both the Company's store on the Internet and transaction-processing systems is essential to its business; and, it is the job of the site operations staff to ensure, to the greatest extent possible, the reliability of these systems. eKomart's Internet connectivity is provided by Exodus Communications, Inc., a website provider that specializes in providing scaleable business solutions to high volume Internet sites.

Technological Enhancements

Management continually evaluates emerging technologies and new developments in web technologies with the objective of optimizing its customer interfaces, website features and operational systems. Technologies with which eKomart is currently working include Tritium's Tvue (tm), for its planned session based advertising, and Easy-Soft, for its planned website shopping; both of which would enrich the online shopping experience and allow eKomart to deliver more effective marketing messages.

Security

A critical issue for the success of online retailing is maintaining the integrity of information, particularly the security of information such as credit card numbers. Management believes, however, that security systems currently planned are at least as secure as those used for traditional transactions (i.e., in-store or mail order purchases).

Prospectus Page 18


Management believes that there are two potential areas for possible fraud by shopping electronically. The first is theft of credit card numbers traveling through phone lines and the second is theft of credit card numbers residing on the Company's system. eKomart shall address the possibility of theft over the phone lines by using SSL encryption. The credit card number is encrypted while it is traveling and is translated only once it reaches eKOMART. This form of encryption is only available to customers using the SSL encryption enabled browsers.

To deter the theft of credit card numbers residing in eKomart's system, it shall install secure "fire walls" installed in the Company hardware. All credit card numbers become encrypted in the eKomart system until either the customer or the Company requires them. Firewalls will protect the system against "hacker" break-ins. Moreover, anyone who successfully breaks into the system will find nothing but encrypted codes that would be extremely difficult to decipher.

Competition

	The retail shopping industry is very competitive. eKomart currently competes with a variety of other companies, including traditional stores, non-traditional retailers, such as television retailers and mail order catalogs, and with other online retailers. The Company expects there will be many more online competitors in the future, as barriers to entry are minimal, and new competitors can launch sites at a relatively low cost.

Management believes that the principal competitive factors in its market are brand recognition, selection, personalized services, convenience, price, accessibility, customer service, quality of search tools, quality of site content, and reliability and speed of fulfillment. Many of eKomart's current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than eKomart. In addition, online retailers may be acquired by, receive investments from, or enter into other commercial relationships with larger, well-established and well-financed companies as use of the Internet and other online services increases.
Certain of eKomart's competitors may be able to secure merchandise from manufacturers on more favorable terms, devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing or inventory availability policies and devote substantially more resources to website and systems development than eKomart. Increased competition may result in reduced operating margins, loss of market share and a diminished brand worth. New technologies and the expansion of existing technologies may increase the competitive pressures on eKomart.

Future Product Development

Overall product development is managed and directed by Stan J. H. Lee, President of the Company. In addition, on project-by-project basis, a product development team is assembled from personnel within the Company and outside consultants.

The Market

International Data Corporation ("IDC"), an independent market research organization, estimates that the total value of goods and services purchased on the Internet will increase to $220 billion by the year 2001. Management believes it has effectively positioned eKomart to capitalize on the potential growth of online commerce by selectively targeting quality branded manufacturers and strategic online partners.

Prospectus Page 19

According to industry analysts, there were 26.5 million households with Internet access in the United States in 1998. Industry analysts expect this number to grow to nearly 58.4 million households by the end of 2002. One recent industry report estimated that, by the end of 2002, 15.8 million U.S. households will have broadband Internet access. (Source-IDC).

Internet customers (or end-users) have established themselves as a large, fast-growing segment of the national population. The following statistics are indicative:

- 44 million adults (23% of population) use Internet
- 43.6 million accessed Internet past 30 days
- 36.9 million PCs regularly access Internet

In addition, the end-user audience demographically represents more of a "mass market" profile.
The following statistics are indicative:

- 54/46 male to female user ratios
- Average user age is 36
- Mean income $63,000

To target market, reach, services and products are designed for residential as well as SOHO (small office, home office) markets. The following statistics indicate that predominant Internet usage occurs from the home market:

- 70% plus of users access Internet from homes
- At home usage now exceeds the workplace by 26%

Given the foregoing, management believes that its Internet operations have a large and constantly growing customer base.

ONLINE SHOPPING INDUSTRY

IDC estimates that the number of devices accessing the Internet in the United States will grow to more than 300 million by year end 2001. The number of users in the United States associated with those devices will grow to 175 million by the end of 2001. In addition, according to IDC, the percentage of such users buying goods and services on the Internet is projected to grow to 39% in December 2001.

According to a CommerceNet/Nielsen survey, as of March 1997, shopping was one of the most popular activities on the Internet, and the number of people who shop and buy products on the Internet is growing. This survey also indicates that a large majority of Internet users (73%) spend some portion of their time online searching for information about a specific product or service.

Management believes that the Internet is particularly well suited for promoting, marketing and selling its merchandise. The Internet permits users throughout the world to have direct access to merchandisers. A retail site on the Internet can provide direct product service and information to a large number of users at the same time with a relatively small sales staff, it also has the ability to rapidly and continually update such information. Internet merchandisers, unlike traditional department stores, are not limited by the constraints or expense of store construction, rental and extensive personnel costs, or the difficulty of locating their stores in areas that will attract customers.

In contrast to catalog merchandisers, Internet retailers can react quickly to the need to change product description, pricing or product mix and are not subject to the costs of catalog publication and distribution, or maintaining large "call centers." The Internet is a highly interactive medium through which

Prospectus Page 20

shopper responses and preferences can be tracked, thereby enabling the merchandiser to customize the online stores and target specific consumer groups and individuals.

Distribution Methods of the Products or Services

eKomart's online stores will be accessed at eKOMART.COM on the Internet and at selected portals and search engines. Products will be delivered nationwide for a nominal fee (or free if the order is of over $100). Payment can be by credit card, debit card, or by check or COD.

Management plans to ship products bought at the online stores from its Denver location, or directly from the manufacturer, dependent upon the product. Supplier direct shipping enables eKomart to avoid inventory-related risks, limit overhead costs and provide prompt delivery. Utilizing on-hand stock at the Denver location allows maximum turn over of product at minimum cost.

eKomart plans to form strategic alliances with selected ISPs and search engines, allowing eKomart to be featured as a site "anchor tenant" and to be prominently featured in the Gift area. In addition, eKomart also plans to establish strategic alliances with other online companies and begin a targeted advertising campaign to attract additional customers to the its online stores. Management believes both online and traditional media exposure are critical to maximizing brand recognition and driving traffic to its online stores.

eKomart is actively seeking to establish strategic alliances with global media companies to attract additional shoppers to, and increase brand recognition of, the Company's online stores. Management is currently seeking to establish arrangements with selected Internet service providers
(ISPs) and major Internet search engines, guides and online communities. In addition, the Company has recently established a "Partners Program," whereby third-party websites may register with eKOMART.com and establish hyperlinks to eKOMART.com for online shopping.

THE eKOMART ONLINE STORES

The eKOMART Internet address, eKOMART.COM, leads to the Company's home page that contains a store directory in addition to direct links to eKOMART.com feature departments, including Gourmet Selective, E-Gifts, Asian Style, and Electronics Imports. eKOMART.com displays new products, best brands and special offers in each of the departments. By clicking the store directory or directly on featured products, shoppers are presented with detailed product information. The home page also serves as a familiar base to which shoppers can return to find key destinations within the store. Shoppers choose desired locations by clicking on a navigation bar or hyperlinked text enabling them to (i) search for products, brands or departments, (ii) access the Help and e-mail functions, (iii) browse and order products, (iv) enter other departments and (v) register as an "eKOMART.member," which opens a personal account for the customer.

In addition, as part of the registration process, the customer is requested to provide basic demographic information. Management currently utilizes this data to analyze customer shopping trends and demographics, and is evaluating ways in which it may utilize this data to customize and target marketing programs. eKomart encourages shoppers to register by offering incentives, including varying discounts and special sales in its Patron Program.

The eKomart online store offers products sold in its grocery center and shopping mall. Products are featured with a high quality color picture and detailed information relating to product specifics, service, care, or purchasing instructions.

Prospectus Page 21

The major categories of products sold at the online store are as follows:

- JAPANESE, CHINESE, KOREAN FOODS
- NATURAL ORGANIC FOODS
- GOURMET FOODS
- TABLETOP & HOUSEWARES
- CONSUMER ELECTRONICS
- JEWELRY, BEAUTY & FASHION ACCESSORIES
- HOME FURNISHINGS
- CHILDRENS DEPARTMENT
- MISCELLANEOUS
- SPECIAL PROMOTIONS
- PRE-WRAPPED GIFTS (DELIVERY WITHIN 24 HOURS)
- SPORTS & FITNESS

eKomart's store on the Internet is designed to accommodate the needs of both the browser and the directed shopper. The browser can view an array of products by simply clicking on one of the feature departments or product categories. The directed shopper is able to quickly locate a specific product by category or brand by using the store's search function or store directory. By clicking on the picture of a product, the customer is presented with detailed information relating to product specifics, service, care, or purchasing instructions.

A primary aim is to make the shopping experience as simple and convenient as possible. The online store features a virtual shopping cart function that allows the shopper to accumulate merchandise for purchase while browsing through the store. Items can be added to or subtracted from the shopping bag at any time. As a registered eKOMART member, the customer is able to retain items in the shopping bag indefinitely, even after leaving the store or logging-off.

After selecting an item to purchase, the customer is prompted to complete an order. In choosing a payment method when placing an order, customers have the option of securely submitting credit card information online, telephoning, or faxing the information to customer service representatives, or, in the alternative, payment may be made by check or money order. The Company sends e-mail notifications that confirm the order and shipment and promote special offers and events.

eKomart intends to offer additional services that management believes are particularly well suited to online retailing. Under development is an online gift registry service, including a bridal registry service that is expected to be available in the second half of 2000. The bridal registry will allow customers to create, view and modify their own personal registry. Delivery options will enable the couple to return and exchange gifts before shipping. E-mail notifications regarding gifts purchased will be provided to the couple and a comprehensive status screen will show the purchase status of all registered items detailing items purchased and items still available.
The bridal registry will provide convenient online access for gift givers, with an easy online ordering process requiring only the submission of a password selected by the couple. Ordering by phone using a 24-hour 800-number will also be available.

Online Marketing Plans & Products

eKomart's sales and marketing strategy is to effectively merchandise quality products by building brand recognition and driving traffic and attracting repeat customers to its online stores. eKomart will utilize a combination of advertising, creative product merchandising, and online co-marketing programs to accomplish these objectives.

Prospectus Page 22

eKomart utilizes numerous sales and marketing techniques to increase brand recognition and drive traffic to eKomart's online stores, including both online and traditional advertising and promotion campaigns. eKomart's online marketing tactics may include the purchase of banner advertising on search engines and Internet directories such as Yahoo!, Excite, Lycos, AltaVista, AOL, Netfind, Go2Net, and Webcrawler. The banner advertisements purchased by eKomart that hyperlink to eKomart's online stores are displayed when a search engine user searches for information relating to certain keywords such as gift, sale, holiday and shopping. eKomart also promotes the eKOMART.com brand through banner advertisements on key websites, which also hyperlink to the store.

eKomart also promotes its online stores through print advertising and intends to develop advertising through other media. eKomart has a proactive public relations program that targets customers through national media outlets such as magazines, newspapers, and radio and television broadcasts. In addition, eKomart places advertisement inserts into mail order catalogs of selected retailers, the packaging of items shipped from its E-Gifts boutique, and packaging for shipments from certain suppliers. eKomart also employs an electronic direct response program to promote certain offers or store events via e-mail, targeting specific customers based on such customers' prior visits and purchases.

eKomart has created a Partners Program designed to attract customers and drive traffic by linking the eKOMART.com store with other websites that participate in the Partners Program. The Partners Program provides incentives to participants by offering a commission on sales volume generated from a participating website, by offering a commission on every customer directed to eKOMART.com from the website, and by offering a discount on eKOMART.com merchandise for employees of the participant.

eKomart utilizes numerous merchandising tactics to enhance a customer's shopping experience. Management believes that the shopper's ability to browse and search from a broad selection of products is a compelling incentive to shop at eKOMART.com. While the eKOMART.com store offers thousands of grocery and shopping mall products, online technology offers eKomart virtually unlimited online shelf space through which to increase its product offerings. The online stores also provide color pictures and detailed information relative to product specifics, service or care for many products in the stores. Management believes access to clear pictures and helpful information at the point of purchase assists the customer in reaching an educated purchase decision and reduces the risk of product returns.

Management has targeted corporate customers as a source of high volume and repeat purchases. eKomart offers a portfolio of gifts especially targeting the corporate customer. Corporate services include discounts on special gift packaging, gift cards, personalized options and professional consultation. eKomart has also created a system to permit customers to purchase and redeem gift certificates online.

Management believes its relationships with suppliers will be a key factor to its success in the online retail industry. In general, except for the E-Gifts boutique, eKomart does not maintain an inventory of merchandise. Upon receipt of a customer order, eKomart electronically transmits a purchase order to the appropriate supplier, who, in turn, ships the products directly to the customer. The suppliers provide shipping and back-order information, which eKomart provides to customers by telephone or via e-mail.

Management believes that high levels of customer service and support are critical to the value of its services and to retaining and expanding its customer base. Customer service representatives shall be available from 9:00 a.m. to 12:00 p.m. EST on weekdays, and 10:00 a.m. to 11:00 p.m. EST on weekends for customer service via e-mail, fax and a toll free telephone number. Customer service is assisted by automated e-mail notifications that greatly assist in keeping customers up-to-date on the status of their orders. Company representatives can handle general questions about eKomart's online stores and provide product information over the phone.

Prospectus Page 23

Management believes local content will be popular in communities where local news and information may not be available online or from a single source. Accordingly, eKomart uses local content as a means of attracting and retaining additional end users and differentiating its service.

	eKomart is seeking to enter into agreements with content providers, local advertisers and local e-commerce merchants under which the Company will receive a share of revenue from purchases of goods and services by eKomart's customers.

Manufacturing/Technology Licensing Agreements

NONE

Competitive Business Conditions and Competitive Position in the Industry and Methods of Competition

eKomart faces competition primarily from online shopping networks that offer Asian foods and goods. To date, the Company knows of the following sites with offer similar goods and services: www.AsiaClub.com, www.orientalfood. com, www.maruwa.com, www.katagiri.com, www.seoulgarden.com, and www. Hanahreum.com . The Company is unaware of any of these companies offering natural organically grown or produced products. As well, none of the competing companies offers physical malls and supermarkets to augment the online operations.

In terms of competition, to management's knowledge, no other Asian food and goods online retailer is currently or planning to provide subscriber and free Internet access in its local as well as national markets. Second, no other related retailer is offering integrated advertising that is both site and session based for products and manufacturers.

	In terms of the Komart malls, restaurants, and supermarkets, there are no chain type competitors. There are numerous small restaurants and supermarkets throughout the markets Komart is investigation, but management has found no restaurants and supermarkets that specialize in natural organically produced foods, and none on the scale of Komart.

Sources and Availability of Raw Materials and the Names of Principal
Suppliers

No supplier of the Company accounts for more than 5% of its business.

Dependence on One or a Few Major Customers

	No customer of the Company accounts for more than 5% of its business.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts, Including Duration

The Company's ability to compete successfully depends, in part, on its ability to develop name recognition both online and local markets. To this end eKOMART.com has been registered as the Company's web site, and eKomart and KOMART will be registered in the United States as trade and service marks used by the Company, said registration to be filed within 3 weeks of the date of this prospectus.

Prospectus Page 24

Other Intellectual Rights

	No other patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts are used by the Company.

Need for Any Government Approval of Principal Products or Services

	To the best of the Company's knowledge, there are no special requirements for government approval of its principal products or services not generally applicable to normal business operations.

Effect of Existing or Probable Governmental Regulations on the Business

	To the best of management's knowledge there is no existing or probable regulations which will adversely effect the Company.

Costs and Effects of Compliance with Federal, State and Local Environmental
Laws

	The Company is not aware of any expenses directly attributable to compliance with federal, state or local environment laws or regulations.

Number of Total Employees and Number of Full Time Employee

As of November 1, 1999, the Company had 5 full-time employees. The Company's employees are not represented by any collective bargaining organization. The Company has never experienced a work stoppage and considers relations with its employees to be good.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION,
CHANGES IN FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis relate to factors which have affected the financial condition and results of operations of the Company for the fiscal years ending December 31, 1997, December 31, 1998, and the three quarters ended September 30, 1999.

        The Company was incorporated in February, 1997, in Florida. The Company is an operating company, having emerged from its development phase in the current quarter. On November 3, 1999 the company purchased and liquidated RTG-TPD Holding Co., LLC. ("RTG" or "eKomart"), a Colorado Limited Liability Corporation (See-Material Events).

The Company manages and has an ownership interest in 2050 S. Havana St.
(DTSE) LLC. ( "KOMART MALL") (15% ownership), Komart Korean & Japanese Supermarket, LLC., ("KOMART SUPERMARKET") (30% ownership), and Korean Restaurant, SAAN, LLC. ("SAAN") (wholly owned), all organized pursuant to the laws of Colorado in 1999. The Company, utilizing the trade names "KOMART" and "eKOMART", is involved, worldwide, in developing e-commerce applications for goods and services offered by its Asian and natural organically grown grocery center and its shopping mall operations in the Aurora section of Denver, Colorado, as well as establishing like facilities throughout the United States.

To better reflect its current business, the Company changed its name from iNetboard, Inc. to eKomart.com, Inc. on December 2, 1999. The Company had previously changed its name on April 16, 1999 to iNetboard from its original name, Diversified Medical Holdings, Inc.

Prospectus Page 25

Discussion of Financial Information

	The Company has emerged as an operating entity in the current fiscal quarter.

        For the 9 month period ending September 30, 1999, revenues were $4,460, all accrued during the month of September, as compared to the previous 2 fiscal year, ending December 31, 1998, and December 31, 1997, when there were no revenues.

	The loss for the 9 month period ending September 30, 1999 was $1,120. The overall loss during the development period to the end of September 30, 1999 was $94,968, with losses during the fiscal year ended December 31, 1998, being $50,197 as compared to losses of $43,651 for the fiscal year ended December 31, 1997. Total expenses for the development period to September 30, 1999. The majority, $81,065, was for professional fees in organizing the Company, $45,520 incurred in the fiscal year ending December 31, 1998, and $35,545 incurred in the year ended December 31, 1997.

	The cash and investment certificate position of the Company was $105 on September 30, 1999, as compared to $105 on December 31, 1998 and $1,355 on December 31, 1997. Current assets, as a whole, were $105 on September 30, 1999, as compared to $105 on December 31, 1998 and $9,755 on December 31, 1997.

	Performance to date was, management believes, indicative of a development stage company, with costs being kept to a minimum.

	The unaudited statement of operations for the Supermarket from June 19, 1999 to the end of November 30, 1999 show a net income of $72,000. The actual opening of the supermarket was on June 19, 1999.

	The shopping Mall had an income of $80,138 (unaudited) for the period August 13, 1999 to November 30, 1999. Mall income commenced accruing on September 1, 1999.

Material Events

On November 3, 1999, pursuant to the terms of Purchase and Sale Agreement (the "Agreement") between the Company and RTG-TPD Holding Co., LLC.
("RTG" or "eKomart"), a Colorado Limited Liability Corporation, the Company purchased all the outstanding interest in the Limited Liability Corporation, and liquidated it. Pursuant to the terms of the Agreement, the owners of RTG received 7,000,000 shares (See "Principal Shareholders").

At a meeting of Shareholders and Directors held on November 3, 1999, Douglas Dimick, sole officer and Director of the Company resigned, and Stan J. H. Lee was elected, by unanimous vote, the sole director and officer of the Company, pending the next meeting of Shareholders at which a Board of Directors and full slate of officers would be elected. At the said meeting, it was also decided that the name of the company be changed to eKomart.com, Inc., to better reflect the business of the Company.

The Company changed its name from iNetboard, Inc. to eKomart.com, Inc. on December 2, 1999. The Company had previously changed its name on April 16, 1999 to iNetboard from its original name, Diversified Medical Holdings, Inc.

Prospectus Page 26

Description of Real Estate and Operating Data

The Company currently occupies rent-free space of 1,000 square feet at 71 Stony Hill Road, Bethel CT, and a further 2,500 square feet at 440 West Street, 3rd Floor, Fort Lee NJ, which is also rent-free. Further, 1,000 square feet of space at the Komart mall at 2000 S. Havana Street in Denver CO is also provided to the Company, rent free. The space is currently provided by the president adjacent to the offices of his accounting firm's offices. It is anticipated that the current facilities will be sufficient to meet the Company's needs through the end of 2000. It is further anticipated that the rent free status will continue until that time.

Equipment

	Presently, the company has no equipment.

Investment Policies

	The Company has no investment policies with respect to investments in real estate or interests in real estate or investments in real estate mortgages.

Litigation.

	The Company is not a party to any material litigation.

Operating Subsidiaries of the Company

	 The Company has a 15% ownership interest in 2050 S. Havana St.
(DTSE) LLC. ("KOMART MALL"), a 30% interest in Komart Korean & Japanese Supermarket, LLC., ("KOMART SUPERMARKET"), and one wholly owned subsidiary, Korean Restaurant, SAAN, LLC. ("SAAN"), all organized pursuant to the laws of Colorado in 1999.

	It is anticipated that SAAN will commence operations in April, 2000. It is presently a developent stage company whose only activity has been the negotiation of a lease for its future restaurant operations. The terms of the lease are $6,130.83 per month commencing in February, 2000, and then escalating 3% per year for the 10 year term of the lease.

Liquidity

Management believes that the Company has the cash funds and necessary liquidity to meet the needs of the company over the next year, assuming sales and development efforts conform to management's anticipated results.

However, to fully maximize the potential presented by the Company's strategy of integrating the traditional operations with e-commerce applications, management believes that approximately $10,000,000 will need to be raised. The funds will be primarily used for acquisitions of grocery centers and shopping malls in primary markets, to develop related online stores, and expand both traditional and online marketing programs to include providing subscriber and free Internet access plans to eKOMART customers (see- THE COMPANY). It is projected that these funds will be utilized during a one year period. In the event only part of the funds are raised, then it will be allocated to acquisitions and online retailing. The money will likely be raised through private placements of shares or a secondary offering. In the event the funds are not raised, the Company will continue with its sales activities and, management believes, meet its liquidity demands. The funds, as noted above, are for increased activity and sales, not for primary liquidity demands.

Prospectus Page 27

Current Plans

eKomart plans to commence online sales of products from its grocery center and shopping mall based in Denver, Colorado as of January 2000. Currently, the Company does not have revenues from its online division. To date, the Company's operating activities relate to the ownership and operation of the shopping mall and grocery center in Denver.

Current plans include establishing relationships with manufacturers, which may result in the payment of set-up fees by certain manufacturers to display products in the Company's online stores. As well, the company is developing the Company's proprietary systems and operating procedures.

The Company intends to increase its operating expenses to increase marketing and advertising, to enhance existing stores, and to establish strategic relationships important to the success of the Company. The Company expects negative cash flow from its online operations for two quarters.

The Company is presently concluding suitability studies in Dallas TX and Detroit MI for establishing KOMART malls and restaurants in these locations.

Accounting Policies and Procedures

	The Company follows generally accepted accounting principles in preparing its financial statements, and has audited statements produced annually, with its quarterly statements produced by its management and accountants.

Revenue Recognition

	Revenue is recognized using the accrual method of accounting.

Statements of Cash Flows

	Statements of Cash Flow are prepared quarterly, on a consolidated basis, using generally accepted accounting principles and guidelines.

Inventory

	The Company keeps no inventory at present.

Fixed Assets

	Fixed assets are valued based on their depreciated value.
Depreciation is calculated using the straight line method. At this time, the Company has no fixed assets.

Principles of Consolidation

	All Financial Statements are produced on a consolidated basis, as the sole subsidiary, SAAN, accounts for almost no revenue or liability at present.

Statement Re: Computation of Earnings Per Share

	The Company has a simple capital structure as defined by APB Opinion Number 15. Accordingly, earnings per share is calculated by dividing net income by the weighted average shares outstanding.

Prospectus Page 28

Provision for Income Taxes

	Provisions for income tax are computed quarterly using the guidelines as defined in the Federal and State Statutes.

The Company's Immediate Capital Requirements

	The Company requires approximately $10,000,000 to continue the growth and market penetration of its products and its R&D (For discussion, See "Liquidity").

CONFLICTS OF INTEREST
	Stan J. H. Lee is the sole Executive Officer and Director of the Company, and as such has a majority of the votes on all matters which the Board will vote upon the next annual meeting of the Company's Stockholders. The members of his immediate family also hold or control a majority of the
Company's outstanding common stock.   Because the Company's sole officer
and director will be voting upon matters of personal interest to him (e.g., salaries, bonuses and other benefits), the outcome of such votes will not be based on arm's length negotiations. While the Company's current officer intends to exercise fairness in determining their compensation and all other matters, there can be no assurance that the Company would not have negotiated more favorable arrangements had persons other than its current officer been responsible for ultimate determinations.

MANAGEMENT
Directors and Executive Officers

	The following sets forth the names and ages of all the Directors and Executive Officers of the Company, positions held by such person, length of service, when first elected or appointed and term of office.

                          First Elected
Name               Age    or Appointed/Term             Position

Stan J. H. Lee     43     elected on November 3, 1999   President, Secretary,
Term is at the                                          sole Director
pleasure of the
Board of Directors

Biographies of Directors, Officers and Director Nominees

Stan J. H. Lee, President and CEO

Mr. Lee's responsibilities include the long term strategy development and implementation of the KOMART concept. He directly manages the development, market research and business planning of eKomart.com, Inc. Mr. Lees role will also be to evaluate potential sites for company growth, and act as overall project manager in bringing each site "on-line".

Mr. Lee is credited with developing the Company's first shopping mall, supermarket and Korean Restaurant, SAAN, project in Denver CO. He was instrumental in obtaining $2,375,000 financing from Key Bank, Denver CO for the project and raising another 2.5 million dollars in private equity investment.

Mr. Lee currently heads, and has headed for the past 6 years, an established and successful CPA and Consulting firm in the New York Metro area with six offices and 15 associates. Mr. Lee also heads a nationwide group of affiliated CPA's, providing clients nation-wide services, and providing a good source of local expertise and investment capital for the development of the Corporation. He holds

Prospectus Page 29

a BS degree in Accounting and professionally is both a CPA and CMA with membership in American Institutes of CPA's, State Society of CPA's in the States of New York, New Jersey, Missouri and Colorado.

Biographies of Significant Employees

Han Sik Shin, Director of Operations, Restaurant Division

Mr. Shin's responsibilities include the overall management of the Supermarket Division, including the development and set-up of new sites.
He will also be directly in charge of product selection and marketing of the eKomart online sites, respecting food and food related items. Mr. Shin has over twenty-five years of successful management experience in the Hotel and Restaurant business. He has consistently demonstrated ability to contain costs, increase profits and improve operational efficiency. For the last seven years, he was the Vice-President and CEO of Korean Restaurant KUMGANSAN, with two successful locations in New York whose annual volume of business is currently $13 million. In Korea, he rose to the Director of Food & Beverage in prestigious hotels such as Royal Hotel, Koreana Hotel and Lotte Hotel where he was named the employee of the year for three years amongst 1,500 employees. He holds a BS degree in the hospitality industry.

Mr. Sun Mok Hwang- Director of Operations, Supermarket Division

Mr. Hwang brings to the Company over 8 years of managerial, marketing and operational experience in all aspects of Korean grocery business including import and purchase, which is considered to be the most critical part of the operation. His last five years was spent as Marketing & Sales Manager for C-Kenneth Import., a U.S. subsidiary of Hyundai Group in Korea and in this capacity, he was responsible for all territories in the Eastern U.S.- NY, NJ, PA, MD, and VA.

Mr. Hwang's responsibility will be the day to day management of all Supermarket Operations, and acting as the Company's chief product procurement officer.

Ivie Yun- Executive Vice President of Korean Restaurant, SAAN, LLC.

Ms. Yun has worked for many years as general manager of KUMKANGSAN restaurant, the largest and most successful restaurant enterprise in New York. She will be relocated to Denver to manage the SAAN restaurant and eventually become involved in the management training and ongoing support of other SAAN restaurants as eKOMART expands to other cities in the U.S. She holds an MBA degree in Hotel Management.

Family Relationships

Mr. Stan J. H. Lee, the President and sole director is the husband of Miyung Lee, and the father of Daniel Lee.

Involvement in Certain Legal Proceedings

	During the past five years no current director, person nominated to become a director, executive officer, promoter or control person of the
Company has been a party to or the subject of: (1)       Any bankruptcy
petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy
or within two years prior to that time; (2)      Any conviction in a
criminal proceeding or has been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

Prospectus Page 30

(3)	Any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoying, barring suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) Been found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Compensation

Compensation of Directors

Standard Arrangements

    	All members of the Company's board of directors are paid a per diem fee of for attendance at meetings of the board of directors and committees thereof. In addition, if required, they are reimbursed for travel expenses and lodging is arranged for them, at the Company's expense. At such time as adequate funds are available, all director (and officers) of the Company will be covered by liability insurance. Directors are reimbursed for all out of pocket expenses incurred in the performance of their roles, subject to provision of receipts in form and substance adequate to satisfy Internal Revenue Service audit requirements (e.g., long distance telephone, postage, etc.).

Other Arrangements

	Neither the Company nor any of its subsidiaries have any other arrangements to compensate its directors.

Employment contracts, termination of employment & change-in-control arrangements

	The Company does not have any compensatory plan or arrangement, including payments to be received from the Company, with respect to a named executive officer that results or will result from the resignation, retirement or any other termination of such executive officer's employment with the Company and its subsidiaries or from a change-in-control of the Company or a change in the name executive officer's responsibilities following a chance-in-control, which, including all periodic payments or installments, exceeds $100,000.


SUMMARY, COMPENSATION TABLE

        Annual Compensation  Awards  Payouts
                                       Other   Rest-
                                       Annual  ricted
                                       Compen- Stock  Aw-  SU    SA
Name and                               sation         ards OP    RS LTIP Other
Position     Year* Salary($) Bonus ($)  (#)  ($)   __  ($)($)($)
Stan J. H.
Lee (1)      1999  50,000    0      0   (1)   0     0   0  0  0
Sun Hwang(2) 1999  50,000    0      0   (1)   0     0   0  0  0
Han Shin(3)  1999  50,000    0      0   (1)   0     0   0  0  0
Ivie Yun(4)  1999  40,000    0      0   (1)   0     0   0  0  0
_____________________

Prospectus Page 31

* 	All officers and key employees were hired as of November 1,
1999 by the company, and the salary is for the remainder of 1999, and the calendar year, 2000. Each party has agreed to forego his salary until the Company can afford to pay the same.
(1) Mr. Lee is the President, Secretary and sole Director. His term is at the pleasure of the Board.
(2) Mr. Hwang is Director of Operations, Supermarket Division.
(3) Mr. Shin is Director of Operations, Restaurant Division.
(4) Ms. Yun is Exec. V. P., Korean Restaurant, SAAN, LLC.

Resignations of Officers and Directors

	In conjunction with the acquisition of RTG, the Company's then serving officer and sole director resigned in favor of Mr. Stan J. H. Lee.

CERTAIN TRANSACTIONS

Parents of the Company

	The following table discloses all persons who are parent of the Company (as such term is defined in Securities and Exchange Commission Regulation C), showing the basis of control and as to each parent, the percentage of voting securities owned or other basis of control by its immediate parent if any.

             Basis              Percentage of               Other Basis
Name         For Control        Voting Securities owned     For Control

Miyung Lee   Share Ownership          41%                       None
Daniel Lee   Share Ownership          41%                       None

NOTE: Miyung Lee is the wife of Stan J. H. Lee, the Company's President and sole Director, and Daniel Lee is their son. Daniel Lee is a minor, aged 14, residing with and under the guardianship of his parents.

Transaction with Promoters, if Organized Within the Past Five Years

	There have been no transactions with Promoters over the past five years.

PRINCIPAL STOCKHOLDERS

	The following sets forth the security ownership of Management of the Company and any holders of the Company's common stock known to own 5% or more of the Company's issued and outstanding common stock, as of November 30, 1998.

PRINCIPAL STOCKHOLDERS

	As of the date of this Prospectus, the following persons (including any "group" are, based on information available to the Company, beneficial owners of more than five percent of the Company's common stock (its only class of voting securities):

                Name and Address        Amount and Nature of         Percent
Title of Class  of Beneficial Owner     Beneficial Ownership         of Class

Common Shares   Miyung Lee              3,500,000 shares, owned       41%
                335 Continental Avenue  personally
                River Edge NJ 07661
Common Shares   Daniel Lee              3,500,000 shares, owned       41%
                335 Continental Avenue  personally
                River Edge NJ 07661

NOTE: Miyung Lee is the wife of Stan J. H. Lee, the Company's President and sole Director, and Daniel Lee is their son. Daniel Lee is a minor, aged 14, residing with and under the guardianship of his parents.

Prospectus Page 32

SECURITY OWNERSHIP OF MANAGEMENT

	As of the date of this Prospectus, the following table discloses, as to each class of equity securities of the Company or any of its parents or subsidiaries other than directors' qualifying shares, beneficially owned by all directors and nominees, the names of each executive officer (as defined in Item 402[a][2] of Securities and Exchange Commission regulation S-B), and directors and executive officers of the Company as a group, the total number of shares beneficially owned and the percent of class so owned. Of the number of shares shown, the associated footnotes indicate the amount of shares with respect to which such persons have the right to acquire beneficial ownership as specified in Securities and Exchange Commission
Rule 13(d)(1).

         Name and                 Amount and
Title    Address of               Nature of               Percent
of       Beneficial               Beneficial              of
Class    Owner                    Owner                   Class

Common
Shares    Miyung Lee(1)           3,500,000 shares,       41%
          335 Continental Avenue  owned personally
          River Edge NJ 07661
Common
Shares    Daniel Lee(1)           3,500,000 shares,       41%
          335 Continental Avenue  owned personally
          River Edge NJ 07661

(1) NOTE: While Mr. Lee, the President and Sole Director owns no shares in the Company, he is the husband and father of the shareholders listed, and thus may, by operation of law, at some point in the future have some beneficial interest in the shares.

                             COMMON STOCK

	The Company is authorized to issue 22,000,000 shares in the capital stock of the Company, with a par value of $.001 per share, divided into 20,000,000 Common Shares and 2,000,000 Preferred Shares. Immediately prior to this offering 8,500,000 shares of Common Stock were outstanding and held of record by 9 persons as of November 1, 1999. The holders of Common Stock have one vote per share on all matters (including election of directors) without provision for cumulative voting. Thus, holders of more than fifty percent (50%) of the shares voting for the election of directors can elect all of the directors, if they choose to do so. The Common Stock currently is not redeemable and has no conversion or pre-emptive rights. The Common Stock currently outstanding is (and the Shares being issued pursuant to this prospectus will be) validly issued, fully paid and non-assessable.

	In the event of liquidation of the Company's assets available for Common Stock will share equally in any balance of the Company's assets available for distribution to them after satisfaction of creditors and the holders of the Company's senior securities. The Company may pay dividends, in cash or in securities or other property when and as declared by the board of directors from funds legally available therefor, but has paid no cash dividends on its Common Stock.

                             TRANSFER AGENT

	The transfer agent for the Company's Capital Stock is Continental Stock Transfer and Trust Company, 2 Broadway, New York, NY.

Prospectus Page 33

                      SHARES ELIGIBLE FOR FUTURE SALE

	Generally, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one year holding period may, under certain circumstances, sell within any three month period a number of shares which does not exceed the greater of one percent (1%) of the then outstanding Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has not been an affiliate of the Company for at least 90 days and who has satisfied a one year holding period.

	There are 2 shareholders holding 7,000,000 shares, acquired on November 3, 1999, whose stock may be eligible for sale pursuant to Rule 144 in December of 2000.


                             ADDITIONAL INFORMATION

	The foregoing statement is a summary of the rights and privileges of the holders of the Company's Stock. It does not purport to be complete and is subject to the provisions of the Florida General Corporation Act, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and, upon anticipated registration as a NASDAQ BB OTC issue, the rules, regulations and bylaws of the National Association of Securities Dealers, Inc. The foregoing statements are qualified in their entirely by such references.

                             PLAN OF DISTRIBUTION
GENERAL

	The Shares registered by the Registration Statement of which this Prospectus is a part are being registered as a result of demand registration rights granted by the Company to the Selling Stockholders, at the time that Selling Stockholders subscribed for the subject securities. (For a complete List of the Selling Shareholders, SEE: "SELLING STOCKHOLDERS" at page 34).

	The Selling Shareholders will sell their stock from time to time in the public forum, at the prices then prevailing. The Shares will be sold through broker/dealers, at market prices with customary commissions being charged. It is anticipated that the broker/dealers will sell the shares based on a "bid" price for the said shares in the public forum, and the broker/dealers will not act in an active manner soliciting parties to purchase the shares, either in the public forum or privately. It is anticipated that this will be the sole manner in which the shares will be sold.

	The Company plans to sell the treasury stock being issued privately, to accredited investors (As the term is defined in the Securities Act of 1933, and the Exchange Act of 1934). The Company has no underwriting Agreement with any Broker, nor does it plan to enter into any.

The Company undertakes to file a post effective amendment to the Registration Statement identifying any underwriter who may agree to sell any shares of any Selling Stockholder or Company, and to set forth the terms of any underwriting agreement or arrangement. The said underwriter shall also deliver a market making prospectus. As far as the Company is aware, there exists no past, present, or future plans, proposals, or undertakings with respect to any underwriter and any selling stockholder.

	Although there is no current market for the shares, and they are not currently traded in the public market, it is anticipated that the shares will be registered and sold on the NASDAQ Bulletin Board System within 1 month of the effective date of the Registration Statement of which this Prospectus forms a part.

Prospectus Page 34

                             SELLING STOCKHOLDERS

The following is a Table of Selling Stockholders:

SHAREHOLDERS
NAME    ADDRESS                NO. OF SHARES   CONSIDERATION

Douglas R. Dimick
2810  Polo Island Drive C-202        790,000         (1)
Wellington, Fl. 33414

Corporate Services Group
71 Stony Hill Rd., 2nd Floor         300,000         (4)
Bethel, CT 06801

Thomas V. Simmons, Jr.
668 Fergusson Lane                    50,000         (2)
West Palm Beach, Fl. 33415

CYBER-CARE, Inc.
1903 S. Congress Blvd., Suite 400    250,000         (3)
Boyton Beach, Fl. 33426

Alan H. Adelson
152 Bayberry Circle                   50,000         (2)
Jupiter, Fl. 33458

Lawrence Solomon
Linton Towers                         50,000         (2)
100 E. Linton Blvd., 403B
Delray Beach, Fl. 33483

Strategica Group, Inc.
1221 Brickle Ave. Suite 2600          10,000         (2)
Miami, Fl. 33131

(1) Mr. Dimick was the founder of the Company and obtained his shares in 1997 for services rendered the Company. He has never drawn a salary or received any recompense whatsoever from the Company.
(2) Mr. Simmons, Mr. Adelson, Mr. Solomon, and Strategica Group each received shares as compensation for efforts in putting together the Cyber-Care transaction, being the purchase of two medical facilities for resale in 1997, and in the subsequent divestiture by the Company of its clinics for $1,230,000.
(3) Cyber-Care Inc., received its shares as compensation for two medical clinics sold to the Company in 1997.received his shares in 1997 for services rendered the Company, in lieu of cash.
(4) Corporate Services Group received its shares in May of 1999 in return for services in constructing two transactions that did not come to fruition. As well Corporate services Group acted as a consultant in the purchase of RTG, preparing the closing paperwork and negotiating the final deal.

                       INDEMNIFICATION ARRANGEMENTS

	The Company's articles of incorporation and bylaws provide for indemnification of the Company's officers, directors and agents to the fullest extent permitted by law.

	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Prospectus Page 35

LITIGATION

	The Company is not a party to any material pending legal proceedings.

LEGAL OPINIONS

	Bernabe Diaz, Esquire, attorney at law, has rendered his opinion that the shares of Common Stock as described herein, will, when issued, be validly issued, fully paid and non-assessable, and that future purchasers thereof will not be subject to personal liability as a result of their ownership thereof.

EXPERTS

	The audited financial statements of the Company appearing in this Prospectus and in the Registration Statement have been examined by independent public accountants, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report and upon the authority of such firm as expert in auditing and accounting.

                        FINANCIAL STATEMENTS
                       (See following pages)

Prospectus Page 36




                             eKomart.com, Inc.

                Comparative Financial Statements and
                       Accountant's Audit Report
                      For the Fiscal Years Ended

                      December 31, 1998 and 1997

         and for the Three Quarters Ended September 30, 1999

Prospectus Page 37






                             eKomart.com, Inc.

                 COMPARATIVE  FINANCIAL STATEMENTS

                    DECEMBER 31, 1998 AND l997

         AND FOR THE THREE QUARTERS ENDED SEPTEMBER 30, 1999



                           TABLE OF CONTENTS
______________________________________________________________________________



                                                         Page

Accountant's Audit Report                                 38

Financial  Statements:

     Comparative Balance Sheets                           39

     Comparative Statements of Operations and Deficit     40

     Comparative Statements of Stockholder's Equity       41

     Comparative Statements of Cash Flows                 42

     Notes to Financial Statements                        43


______________________________________________________________________________

Prospectus Page 38




M.H. Park, CPA                                      Tel) 201-944-7246
440 West St. 3rd Fl.                                Fax) 201-944-7759
Fort Lee, N.J. 07024-5058

INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and
Shareholders of
eKomart.com, Inc.
Bethel, CT



We have audited the accompanying comparative balance sheet of eKomart.com, Inc. as of December 31, 1998, 1997 and September 30, 1999, the comparative related statement of operations and deficit, comparative statement of stockholders' equity and comparative statement of cash flows for the fiscal years then ended, as well as the Cumulative Since Inception Statements. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of eKomart. com, Inc. at December 31, 1998, 1997, September 30, 1999 and the results of its operations and its cash flows for the fiscal years and three quarters then ended in conformity with generally accepted accounting principles.

/s/M. H. Park, C. P. A./s/
M.H. Park, CPA

December 6, 1999
Fort Lee, N.J.

Prospectus Page 39

                             eKomart.com, Inc.
                      CONSOLIDATED BALANCE SHEETS
             DECEMBER 31, 1998 AND 1997, AND FOR THE THREE
                   QUARTERS ENDED SEPTEMBER 30, 1999


                                    9/30/99         1998             1997

ASSETS

Current Assets:
Cash                                $   105      $   105        $   1,355

   Notes Receivable
From former subsidiary                    -            -            7,800
Stock subscription receivable                                         600
Total current assets                    105          105            9,755

Investment in Mall and
Supermarket (Note 2)              1,104,460            -                -
Trademarks, logos,
developmental rights and
licenses (Note 2)                 1,900,000            -                -
Notes Receivable
Net of Deferred Gain of
$ 1,230,000 (Notes 3 and 4)         150,000      150,000          150,000

TOTAL ASSETS                     $3,154,565     $150,105         $159,755


LIABILITIES AND
STOCKHOLDER'S EQUITY

Long-term Liabilities

Accounts Payable                    $30,990      $27,570           $2,406
Loans Payables (Stockholders)
(Note 5)                             17,543       15,383                -
Notes Payable                       150,000            -                -
Total Liabilities                   198,533       42,953            2,406

Stockholder's Equity

Series A voting convertible
preferred stock,
$0.001 par value - authorized
2,000,000 shares:
issued and outstanding - 0                -          300              300


Common Stock, $0.001 par value
- authorized
20,000,000 shares; issued and
outstanding
8,500,000 (Note 6)                    8,500        1,500            1,000

Additional Paid-In-Capital        3,042,500      199,200          199,700

Deficit Accumulated during the
development stage                   (94,968)     (93,848)         (43,651)
Total Stockholder's Equity        2,956,032      107,152          157,349

TOTAL LIABILITIES AND
STOCKHOLDER'S EQUITY             $3,154,565     $150,105         $159,755

See Accompanying Notes which are an integral part of Financial Statements

Prospectus Page 40


                             eKomart.com, Inc.
              CONSOLIDATED STATEMENT OF OPERATIONS AND DEFICIT
       FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997, AND FOR THE THREE
                      QUARTERS ENDED SEPTEMBER 30, 1999


                           Cumulative
                           From                 YTD
                           Inception          9/30/99       1998      1997

Revenues                   $   4,460         $  4,460   $      -  $      -

Costs and Expenses                 -                -
 Professional fees            81,065                -     45,520    35,545

General and Administrative    18,363            5,580      4,677     8,106

INCOME FROM OPERATIONS BEFORE
INCOME TAXES                 (94,968)          (1,120)   (50,197)  (43,651)

Income Tax Expenses                -                -          -         -



NET INCOME (LOSS)            (94,968)          (1,120)   (50,197)  (43,651)

ACCUMULATED DEFICIT,
at beginning                       -          (93,848)   (43,651)        -

ACCUMULATED DEFICIT,
at end                       (94,968)         (94,968)   (93,848)  (43,651)

Earnings (Loss) per share -
Preferred Stock                                 (0.32)     (0.31)    (0.15)

Earnings (Loss) per share -
Common Stock                                  (0.0112)   (0.0626)  (0.0437)

See Accompanying Notes which are an integral part of Financial Statements

Prospectus Page 41


                             eKomart.com, Inc.
                 CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY
            AS OF DECEMBER 31, 1998, 1997, AND SEPTEMBER 30, 1999

                         Series A                             Deficit
                         Preferred     Common                 Accumulated
                         Stock         Stock       Additional during the
                                                      Paid-In  DeveLopment
                         Shares Amount Shares Amount Capital  Stage     Total
                          (000's)       (000's)

Beginning balance,
date of inception
02/11/97                               . 10      0                           0
100 Shrs.Outs.Par .010 -
Stock split - 10,000
for 1-09/30/99                        1,000  1,000                       1,000
Issuance of Preferred
Stock                   300  300                     199,700           200,000
Net Income (Loss)                                            (43,651)  (43,651)
Balance December 31,
1997 (Note 10)          300 $300      1,000 $1,000  $199,700$(43,651) $157,349

Beginning balance,
01/01/98                300  300      1,000  1,000   199,700 (43,651)  157,349
Issuance of Common
Stock                     -    -        500    500      (500)             (500)
Net Income (Loss)                                    (50,197)          (50,197)
Balance December 31,
1998                    300 $300      1,500 $1,500  $199,200$(93,848) $107,152

Beginning balance,
01/01/99                300  300      1,500  1,500   199,200 (93,848)  107,152
Issuance of Common
Stock                                14,000 14,000 2,851,300         2,851,300
Exercise of warrants
outstanding                             200    200         -           200,200
Conversion of Pref-
erred Stock             (300)(300)      300    300         -              (300)
Reverse split - 2 for 1              (8,000)(8,000)   (8,000)
Issuance of Common Stock                500    500         -
Net Income (Loss)                                             (1,120)   (1,120)
Balance September 30,
1999                      -   $-      8,500 $8,500$3,042,500$(94,968)$2,956,032

See Accompanying Notes which are an integral part of Financial Statements

Prospectus Page 42



                             eKomart.com, Inc.
                         STATEMENTS OF CASH FLOWS
 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997, AND FOR THE THREE QUARTERS
                         ENDED SEPTEMBER 30, 1999




Cash Flows from                Cumulative       9/30/99     1998       1997
Operating Activities
Net Loss                      $(94,968)        $(1,120)  ($50,197)  ($43,651)
Adjustments to
reconcile net loss
to net cash
used by operating activities                    (4,460)         -          -

Costs and expenses paid
on behalf of the
Company by stockholder,
net of subscription
receivable                      18,543           2,160     15,983        400

Changes in operating
assets and liabilities
Increase in accounts
payables                        30,990           3,420     25,164      2,406

Net cash used in
operating activities           (49,895)        $     -    $(9,050)  ($40,845)

Cash Flows from Investing
Activities
Notes receivables                    -               -      7,800     (7,800)

Cash Flows from Financing
Activities
Proceeds from issuance of
Preferred Stock                 50,000               -          -     50,000

Net Increase (Decrease)
in cash                            105               -      (1,250)    1,355

Cash, at beginning
of period                            -             105       1,355         -

Cash, at end of
period                            $105            $105        $105    $1,355
See Accompanying Notes which are an integral part of Financial Statements

Prospectus Page 43

                          eKomart.com, Inc.

               NOTES TO COMPARATIVE FINANCIAL STATEMENTS

                For the fiscal years fiscal years ended
                        December 31, l998 and 1997
         and for the three quarters ended September 30, 1999


1. Summary of Significant Accounting Policies

 a) Organization, Capitalization and Business Activity

The Company was incorporated in February, 1997, in Florida. The Company is an operating company, having emerged from its development phase in the current quarter. On November 3, 1999 the company purchased and liquidated RTG-TPD Holding Co., LLC. , a Colorado Limited Liability Corporation, incorporated in June 11, 1999.

The Company manages and has an ownership interest in 2050 S. Havana St.
(DTSE) LLC. ("KOMART MALL") (15% ownership), Komart Korean & Japanese Supermarket, LLC., ("KOMART SUPERMARKET") (30% ownership), and Korean Restaurant, SAAN, LLC. ("SAAN") (wholly owned and incorporated in February,
1999), all organized pursuant to the laws of Colorado in 1999. The Company, utilizing the trade names "KOMART" and "eKOMART", is involved, worldwide, in developing e-commerce applications for goods and services offered by its Asian and natural organically grown grocery center and its shopping mall operations in the Aurora section of Denver, Colorado, as well as establishing like facilities throughout the United States.

The Company changed its name from iNetboard, Inc. to eKomart.com, Inc. on December 6, 1999. The Company had previously changed its name on April 16, 1999 to iNetboard from its original name, Diversified Medical Holdings, Inc.

Currently all operations are run from the head office facility in Fort Lee, NJ

b) Development Stage Enterprise

The Company is presently emerging from its development phase in the current quarter. However, for the purposes of these financial statements, the Company, as at September 30, 1999, was still in its development stage, and the financial statements represent those of a development stage enterprise.


c) Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reported periods.
Actual results could differ from those amounts.


See Accompanying Accountant's Audit Report, which is an Integral Part of Financial Statements

Prospectus Page 44

                             eKomart.com, Inc.

                 NOTES TO COMPARATIVE FINANCIAL STATEMENTS

                         For the fiscal years ended
                         December 31, l998 and 1997
           and for the three quarters ended September 30, 1999


d) Revenue and Expense Recognition

The Company prepares its financial statements on the accrual accounting basis. Consequently, certain revenue and related assets are recognized when earned rather than when received, and certain expenses are recognized when the obligation is incurred or the asset consumed, rather than when paid.

e) Accounting Method

The Company recognizes income and expenses on accrual basis.


f) Income Taxes

The Company account for its income taxes using Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, which requires recognition of deferred tax liabilities and assets for expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be taxable when the assets and liabilities are recovered or settled.

g) Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes for operating losses that are available to offset future taxable income.

h) Intangible Assets

Intangible assets subject to amortization include organization costs, loan closing costs, and in-force leasehold costs. Organization costs and in-force leasehold costs are being amortized using the interest method over the life of the related loan.

i) Reclassifications

Certain accounts in the prior-year financial statements have been reclassified for comparative purposes to conform with the presentation in the current-year financial statements. For federal income tax purposes, depreciation is computed using the modified accelerated cost recovery system. Expenditures for major renewals and betterment that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

See the accompanying Accountant's Audit Report, which is an Integral Part of Financial Statements

Prospectus Page 45

                             eKomart.com, Inc.

                 NOTES TO COMPARATIVE FINANCIAL STATEMENTS

                       For the fiscal years ended
                       December 31, l998 and 1997
           and for the three quarters ended September 30, 1999


2. Business Combination

Pursuant to an Agreement dated November 3, 1999 and effective on that date, eKomart.com, Inc. issued 7,000,000 common shares in exchange for a 100% interest in RTG-TPD Holding Co., LLC. (RTG). RTG was then liquidated. This left the company with a 15% interest in 2050 S. Havana St. (DTSE) LLC, a shopping mall real estate holding company, a 30 % interest in Komart Korean & Japanese Supermarket, LLC., a retail of Korean/Japanese and natural organic food grocery store and 100% of Korean Restaurant, SAAN, LLC.

This business combination situation is referred to as a "Reverse Takeover". Legally, eKomart.com, Inc. is the continuing corporation; however, Generally Accepted Accounting Principles require that the former members of RTG as identified in the transaction be identified as the acquirer and that eKomart. com, Inc. be treated as the acquired company.

The acquisition is summarized as follows;

Assets and liabilities of 2050 S. Havana St. (DTSE) LLC., Komart Korean & Japanese Supermarket, LLC., and Korean Restaurant, SAAN, LLC,
("Colorado LLCs") on November 3, l999:

See the accompanying Accountant's Audit Report, which is an Integral Part of Financial Statements

Prospectus Page 46

                             eKomart.com, Inc.

                NOTES TO COMPARATIVE FINANCIAL STATEMENTS

                      For the fiscal years ended
                      December 31, l998 and 1997
          and for the three quarters ended September 30, 1999


3. Business Acquisition and Disposition

In October 1997, the Company acquired Outsource Medical Incorporated (OMI) and its wholly-owned subsidiary, Essential Care Medical Center, Inc. (Essential) and $ 50,000 in cash, in exchange for 300,000 shares of Series A Convertible Preferred Stock of the Company, and 200,000 warrants to acquire 200,000 shares of common stocks of the Company for $.0001 per share.

Additionally, the Company agreed to pay the seller 40% of certain accounts receivable of Essential as of June 1, 1997 as collected. To date, none has been collected.

On December 1, l997, the Company sold 100% of the capital stock of Essential. In payment, the Company received a promissory note in the amount of $ 1,200,000 which bears interest at a rate of 8.75 per annum for the first 24 months beginning January 1998 and 10 per annum for 36 months. Thereafter, principal and interest payments shall be due in equal monthly installments based on a 7-year amortization schedule with a balloon payment of the remaining principal balance at the earlier of the sale of the capital stock or substantially all the assets of the purchaser or October 31, 2002. In the first 24 months, the interest earned in excess of 6% per annum may be deferred until maturity at the option of the buyer.

In addition, the purchase contract assigned responsibility for the payment for certain accounts receivable as of June 1, 1997 to the purchaser.

4. Note Receivable

Due in part to the fact that the purchaser was a newly formed, thinly capitalized, highly leveraged entity, significant uncertainties exist as to the ability of the purchaser to meet the obligations created by the note receivable received by the Company in this transaction. As a result, the gain on the above transaction has been deferred until such time as cash flows of the purchaser are sufficient to fund the obligation on a full accrual basis. As a result, the note receivable has been reflected net of the deferred gain in the accompanying financial statements.

5. Stockholder's Loans

The loans payable to a stockholder are unsecured, non-interest bearing with non-set terms of repayment. They will be retired as the company has surplus funds to repay these loans.

6. Common Stocks

The Company is authorized to issue 20,000,000 common shares at $ 0.001 par value share and 2,000,000 preferred shares with a par value of $0.001, and, as of November 30, l999, 8,500,000 voting common shares are issued and outstanding.


See Accompanying Accountant's Audit Report, which is an Integral Part of Financial Statements

Prospectus Page 47

                             eKomart.com, Inc.

                 NOTES TO  COMPARATIVE FINANCIAL STATEMENTS

                        For the calendar years ended
                       December 31, l998 and 1997 and
              for the three quarters ended September 30, 1999


7. Stockholders Equity

Stockholders Equity has been restated to reflect the purchase of RTG.
(See Note 2)

8. Description of Leasing Arrangements

The Company uses office space for which no rent is paid. This arrangement will continue through December, 2000.

9. Earnings Per Shares

Earnings (Loss) per share are calculated using the weighted-average number of common shares outstanding and common shares equivalents.

10. Consolidation and Pro-Forma Statements

The Statements presented herein are the consolidated Statements for the Company and its sole Subsidiary, Korean Restaurant, SAAN, LLC. The restaurant has no significant assets, liabilities, income or expenses to date, and as a result it was felt a separate set of statements for this entity would serve no purpose.

The shareholders' Equity was restated for the nine month period ended September 30, 1999, but it was felt that where it is a new company, and eKomart.com, Inc. has no real operating history, a pro- forma set of financial statements would not give the reader a greater insight. It was felt that the statements as presented reflect the transactions and histories of the company much clearer than a fully restated set of Statements and Pro-forma statements. For these reasons it was felt that the statements as presented represent the fiscal history of the Company in the most clear and accurate light.


See Accompanying Accountant's Audit Report, which is an Integral Part of Financial Statements.

                             TABLE OF CONTENTS






ITEM					PAGE

Prospectus Summary                       1
The Company                              1,11
The Offering 				Front Cover
Stockholders                             4,10
Securities Outstanding                   4             eKomart.com, Inc.
Definition of Terms                      I-3,4
Selected Financial Information           2
Risk Factors                             5         3,500,000 Shares of Common
                                                             Stock
Certain Market Information              10
Capitalization				11
Management's Discussion & Analysis      24
Conflicts of Interest			28
Management				28
Directors and Executive
Officers                                28
Biographies of the Company's
Executive Officers and Directors	28
Certain Transactions			31
Principal Stockholders                  31         =========================
Securities- Description(Common Stock)   32
Common Stock                            32                 PROSPECTUS
Dividend Policy                          6
Transfer Agent                          32         =========================
Shares Eligible for Future Sale		33
Additional Information		Inside Front Cover, 33
Plan of Distribution			33
Indemnification Arrangements		34
Litigation				35
Legal Opinions				35
Experts					35
Financial Statements			36
Selling Shareholders			10,34
                             eKomart.com, Inc.
                        71 Stony Hill Rd. 2nd Flr.
                              Bethel CT 06801
                              (203) 798-1889


                             Part II, Page I


                                 PART II
                 INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24:	INDEMNIFICATION OF OFFICERS AND DIRECTORS

	In accordance with the General Corporation Laws of the State of Florida which were in effect at the time the Registrant was incorporated, the Registrant's Board of Directors adopted by resolution, as further set forth in the Registrant's by laws, provisions relative to indemnification of its Officers and Directors against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the defense of any proceeding or threatened proceeding to which such person was or is a party, or is threatened to be made a party by reason of the fact that such person was or is an officer or director, provided that, (i) such director or officers acted in good faith or in a manner reasonably believed by him to be in the best interests of the corporation to procure a judgment in its favor. In the latter case, the power to indemnify extends to expenses actually or reasonably incurred in connection with the defense or settlement of any proceeding if such person (i) acted in good faith, and
(ii) the manner such officer and director believed to be in the best interest of the corporation and with such care, including reasonable inquiry, as an ordinary prudent person would use under similar circumstances. No indemnification will be made in respect of any claim, issue or matter, as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that the court in which such action or suit was brought shall determine upon an application of that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Otherwise, indemnification for an officer and director meeting the applicable standards of conduct is determined by a majority of the disinterested directors or shareholders or upon application by the corporation, such officer or director or his attorney, to the court in which such proceeding was pending.

	The Securities & Exchange Commission is of the opinion that indemnification of Company officers or directors for matters involving violation of securities laws is against public policy and that agreements therefor are consequently unenforceable.

ITEM 25:	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

	The expenses in connection with distribution of the securities of the Company being Registered hereby, other than commissions and non-accountable expense allowances, will be borne directly by the Company rather than by the selling stockholder. Such expenses are estimated to be $50,000.

Item                                                                  Amount

United States Securities and Exchange Commission filing fee          $   300
Printing Expenses                                                      4,000
Fees and expenses of counsel for the Company                          22,000
Accounting fees and expenses                                          20,000
Transfer agent fees and expenses                                       3,000
Miscellaneous                                                            700
                                               TOTAL                 $50,000

                             PART II, Page 2

ITEM 26	RECENT SALES OF UNREGISTERED SECURITIES

Acquisition of RTG-TPD Holding Co., LLC.

On November 3, 1999, pursuant to the terms of a Purchase and Sale Agreement (the "Agreement") between the Company and RTG-TPD Holding Co., LLC. ("RTG"), a Colorado Limited Liability Corporation, the Company purchased all the outstanding interest in the Limited Liability Corporation, and liquidated it. Pursuant to the terms of the Agreement, the owners of RTG received 7,000,000 shares (See Prospectus-Principal Shareholders). The owners are Miyung Lee and Daniel Lee, who each received 3,500,000 shares each. Mrs.
Lee is the wife of the President, Stan J. H. Lee, and Daniel Lee is their 14 year old son.

The shares received by Mr. And Mrs. Lee are subject to Rule 144 of the Securities and Exchange Commission, and exempt from registration through reliance on Section 4(2) of the Securities Act of 1933, in that both parties are sophisticated purchasers.

ITEM 27:	EXHIBITS

Exhibit
Number  Description                                                     Page

1.	Constituent Document:
        .1      Original Article of Incorporation                        62
        .11     Amended and Restated Articles of Incorporation           65
        .12     Second Amended and Restated Articles of Incorporation    84
        .2      Bylaws                                                   87

5.1     Opinion of Counsel                                               96

10.	Material Contracts:
	.1	Operating Agreement, Komart Korean & Japanese
                Supermarket, LLC.                                        97
        .2      Operating Agreement, 2050 S. Havana St. (DTSE), LLC.    113
        .3      Operating Agreement RTG-TPD Holding Co., LLC.           129

22.     Subsisiaries of the Registrant                                  145

24.6    Consent of Auditors                                             146

27      Financial Data Schedule                                         198

99 Additional Exhibits
 .1	Financial Statements Diversified Medical Holdings
       (unaudited) 1997-1999                                            147

                             Part II, Page 3


ITEM 28: UNDERTAKINGS

A.	Certificates

	The Company hereby undertakes to provide its transfer agent with certificates in such denominations and registered in such names as required to permit delivery thereof to each purchaser of the Selling Stockholders' stock offered hereby, from time to time, as required, starting as of the close of business on the day immediately following the date of this Registration Statement.

B.	Liabilities

	Insofar as indemnification of liabilities arising under the securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

C.	Further Undertakings

	The Company undertakes to file a post effective amendment to the Registration Statement identifying any underwriter who may agree to sell any shares of any Selling Stockholder, and to set forth the terms of any underwriting agreement or arrangement. The said underwriter shall also deliver a market making prospectus. As far as the Company is aware, there exists no past, present, or future plans, proposals, or undertakings with respect to any underwriter and any selling stockholder.

	The Company further undertakes to:

1.	File during any period in which it offers or sells securities, a post effective amendment to this Registration Statement to:
	a)	Include any prospectus required by Section 10(a)(3) of the
                Securities Act;
	b)	Reflect in the prospectus any facts or events which,
                individually or together represent a fundamental change in the information in th registration statement; and,
	c)	Include any additional or changed material information on
                the plan of distribution.

2. For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post effective amendment to remove from registration any securities that remain unsold at the end of the offering.

Part II, Page 4


SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned in the City of Fort Lee, State of New Jersey on December 8, 1999.

eKOMART.COM, INC.


By: /s/Stan J. H. Lee/s/
       Stan J. H. Lee
       President and Chairman of the Board
       of Directors


	Pursuant to the requirements of the Exchange Act of 1934, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Date: December 8, 1999.
	eKOMART.COM, INC.


	By: /s/Stan J. H. Lee/s/
	Stan J. H. Lee
	President and Chairman of the Board
        of Directors, sole Director

       58   BLANK PAGE


                                           Registration Number: 000-1100399


= = = = = = = = = = = = = = = = = = = = = = = = = = = = = == = = = = = = = = =
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 FORM SB-2

                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933

= = = = = = = = = = = = = = = = = = = = = = = = = = = = = == = == = = =  = = =








= = = = = = = = = = = = = = = = = = = = = = = = = = = = = == = = = = = = = = =

                                 EXHIBITS

= = = = = = = = = = = = = = = = = = = = = = = = = = = = = == = = = = = = = = =

                                  (SEAL)
                        FLORIDA DEPARTMENT OF STATE
                            Sandra B. Mortham
                           Secretary of State

February 12, 1997


DIVERSIFIED MEDICAL HOLDINGS, INC.
PO BOX 16546
WEST PALM BEACH, FL  33416






The Articles of Incorporation for DIVERSIFIED MEDICAL HOLDINGS, INC. were filed on February 11, 1997, and assigned document number P97000013637 Please refer to this number whenever corresponding with this office.

Enclosed is the certification requested. To be official, the certification for a certified copy must be attached to the original document that was electronically submitted and filed under FAX audit number H97000002477.

A corporation annual report will be due this office between January 1 and May 1 of the year following the calendar year of the file date year. A Federal Employer Identification (FEI) number will be required before this report can be filed. Please apply NOW with the Internal Revenue Service by calling 1-800-829-3676 and requesting form SS-4.

Please be aware if the corporate address changes, of the corporation to notify this office. it is the responsibility of the corporation to notify this office.

Should you have questions regarding corporations, please contact this office at the address given below.

Neysa Culligan
Document Specialist
New Filings Section
Division of Corporations	Letter Number:	397A00007435

                                  (SEAL)
                             State of Florida
                           Department of State

I certify from the records of this office that DIVERSIFIED MEDICAL HOLDINGS, INC. is a corporation organized under the laws of the State of Florida, filed on February 11, 1997.

The document number of this corporation is P97000013637.

I further certify that said corporation has paid all fees and penalties due this office through December 31, 1997, and its status is active.

I further certify that said corporation has not filed Articles of Dissolution.

I further certify that this is an electronically transmitted certificate authorized by section 15.16, Florida Statutes, and authenticated by the code, 397A00007435-021297-P97000013637-l/1, noted below.

Given under my hand and the Great Seal of the State of Florida, at Tallahassee, the Capital, this the Twelfth day of February, 1997

Authentication Code: 397A00007435-021297-P97000013637-1/1

(SEAL)                                                /s/Sandra B. Mortham/s/
                                                         Secretary of State

                        Articles of Incorporation
                                  of
                   Diversified Medical Holdings, Inc.

Article I.Name

The name of this Florida corporation is:
Diversified Medical Holdings, Inc.


Article II. Address

The mailing address of the Corporation is:
Diversified Medical Holdings, Inc.
PO Box 16546
West Palm Beach FL 33416

Article III. Registered Agent

The name and address of the registered agent of the Corporation is:
Corporate Creations Enterprises, Inc.
4521 PGA Boulevard #211
Palm Beach Gardens FL 33418

Article IV. Board of Directors

The name of each member of the Corporation's Board of Directors is:
Thomas V. Simmons, Jr.

The affairs of the Corporation shall be managed by a Board of Directors consisting of no less than one director. The number of directors may be increased or decreased from time to time in accordance with the Bylaws of the Corporation. The election of directors shall be done in accordance with the Bylaws. The directors shall be protected from personal liability to the fullest extent permitted by applicable law.



H97000002477
Corporate Creations International Inc.
401 Ocean Drive #312 (Door Code 125)
Miami Beach FL 33139-6629
(305) 672-0686

Article V. Capital Stock

The Corporation shall have the authority to issue 100 shares of common stock, par value $.01 per share.


Article VI. Incorporator

The name and address of the incorporator is:
Corporate Creations International Inc.
401 Ocean Drive #312 (Door Code 125)
Miami Beach FL 33139-6629

Article VII. Corporate Existence

The corporate existence of the Corporation shall begin effective
February 11, 1997

The undersigned incorporator executed these Articles of Incorporation on February 11, 1997



Corporate Creations International Inc.



By:      /s/Luis A. Uriarte/s/
            Vice President


H97000002477
Corporate Creations International Inc.
401 Ocean Drive #312 (Door Code 125)
Miami Beach FL 33139-6629
(305) 672-0686

CERTIFICATE OF DESIGNATION
REGISTERED AGENT AND REGISTERED OFFICE


CORPORATION:

Diversified Medical Holdings, Inc.

REGISTERED AGENT:

Corporate Creations Enterprises, Inc.
4521 PGA Boulevard #211
Palm Beach Gardens Ft 33418



I agree to act as registered agent to accept service of process for the corporation named above at the place designated in this Certificate. I agree to comply with the provisions of all statutes relating to the proper and complete performance of the registered agent duties. I am familiar with and accept the obligations of the registered agent position.





/s/Luis A. Uriarte/s/, Vice President
Corporate Creations Enterprises, Inc.

Date:	February 11, 1997





H97000002477
Corporate Creations International Inc,
401 Ocean Drive #312 (Door Code 125)
Miami Beach FL 33139-6e29
(305) 672-0686

                        FLORIDA DEPARTMENT OF STATE
                             Sandra B. Mortham
                            Secretary of State
October 1, 1997


DIVERSIFIED MEDICAL HOLDINGS, INC.
PO BOX 16546
WEST PALM BEACH, FL  33416




Re:	Document Number P97000013637

The Amended and Restated Articles of Incorporation for DIVERSIFIED MEDICAL HOLDINGS, INC., a Florida corporation, were filed on October 1, 1997.

The certification you requested is enclosed. To be official, the Certificate for a certified copy must be attached to the original document that was electronically submitted under FAX audit number H97000016317.

Should you have any questions concerning this matter, please telephone
(850) 487-6050, the Amendment Filing Section.

/s/Darlene Connell/s/
Corporate Specialist
Division of Corporations	Letter Number: 797A00048395

                             State of Florida

                            Department of State

I certify the attached is a true and correct copy of the Amended and Restated Articles of Incorporation, filed on October 1, 1997, for
DIVERSIFIED MEDICAL HOLDINGS, INC., a Florida corporation, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H97000016317. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below.

The document number of this corporation is P97000013637.

Given under my hand and the
Great Seal of the State of Florida,
at Tallahassee, the Capital, this the
First day of October, 1997

Authentication Code: 797A00048395-100197-P97000013637-1/1

(SEAL)

                                                     /s/Sandra B. Mortham/s/
                                                        Secretary of State

                             AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION
                                     OF
                      DIVERSIFIED MEDICAL HOLDINGS, INC.

Pursuant to Section 607.1007 of the Florida Statutes, Diversified Medical Holdings, Inc. (the "Corporation"), certifies that:

FIRST: The name of the Corporation is Diversified Medical Holdings, Inc. The original Articles of Incorporation were filed with the Secretary of State of the State of Florida on February 11, 1997.

SECOND: These Amended and Restated Articles of Incorporation contain amendments requiring the approval of the holders of a majority of the issued and outstanding shares of the common stock of the Corporation. The holders of a majority of the issued and outstanding shares of the Corporation's common stock approved such amendments and the Board of Directors of the Corporation duly adopted these Amended and Restated Articles of Incorporation by a Joint Unanimous Written Consent of Sole Director and Sole Stockholder of the Corporation dated September 30, 1997. The number of votes cast for the amendments was sufficient for approval by the holders of common stock of the Corporation.

THIRD: The Articles of Incorporation of the Corporation are amended and restated to read in their entirety as follows:

                             ARTICLE ONE

The name of the Corporation is: Diversified Medical Holdings, Inc.

                             ARTICLE TWO

The mailing address of the Corporation shall be: P.O. Box 16546, West Palm Beach, FL 33416.

                             ARTICLE THREE

The street address of the registered office of the Corporation is: 4521 PGA Boulevard #211, Palm Beach Gardens, FL 3341 S. The name of the registered agent of the Corporation at that address is: Corporate Creations
Enterprises, Inc.

                             ARTICLE FOUR

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Act of the State of Florida.


Phillip T. Ridolfo, Jr., Esq.
777 S. Flagler Drive, Suite 310-East
West Palm Beach, FL 33401
(561)650-7900
FL Bar #0963275

                             ARTICLE FIVE

Authorized Capital. The total number of shares of all classes of capital stock which the Corporation has authority to issue is 8,000,000 shares consisting of (i) 6,000,000 shares of Common Stock with a par value of $.001 per share, (ii) 300,000 shares of Series A Preferred Stock with a par value of $.001 per share, and (iii) 1,700,000 shares of "blank check preferred stock."

A.	Series A Preferred Stock.

1.	Designation and Number.  There is hereby designated a series of
Preferred Stock to be known as "Series A Preferred Stock." The number of shares constituting the Series A Preferred Stock shall be 300,000.

2.	Dividends.  The Corporation shall not declare or pay any dividend or make any other distribution to the holders of the Common Stock unless the holders of the Series A Preferred Stock participate with the holders of the Common Stock in any such dividend or distribution, and a dividend or distribution is prior thereto or simultaneously therewith, declared or paid, as the case may be, to the holders of the Series A Preferred Stock as set forth in the immediately succeeding sentence. In the case of a dividend or distribution to the holders of the Common Stock, the holder of each share of Series A Preferred Stock shall receive the same dividend or distribution that a holder of the number of shares of Common Stock equal to the Conversion Ratio would be entitled to receive.

3.	Conversion.  A holder of shares of Series A Preferred Stock shall have the right, at such holder's option, at any time or from time to time to convert any shares of Series A Preferred Stock owned by such holder into shares of Common Stock on a one-for-one basis (the "Conversion Ratio").
In addition, Each share of Series A Preferred Stock shall automatically be converted into the number of shares of Common Stock issuable upon the conversion thereof at the then effective Conversion Ratio upon the Corporation's Common Stock being Publicly Traded. For purposes of this designation, the term "Publicly Traded" shall mean from and after the time the Corporation's Common Stock becomes registered pursuant to the Exchange Act of 1934 Before any holder of Series A Preferred Stock shall be entitled to convert such stock into full shares of Common Stock pursuant to this section, such holder shall surrender the certificate or certificates there for, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock (or the holder shall notify the Corporation or its transfer agent that such certificate has been lost, stolen or destroyed and execute an agreement in form and substance reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith), and shall give written notice to the Corporation at such office that holder elects to convert the same and shall state therein holder's name or the name or names of holder's nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation, as soon as practicable thereafter, shall issue and deliver at such office to such holder of Series A Preferred Stock, or to such holder's nominee or nominees a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fractional shares. In case the number of shares of Series A
Preferred Stock represented by the certificate or certificates surrendered exceeds the number of shares converted. the Corporation shall, upon such conversation, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall at that time cease to be a holder of the shares of Series A Preferred Stock for any purpose whatsoever and shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

4.	Anti-Dilution. The Conversion Ratio shall be subject to adjustment from time to time upon the happening of certain events as provided in this section as follows:

(a)	In case the Corporation shall at any time or from time to time after the date hereof (i) pay any dividend, or make any distribution, on the outstanding shares of Common Stock (or Common Stock Equivalents) in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of the shares of Common Stock any shares of capital stock of the Corporation, then and in each such case, the Conversion Ration in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder shall be entitled to receive the number and type of shares of Common Stock which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such holder's Series A Preferred Stock been converted into Common Stock immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this Section shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

(b)	Except with respect to Excluded Securities (as defined below), in case the Corporation shall issue any shares of Common Stock (or Common Stock Equivalents) after the date hereof at a consideration per share (or having a conversion price per share) less than $1.00 per share, then in each such case, the Conversion Ratio shall be adjusted by multiplying (i) the Conversion Ratio in effect on the day immediately prior to the date of issuance of such shares (or Common Stock Equivalents) by (ii) a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such date prior to such issuance and (y) the number of shares of Common Stock convertible at the then current Conversion Ratio with the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so issued (or issuable upon conversion, exchange or exercise of such Common Stock Equivalents), and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such date prior to such issuance and (y) the number of additional shares of

Common Stock issued (or issuable upon conversion, exchange or exercise of such Common Stock Equivalents). An adjustment made pursuant to this Section shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively to the close of business on the date of such issuance. For purposes of this Section, the aggregate consideration receivable by the Corporation in connection with the issuance of shares of Common Stock or of Common Stock Equivalents shall be deemed to be equal to the sum of the aggregate offering price (the aggregate consideration received by the Corporation in connection with the issuance of all such Common Stock and/or Common Stock Equivalents before deduction of underwriting discounts or commissions and expenses payable to third parties, if any) of all such Common Stock and/or Common Stock Equivalents plus the minimum aggregate amount, if any, payable upon conversion, exchange or exercise of any such Common Stock Equivalents. The issuance or reissuance of any shares of Common Stock (whether treasury shares or newly issued shares) pursuant to a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the Conversion Ratio pursuant to Section (a) above shall not be deemed to constitute an issuance of Common Stock or Common Stock Equivalents by the Corporation to which this Section applies. Upon the expiration of any unconverted, unexchanged or unexercised Common Stock Equivalents for which an adjustment has been made pursuant to this Section, the adjustments shall forthwith be reversed to effect such Conversion Ratio as would have been in effect if at the time of such Common Stock Equivalents, to the extent outstanding immediately prior to such expiration or termination, had never been issued. Excluded Securities shall mean (i) all shares of Common Stock or Common Stock Equivalents issued and outstanding upon the date on which shares of Series A Preferred Stock are first issued, (ii) 500,000 shares of Common Stock options and/or warrants issuable pursuant to a Stock Incentive Plan to be adopted by the Board of Directors of the Corporation, and (iii) warrants to purchase up to 200,000 shares of Common Stock exercisable at $.30 per share.

(c)	For purposes of Subsections (a) through (d) of this Section, the number of shares of Common Stock at any time outstanding shall mean the aggregate of all shares of Common Stock then outstanding (other than any shares of Common Stock then owned or held by or for the account of the Corporation) treating for purposes of this calculation all Common Stock Equivalents as having been converted, exchanged or exercised.

(d)	If the Corporation shall take a record of the holders of its Common
Stock for the purpose of entitling them to receive a dividend or other distribution and shall thereafter, and before such dividend or distribution is paid or delivered to stockholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Conversion Ratio then in effect shall be made by reason of the taking of such record, and any such adjustment previously made as a result of the taking of such record shall be reversed.

(e)	As used in this Section, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $0.00l per share, as constituted on the date hereof, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends nor be entitled to a preference, in the distribution of assets upon the voluntary or involuntary liquidation dissolution or winding up of the Corporation.

(f)	In the case of a Sale of the Corporation or a proposed
reorganization of the Corporation or a proposed reclassification of the capital stock of the Corporation (except a transaction for which provision for adjustment is otherwise made in this Section), the Warrant shall thereafter be exercisable into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon exercise of such Warrant would have been entitled upon such Sale of the Corporation, reorganization or reclassification; and, in every such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the applicable Conversion Ratio) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of Series A Preferred Stock. The Corporation shall not effect any such Sale of the Corporation unless prior to or simultaneously with the consummation thereof the successor Corporation or purchaser, as the case may be, shall assume by written instrument the obligation to deliver to the holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, each such holder is entitled to receive.

(g)	Whenever the Conversion Ratio is adjusted as herein provided, the
Corporation shall prepare and deliver forthwith to the holder a certificate signed by its President or a Vice President, or by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, setting forth the adjusted Conversion after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which adjustment was made.

5.	Liquidation, Dissolution or Winding Up.

(a)	Upon the voluntary or involuntary dissolution, liquidation or winding up (each, a "Liquidation") of the Corporation, the holders of the shares of the Series A Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders the Preferred Distribution Preference Per Share (as defined below) with respect to each outstanding share of Series A Preferred Stock.

(b)	If upon any such Liquidation, whether voluntary or involuntary, the assets to be distributed to the holders of the Series A Preferred Stock shall be insufficient to permit payment of the full amount of the Preferred Distribution Preference Per Share with respect to each share of Series A Preferred Stock, then the entire assets of the Corporation to be distributed among the holders of the Series A Preferred Stock shall be distributed ratably among such holders.

	(c)	After the payment to the holders of shares of the Series A
Preferred Stock of the full amount of the liquidating distribution to which they are entitled under this Section (collectively, the "Aggregate Preference Amount"), an amount equal to the Aggregate Preference Amount shall be distributed ratably to the holders of Common Stock out of the assets of the Corporation. After the Payment to the holders of Common Stock of an amount equal to the Aggregate Preference Amount, the remaining assets of the Corporation available for distribution to the stock holders shall be distributed ratably to the holders of Common Stock (treating for purposes of this calculation all shares of Series A Preferred Stock as having been converted into Common Stock).

(d)	Neither the consolidation, merger or other business combination of the Corporation with or into any other Person or Persons nor the sale of all or substantially all the assets of the Corporation shall be deemed to be a Liquidation for purposes of this Section.

			(e)	"Preferred Distribution Preference Per
Share" shall mean, with respect to each share of Series A Preferred Stock, One and no/100 dollars ($1.00).

6.	Voting Rights. In addition to any voting rights provided by law, the holder of each share of Series A Preferred Stock shall be entitled to vote on all matters and shall be entitled to the number of votes equal to the number of votes a holder of the shares of Common Stock, whole or fractional, into which such share of Series A Preferred Stock is convertible pursuant to
Section is entitled to, at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholder is solicited. In the event the Corporation is not (i) Publicly Traded prior to December 31, 1999, and (ii) more that 150,000 shares of Series A Preferred Stock remains outstanding subsequent to January 31, 2000, then, for so long as at least 100,000 shares of Series A Preferred Stock remains outstanding, the holders of a majority of Series A Preferred Stock outstanding shall have the right to elect a majority of the Corporation's Board of Directors. In such an election, each holder of shares of Series A Preferred Stock shall be entitled to one vote for each share of Series A Preferred Stock held and no holder of Series A Preferred Stock shall be entitled to cumulate his votes by giving one candidate more than one vote per share.

7.	Redemption. In the event that the Corporation's Common Stock is not
Publicly Traded prior to December 31, 1999, the shares of Series A Preferred Stock shall be subject to mandatory redemption at the election of the holder of such shares. Upon a redemption election, the holder shall be entitled to receive from the Corporation a cash amount per share equal to the Preferred Distribution Preference per share plus accrued dividends if any. Any redemption payment to be made hereunder shall hereinafter be referred to as a "Preferred Redemption Payment." If less than all the shares of the Series A Preferred Stock then outstanding are to be redeemed, the redemption shall be on a pro rata basis with respect to such shares based upon the number of outstanding shares of Series A Preferred Stock then owned by each holder thereof. If, upon a redemption, the assets of the Corporation available for redemption shall be insufficient to pay the holders of Series A Preferred Stock the full amounts to which they shall be entitled, the holders of shares of Series A Preferred

Stock shall share ratably in any such redemption according to the respective amounts which would be payable in respect of shares held by them upon such redemption if all amounts payable on or with respect to said shares were paid in full, and the Corporation shall immediately thereafter commence with a Liquidation. A holder of Series A Preferred Stock shall be entitled to redemption of such stock pursuant to this section upon the surrender of the certificate or certificates thereof, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock (or the holder shall notify the Corporation or its transfer agent that such certificate has been lost, stolen or destroyed, and execute an agreement in form and substance reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith), and shall give written notice to the Corporation at such office that holder elects to redeem the same. The Corporation, as soon as practicable thereafter but in no event later than Fifteen (15) days, shall provide such holder of Series A Preferred Stock with a Preferred Redemption Payment.

B.	Blank Check Preferred Stock.

I.	Issuance. The blank check preferred stock may be issued from time to time in one or more series. Subject to the limitations set forth herein and any limitations prescribed by law, the Board of Directors is expressly authorized, prior to issuance of any series of blank check preferred stock, to fix by resolution or resolutions providing for the issue of any series the number of shares included in such series and the designations, relative powers, preferences and rights, and the qualifications, limitations or restrictions of such series. Pursuant to the foregoing general authority vested in the Board of Directors, but not in limitation of the powers conferred on the Board of Directors thereby and by the Florida Business Corporation Act, the Board of Directors is expressly authorized to determine with respect to each series of blank check preferred stock:

(a)	the designation or designations of such series and the number of shares (which number from time to time may be decreased by the Board of Directors, but not below the number of such shares then outstanding, or may be increased by the Board of Directors unless otherwise provided in creating such series) constituting such series;

(b)	the rate or amount and times at which, and the preferences and conditions under which, dividends shall be payable on shares of such series, the status of such dividends as cumulative or noncumulative, the date or dates from which dividends, if cumulative, shall accumulate, and the status of such shares as participating or nonparticipating after the payment of dividends as to which such shares are entitled to any preference;

(c)	the rights and preferences, if any, of the holders of shares of such series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of' the corporation, which amount may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and the status of the shares of such series as participating or nonparticipating after the satisfaction of any such rights and preferences,

(d) the full or limited voting rights, if any, to be provided for shares of such series, in addition to the voting rights provided by law;

(e)	the times, terms and conditions, if any, upon which shares of such series shall be subject to redemption, including the amount the holders of shares of such series shall be entitled to receive upon redemption (which amount may vary under different conditions or at different redemption dates) and the amount, terms, conditions and manner of operation of any purchase, retirement or sinking fund to be provided for the shares of such series;

(f)	the rights, if any, of holders of shares of such series to convert such shares into, or to exchange such shares for, share of any other class or classes or of any other series of the same class, the prices or rates of conversion or exchange, and adjustments thereto, and any other terms and conditions applicable to such conversion or exchange;

(g)	the limitations, if any, applicable while such series is outstanding on the payment of dividends or making of distributions on, or the acquisition or redemption of Common Stock or any other class of shares ranking junior, either as to dividends or upon liquidation, to the shares of such series;

(h)	the conditions or restrictions, if any, upon the issue of any additional shares (including additional shares of such series or any other series or of any other class) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation; and

(i)	any other relative powers, preferences and participating, optional or other special right, and the qualifications, limitations or restrictions thereof' of shares of such series; in each case, so far as not inconsistent with the provisions of these Amended and Restated Articles of Incorporation or the Florida Business Corporation Act as then in effect.

                             ARTICLE SIX

The business and affairs of the Corporation shall be managed by the Board of Directors consisting of no less than one director. The number of directors may be increased or decreased from time to time in accordance with the Bylaws of the Corporation. The election of directors shall be done in accordance with the Bylaws.

                             ARTICLE SEVEN

The Corporation shall have perpetual existence.

                             ARTICLE EIGHT

The Corporation shall indemnify and advance expenses to, and may purchase and maintain insurance on behalf of, its officers and directors or any former officer or director, to the fullest extent permitted by law.

IN WITNESS WHEREOF, these Amended and Restated Articles of Incorporation were signed by the Chairman of the Board of Directors of the Corporation this 30th day of September, 1997.



                                                /s/Douglas R. Dimick/s/,
                                                 Chairman of the Board

                ACTION BY UNANIMOUS WRITTEN CONSENT OF
                        THE SOLE DIRECTOR OF
                  DIVERSIFIED MEDICAL HOLDINGS, INC.
                   IN LIEU OF A SPECIAL MEETING


The undersigned, being the sole Director of Diversified Medical Holdings, Inc., a Florida corporation (the "Corporation"), hereby makes the following written statements in lieu of holding a special meeting, pursuant to the terms of Section 607.0821, Florida Statutes.

WHEREAS, the sole Director of the Corporation believes it to be in the best interests of the Corporation to issue 300,000 shares of blank check preferred stock which shall be referred to as "Series A Preferred Stock" (the "Series
A Preferred Stock") in accordance with the terms set forth herein.

NOW, THEREFORE, Be It:

RESOLVED, that the sole Director does hereby approve the issuance of 300,000 shares of Series A Preferred Stock, the terms of which are as follows:
(1)     Designation and Number    There is hereby designated a series
of Preferred Stock to be known as "Series A Preferred Stock". The number of shares constituting the Series A Preferred Stock shall be 300,000.

(2)     Dividends    The Corporation shall not declare or pay any dividend
or make any other distribution to the holders of the Cornmon Stock unless the holders of the Series A Preferred Stock participate with the holders of the Common Stock in any such dividend or distribution, and a dividend or distribution is prior thereto or simultaneously therewith, declared or paid, as the case may be, to the holders of the Series A Preferred Stock as set forth in the immediately succeeding sentence. In the case of a dividend or distribution to the holders of the Common Stock, the holder of each share of Series A Preferred Stock shall receive the same dividend or distribution that a holder of the number of shares of Common Stock equal to the Conversion Ratio would be entitled to receive.

(3)    Conversion    A holder of shares of Series A Preferred Stock
shall have the right, at such holder's option, at any time or from time to time to convert any shares of Series A Preferred Stock owned by such holder into shares of Common Stock on a one-for-one basis (the "Conversion Ratio"). In addition, Each share of Series A Preferred Stock shall automatically be converted into the number of shares of Common Stock issuable upon the conversion thereof at the then effective Conversion Ratio upon the Corporation's Common Stock being Publicly Traded. For purposes of this designation, the term "Publicly Traded" shall mean from and after the time the Corporation's Common Stock becomes registered pursuant to the Exchange Act of 1934. Before any holder of Series A Preferred Stock shall be entitled to convert such stock into full shares of Common Stock pursuant to this section, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock (or the holder shall notify the

Corporation or its transfer agent that such certificate has been lost, stolen or destroyed and execute an agreement in form and substance reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith), and shall give written notice to the Corporation at such office that holder elects to convert the same and shall state therein holder's name or the name or names of holder's nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation, as soon as practicable thereafter, shall issue and deliver at such office to such holder of Series A Preferred Stock, or to such holder's nominee or nominees a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fractional shares. In case the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered exceeds the number of shares converted, the Corporation shall, upon such conversation, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall at that time cease to be a holder of the shares of Series A Preferred Stock for any purpose whatsoever and shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(4)	Anti-Dilution.   The Conversion Ratio shall be subject to adjustment
from time to time upon the happening of certain events as provided in this section as follows:

(a)	In case the Corporation shall at any time or from time to time after the date hereof (i) pay any dividend, or make any distribution, on the outstanding shares of Common Stock (or Common Stock Equivalents) in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of the shares of Common Stock any shares of capital stock of the Corporation, then and in each such case, the Conversion Ration in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder shall be entitled to receive the number and type of shares of Common Stock which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such holder's Series A Preferred Stock been converted into Common Stock immediately prior to the happening of such event or the record date therefor, whichever is earlier.
An adjustment made pursuant to this Section shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

(b)	Except with respect to Excluded Securities (as defined below), in case the Corporation shall issue any shares of Common Stock (or Common Stock Equivalents) after the date hereof at a consideration per share (or having a conversion price per share) less than $1.00 per share, then in each such case, the Conversion Ratio shall be adjusted by multiplying (i) the

Conversion Ratio in effect on the day immediately prior to the date of issuance of such shares (or Common Stock Equivalents) by (ii) a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such date prior to such issuance and (y) the number of shares of Common Stock convertible at the then current Conversion Ratio with the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so issued (or issuable upon conversion, exchange or exercise of such Common Stock Equivalents), and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such date prior to such issuance and (y) the number of additional shares of Common Stock issued (or issuable upon conversion, exchange or exercise of such Common Stock Equivalents.) An adjustment made pursuant to this Section shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively to the close of business on the date of such issuance. For purposes of this Section, the aggregate consideration receivable by the Corporation in connection with the issuance of shares of Common Stock or of Common Stock Equivalents shall be deemed to be equal to the sum of the aggregate offering price (the aggregate consideration received by the Corporation in connection with the issuance of all such Common Stock and/or Common Stock Equivalents before deduction of underwriting discounts or commissions and expenses payable to third parties, if any) of all such Common Stock and/or Common Stock Equivalents plus the minimum aggregate amount, if any, payable upon conversion, exchange or exercise of any such Common Stock Equivalents. The issuance or reissuance of any shares of Common Stock (whether treasury shares or newly issued shares) pursuant to a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the Conversion Ratio pursuant to Section (a) above shall not be deemed to constitute an issuance of Common Stock or Common Stock Equivalents by the Corporation to which this Section applies. Upon the expiration of any unconverted, unexchanged or unexercised Common Stock Equivalents for which an adjustment has been made pursuant to this Section, the adjustments shall forthwith be reversed to effect such Conversion Ratio as would have been in effect if at the time of such Common Stock Equivalents, to the extent outstanding immediately prior to such expiration or termination, had never been issued. Excluded Securities shall mean (i) all shares of Common Stock or Common Stock Equivalents issued and outstanding upon the date on which shares of Series A Preferred Stock are first issued, (ii) 500,000 shares of Common Stock options and/or warrants issuable pursuant to a Stock Incentive Plan to be adopted by the Board of Directors of the Corporation, and (iii) warrants to purchase up to 200,000 shares of Common Stock exercisable at $.30 per share.

(c)	For purposes of Subsections (a) through (d) of this Section, the number of shares of Common Stock at any time outstanding shall mean the aggregate of all shares of Common Stock then outstanding (other than any shares of Common Stock then owned or held by or for the account of the Corporation) treating for purposes of this calculation all Common Stock Equivalents as having been converted, exchanged or exercised.

(d)	If the Corporation shall take a record of the holders of its Common
Stock for the purpose of entitling them to receive a dividend or other distribution and shall thereafter, and before such dividend or distribution is paid or delivered to stockholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Conversion Ratio then in effect shall be made by reason of the taking of such record, and any such adjustment previously made as a result of the taking of such record shall be reversed.

(e)	As used in this Section, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $.00l per share, as constituted on the date hereof, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends nor be entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

(f)	In the case of a Sale of the Corporation or a proposed reorganization of the Corporation or a proposed reclassification of the capital stock of the Corporation (except a transaction for which provision for adjustment is otherwise made in this Section), the Warrant shall thereafter be exercisable into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon exercise of such Warrant would have been entitled upon such Sale of the Corporation, reorganization or reclassification; and, in every such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Series
A Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the applicable Conversion Ratio) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of Series A Preferred Stock. The Corporation shall not effect any such Sale of the Corporation unless prior to or simultaneously with the consummation thereof the successor Corporation or purchaser, as the case may be, shall assume by written instrument the obligation to deliver to the holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, each such holder is entitled to receive.

(g)	Whenever the Conversion Ratio is adjusted as herein provided, the
Corporation shall prepare and deliver forthwith to the holder a certificate signed by its President or a Vice President, or by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, setting forth the adjusted Conversion after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which adjustment was made.

(5)     Liquidation, Dissolution or Winding Up.

(a)	Upon the voluntary or involuntary dissolution, liquidation or winding up (each, a "Liquidation") of the Corporation, the holders of the shares of the Series A Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders the Preferred Distribution Preference Per Share (as defined below) with respect to each outstanding share of Series A Preferred Stock.

(b)	If upon any such Liquidation, whether voluntary or involuntary, the assets to be distributed to the holders of the Series A Preferred Stock shall be insufficient to permit payment of the full amount of the Preferred

Distribution Preference Per Share with respect to each share of Series A Preferred Stock, then the entire assets of the Corporation to be distributed among the holders of the Series A Preferred Stock shall be distributed ratably among such holders.

(c)	After the payment to the holders of shares of the Series A Preferred
Stock of the flill amount of the liquidating distribution to which they are entitled under this Section (collectively, the "Aggregate Preference Amount"), an amount equal to the Aggregate Preference Amount shall be distributed ratably to the holders of Common Stock out of the assets of the Corporation. After the Payment to the holders of Common Stock of an amount equal to the Aggregate Preference Amount, the remaining assets of the Corporation available for distribution to the stock holders shall be distributed ratably to the holders of Common Stock (treating for purposes of this calculation all shares of Series A Preferred Stock as having been converted into Common Stock).

(d)	Neither the consolidation, merger or other business combination of the Corporation with or into any other Person or Persons nor the sale of all or substantially all the assets of the Corporation shall be deemed to be a Liquidation for purposes of this Section.

(e)	"Preferred Distribution Preference Per Share" shall mean, with respect to each share of Series A Preferred Stock, One and no/100 dollars
($1.00).

(6)	Voting Rights.   In addition to any voting rights provided by law,
the holder of each share of Series A Preferred Stock shall be entitled to vote on all matters and shall be entitled to the number of votes equal to the number of votes a holder of the shares of Common Stock, whole or fractional, into which such share of Series A Preferred Stock is convertible pursuant to Section is entitled to, at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholder is solicited. In the event the Corporation is not (i) Publicly Traded prior to December 31, 1999, and (ii) more that 150,000 shares of Series A Preferred Stock remains outstanding subsequent to January 31, 2000, then, for so long as at least 100,000 shares of Series
A Preferred Stock remains outstanding, the holders of a majority of Series
A Preferred Stock outstanding shall have the right to elect a majority of the Corporation's Board of Directors. In such an election, each holder of shares of Series A Preferred Stock shall be entitled to one vote for each share of Series A Preferred Stock held and no holder of Series A Preferred Stock shall be entitled to cumulate his votes by giving one candidate more than one vote per share.

(7)	Redemption.   In the event that the Corporation's Common Stock is
not Publicly Traded prior to December 31, 1999, the shares of Series A Preferred Stock shall be subject to mandatory redemption at the election of the holder of such shares. Upon a redemption election, the holder shall be entitled to receive from the Corporation a cash amount per share equal to the Preferred Distribution Preference per share plus accrued dividends, if any. Any redemption payment to be made hereunder shall hereinafter be referred to as a "Preferred Redemption Payment." If less than all the shares of the Series A Preferred Stock then outstanding are to be redeemed, the redemption shall be on a pro rata basis with respect to such shares based upon the number of outstanding shares of Series A Preferred Stock then owned by each holder thereof. If; upon a redemption, the assets of the Corporation available for redemption shall be insufficient to pay the holders of Series A Preferred Stock the full amounts to which they shall be entitled, the holders of shares of Series A Preferred Stock shall share ratably in any such redemption according to the respective amounts which would be payable in respect of shares held by them upon such redemption if all amounts payable on or with respect to said shares were paid in full, and the Corporation shall immediately thereafter commence with a Liquidation. A holder of Series A Preferred Stock shall be entitled to redemption of such stock pursuant to this section upon the surrender of the certificate or certificates thereof; duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock (or the holder shall notify the Corporation or its transfer agent that such certificate has been lost, stolen or destroyed, and execute an agreement in form and substance reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith), and shall give written notice to the Corporation at such office that holder elects to redeem the same. The Corporation, as soon as practicable thereafter but in no event later than Fifteen (15) days, shall provide such holder of Series A Preferred Stock with a Preferred Redemption Payment.

FINALLY RESOLVED, that the proper officers are hereby authorized to take any actions and do any and all other things necessary or appropriate in order to implement the foregoing Resolution.

Dated:	September 30, 1997


/s/Douglas R. Dimick,/s/ Sole Director

CORPORATE CREATIONS
941 Fourth Street #200                                Tel (305) 672-0686
Miami Beach, FL  33139                                Fax (305)672-9110

Apri1 22, 1999

Thomas Simmons
P.O. Box 16546
West Palm Beach, Fl  33416


Please find enclosed the Amended and Restated Articles of Incorporation a long with stock certificates for preferred and common stock.

Thank you very much for choosing our services.

Sincere1y,

/s/Todd Hardy/s/

Todd Hardy
Vice President

www.corpcreations.com
todd@corpcreations.com

                             FLORIDA DEPARTMENT OF STATE
                                 Katherine Harris
                                Secretary of State
April 19, 1999


INETBOARD, INC.
PO BOX 16546
WEST PALM BEACH, FL 33416






Re:	Document Number P97000013637

The Amended and Restated Articles of Incorporation for DIVERSIFIED MEDICAL HOLDINGS, INC. which changed its name to INETBOARD, INC., a Florida corporation, were filed on April 16, 1999.

This document was electronically received and filed under FAX audit number H 99000008877.

Should you have any questions concerning this matter, please telephone (650) 487-6050, the Amendment Filing Section.

/s/Darlene Connell/s/



Darlene Connell
Corporate Specialist
Division of Corporations	Letter Number: 899A00020146

                          AMENDED AND RESTATED
                         ARTICLES OF INCORPORATION

These Amended and Restated Articles of Incorporation were adopted effective by the Corporation's Board of Directors and shareholders pursuant to section 607.1007, Florida Statutes. Each amendment set forth in these Amended and Restated Articles of Incorporation was approved by the shareholders by a vote sufficient for approval of the amendment. These Amended and Restated Articles of Incorporation supersede the original Articles of Incorporation, as amended.

Article I Name
If no old name is listed below, the name of this Florida corporation has not been changed. If the current/new name listed below differs from the old name, the current/new name will become effective upon the filing of this document.


Current/New Name: iNetboard, Inc.
Old Name: Diversified Medical Holdings, Inc.



Article II. Address

The mailing address of the Corporation is:
iNetboard, Inc.
P.O. Box 16546
West Palm Beach FL 33416


Article III. Board of Directors

The name of each member of the Corporation's Board of Directors is:

Douglas R. Dimick

The affairs of the Corporation shall be managed by a Board of Directors consisting of no less than one director. The number of directors may be increased or decreased from time to time in accordance with the Bylaws of the Corporation. The election of directors shall be done in accordance with the Bylaws. The directors shall be protected from personal liability to the fullest extent permitted by applicable law.


Corporate Creations International Inc.
941 Fourth Street #200
Miami Beach FL 33139
(305) 672-0686

Article IV Capital Stock

The Corporation shall have the authority to issue 20,000,000 shares of common stock, par value $.001 per share. In addition, the Corporation shall have the authority to issue 2,000,000 shares of preferred stock, par value $.001 per share, which may be divided into series and with the preferences, limitations and relative rights determined by the Board of Directors.




Article V. Registered Agent

The name and address of the registered agent of the Corporation is:
Thomas V. Simmons, Jr.
668 Fergusson Lane
West Palm Beach FL 33415


Article VI. Corporate Existence

The corporate existence of the Corporation will begin effective upon the filing date of the original Articles of Incorporation.

The undersigned executed these Amended and Restated Articles of Incorporation on the date shown below.






Diversified Medical Holdings, Inc. iNetboard, Inc.
By: /s/Douglas R. Dimick/s/

Name: Douglas R. Dimick
Title:	President

Date: 15 April 99

Corporate Creations International Inc.
941 Fourth Street #200
Miami Beach FL 33139
(305) 672-0686

CERTIFICATE OF DESIGN
ON REGISTERED AGENT/OFFICE



CORPORATION

iNetboard, Inc.



REGISTERED AGENT/OFFICE:

Thomas V. Simmons, Jr.
668 Fergusson Lane
West Palm Beach FL 33415



I agree to act as registered agent to accept service of process for the corporation named above at the place designated in this Certificate. I agree to comply with the provisions of all statutes relating to the proper and complete performance of the registered agent duties. I am familiar with and accept the obligations of the registered agent position.


/s/Thomas V. Simmons, Jr./s/

Date:   April 15, 1999





Corporate Creations International Inc.
941 Fourth Street #200
Miami Beach FL 33139
(305) 672-0886

                               Bylaws
                                 of
                  Diversified Medical Holdings, Inc.


ARTICLE I.   DIRECTORS

Section 1. Function. All corporate powers shall be exercised by or under the authority of the Board of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. Directors must be natural persons who are at least 18 years of age but need not be shareholders of the Corporation. Residents of any state may be directors.

Section 2.   Compensation.  The shareholders shall have authority to fix
the compensation of directors.   Unless specifically authorized by a
resolution of the shareholders, the directors shall serve in such capacity without compensation.

Section 3. Presumption of Assent. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he objects at the beginning of the meeting (or promptly upon arriving) to the holding of the meeting or transacting the specified business at the meeting, or if the director votes against the action taken or abstains from voting because of an asserted conflict of interest.

Section 4.   Number.  The Corporation shall have at least the minimum number
of directors required by law.   The number of directors may be increased or
decreased from time to time by the Board of Directors.

Section 5. Election and Term. At each annual meeting of shareholders, the shareholders shall elect directors to hold office until the next annual meeting or until their earlier resignation, removal from office or death. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

Section 6. Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled by the shareholders or by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders. If there are no remaining directors, the vacancy shall be filled by the shareholders.

Section 7. Removal of Directors. At a meeting of shareholders, any director or the entire Board of Directors may be removed, with or without cause, provided the notice of the meeting states that one of the purposes of the meeting is the removal of the director. A director may be removed only if the number of votes cast to remove him exceeds the number of votes cast against removal.

Section 8. Quorum and Voting. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 9. Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more committees each of which must have at least two members. Each committee shall have the authority set forth in the resolution designating the committee.

Section 10. Place of Meeting. Regular and special meetings of the Board of Directors shall be held at the principal place of business of the Corporation or at another place designated by the person or persons giving notice or otherwise calling the meeting.

Section 11. Time. Notice and Call of Meetings. Regular meetings of the Board of Directors shall be held without notice at the time and on the date designated by resolution of the Board of Directors. Written notice of the time, date and place of special meetings of the Board of Directors shall be given to each director by mail delivery at least two days before the meeting.

Notice of a meeting of the Board of Directors need not be given to a director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting constitutes a waiver of notice of that meeting and waiver of all objections to the place of the meeting, the time of the meeting, and the manner in which it has been called or convened, unless a director objects to the transaction of business (promptly upon arrival at the meeting) because the meeting is not lawfully called or convened.
Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors must be specified in the notice or waiver of notice of the meeting.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of an adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors. Meetings of the Board of Directors may be called by the President or the Chairman of the Board of Directors. Members of the Board of Directors and any committee of the Board may participate in a meeting by telephone conference or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation by these means constitutes presence in person at a meeting.

Section 12. Action By Written Consent. Any action required or permitted to be taken at a meeting of directors may be taken without a meeting if a consent in writing setting forth the action to be taken and signed by all of the directors is filed in the minutes of the proceedings of the Board. The action taken shall be deemed effective when the last director signs the consent, unless the consent specifies otherwise.

ARTICLE II.   MEETING OF SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders of the corporation for the election of officers and for such other business as may properly come before the meeting shall be held at such time and place as designated by the Board of Directors.

Section 2. Special Meeting. Special meetings of the shareholders shall be held when directed by the President or when requested in writing by shareholders holding at least 10% of the Corporation's stock having the right and entitled to vote at such meeting. A meeting requested by shareholders shall be called by the President for a date not less than 10 nor more than 60 days after the request is made. Only business within the purposes described in the meeting notice may be conducted at a special shareholders' meeting.

Section 3. Place. Meetings of the shareholders will be held at the principal place of business of the Corporation or at such other place as is designated by the Board of Directors.

Section 4. Notice. A written notice of each meeting of shareholders shall be mailed to each shareholder having the right and entitled to vote at the meeting at the address as it appears on the records of the Corporation. The meeting notice shall be mailed not less than 10 nor more than 60 days before the date set for the meeting. The record date for determining shareholders entitled to vote at the meeting will be the close of business on the day before the notice is sent. The notice shall state the time and place the meeting is to be held. A notice of a special meeting shall also state the purposes of the meeting. A notice of meeting shall be sufficient for that meeting and any adjournment of it. If a shareholder transfers any shares after the notice is sent, it shall not be necessary to notify the transferee. All shareholders may waive notice of a meeting at any time.

Section 5. Shareholder Quorum A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Any number of shareholders, even if less than a quorum, may adjourn the meeting without further notice until a quorum is obtained.

Section 6. Shareholder Voting. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. An alphabetical list of all shareholders who are entitled to notice of a shareholders' meeting along with their addresses and the number of shares held by each shall be produced at a shareholders' meeting upon the request of any shareholder.

Section 7. Proxies. A shareholder entitled to vote at any meeting of shareholders or any adjournment thereof may vote in person or by proxy executed in writing and signed by the shareholder or his attorney-in-fact. The appointment of proxy will be effective when received by the Corporation's officer or agent authorized to tabulate votes. No proxy shall be valid more than 11 months after the date of its execution unless a longer term is expressly stated in the proxy.

Section 8. Validation. If shareholders who hold a majority of the voting stock entitled to vote at a meeting are present at the meeting, and sign a written consent to the meeting on the record, the acts of the meeting shall be valid, even if the meeting was not legally called and noticed.

Section 9. Conduct of Business Bv Written Consent. Any action of the shareholders may be taken without a meeting if written consents, setting forth the action taken, are signed by at least a majority of shares entitled to vote and are delivered to the officer or agent of the Corporation having custody of the Corporation's records within 60 days after the date that the earliest written consent was delivered. Within 10 days after obtaining an authorization of an action by written consent, notice shall be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action. If the action creates dissenters' rights, the notice shall contain a clear statement of the right of dissenting shareholders to be paid the fair value of their shares upon compliance with and as provided for by the state law governing corporations.

ARTICLE III.   OFFICERS

Section 1.   Officers; Election; Resignation; Vacancies.   The Corporation
shall have the officers and assistant officers that the Board of Directors appoint from time to time. Except as otherwise provided in an employment agreement which the Corporation has with an officer, each officer shall serve until a successor is chosen by the directors at a regular or special meeting of the directors or until removed. Officers and agents shall be chosen, serve for the terms, and have the duties determined by the directors. A person may hold two or more offices.

Any officer may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt, unless the notice specifies a later date. If the resignation is effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date provided the successor officer does not take office until the future effective date. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 2. Powers and Duties of Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

Section 3. Removal of Officers. An officer or agent or member of a committee elected or appointed by the Board of Directors may be removed by the Board with or without cause whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
Election or appointment of an officer, agent or member of a committee shall not of itself create contract rights. Any officer, if appointed by another officer, may be removed by that officer.

Section 4. Salaries. The Board of Directors may cause the Corporation to enter into employment agreements with any officer of the Corporation. Unless provided for in an employment agreement between the Corporation and an officer, all officers of the Corporation serve in their capacities without compensation.

Section 5. Bank Accounts. The Corporation shall have accounts with financial institutions as determined by the Board of Directors.

ARTICLE IV   DISTRIBUTIONS

The Board of Directors may, from time to time, declare distributions to its shareholders in cash property, or its own shares, unless the distribution would cause (i) the Corporation to be unable to pay its debts as they become due in the usual course of business, or (ii) the Corporation's assets to be less than its liabilities plus the amount necessary, if the Corporation were dissolved at the time of the distribution, to satisfy the preferential rights of shareholders whose rights are superior to those receiving the distribution. The shareholders and the Corporation may enter into an agreement requiring the distribution of corporate profits, subject to the provisions of law.

ARTICLE V   CORPORATE RECORDS

Section 1. Corporate Records. The corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time. The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors on behalf of the Corporation. The Corporation shall maintain accurate accounting records and a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each.

The Corporation shall keep a copy of its articles or restated articles of incorporation and all amendments to them currently in effect; these Bylaws or restated Bylaws and all amendments currently in effect; resolutions adopted by the Board of Directors creating one or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding; the minutes of all shareholders' meetings and records of all actions taken by shareholders without a meeting for the past three years; written communications to all shareholders generally or all shareholders of a class of series within the past three years, including the financial statements furnished for the last three years; a list of names and business street addresses of its current directors and officers; and its most recent annual report delivered to the Department of State.

Section 2. Shareholders' Inspection Rights. A shareholder is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any books and records of the Corporation. The shareholder must give the Corporation written notice of this demand at least five business days before the date on which he wishes to inspect and copy the record(s). The demand must be made in good faith and for a proper purpose. The shareholder must describe with reasonable particularity the purpose and the records he desires to inspect, and the records must be directly connected with this purpose. This Section does not affect the right of a shareholder to inspect and copy the shareholders' list described in this Article if the shareholder is in litigation with the Corporation.
In such a case, the shareholder shall have the same rights as any other litigant to compel the production of corporate records for examination.

The Corporation may deny any demand for inspection if the demand was made for an improper purpose, or if the demanding shareholder has within the two years preceding his demand, sold or offered for sale any list of shareholders of the Corporation or of any other corporation, has aided or abetted any person in procuring any list of shareholders for that purpose, or has improperly used any information secured through any prior examination of the records of this Corporation or any other corporation.


Section 3. Financial Statements for Shareholders. Unless modified by resolution of the shareholders within 120 days after the close of each fiscal year, the Corporation shall furnish its shareholders with annual financial statements which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for that year. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis.

If the annual financial statements are reported upon by a public accountant, his report must accompany them. If not, the statements must be accompanied by a statement of the President or the person responsible for the Corporation's accounting records stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation and describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year. The Corporation shall mail the annual financial statements to each shareholder within 120 days after the close of each fiscal year or within such additional time thereafter as is reasonably necessary to enable the Corporation to prepare its financial statements. Thereafter, on written request from a shareholder who was not mailed the statements, the Corporation shall mail him the latest annual financial statements.

Section 4. Other Reports to Shareholders. If the Corporation indemnifies or advances expenses to any director, officer, employee or agent otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next annual shareholders' meeting, or prior to the meeting if the indemnification or advance occurs after the giving of the notice but prior to the time the annual meeting is held. This report shall include a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

It the Corporation issues or authorizes the issuance of shares for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of shares authorized or issued, and the consideration received by the corporation, with or before the notice of the next shareholders' meeting.

ARTICLE VI   STOCK CERTIFICATES

Section 1. Issuance. The Board of Directors may authorize the issuance of some or all of the shares of any or all of its classes or series without certificates. Each certificate issued shall be signed by the President and the Secretary (or the Treasurer). The rights and obligations of shareholders are identical whether or not their shares are represented by certificates.

Section 2. Registered Shareholders. No certificate shall be issued for any share until the share is fully paid. The Corporation shall be entitled to treat the holder of record of shares as the holder in fact and, except as otherwise provided by law, shall not be bound to recognize any equitable or other claim to or interest in the shares.

Section 3. Transfer of Shares. Shares of the Corporation shall be transferred on its books only after the surrender to the Corporation of the share certificates duly endorsed by the holder of record or attorney-in-fact. If the surrendered certificates are canceled, new certificates shall be issued to the person entitled to them, and the transaction recorded on the books of the Corporation.

Section 4.   Lost  Stolen or Destroyed Certificates.   If a shareholder
claims to have lost or destroyed a certificate of shares issued by the Corporation, a new certificate shall be issued upon the delivery to the Corporation of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and, at the discretion of the Board of Directors, upon the deposit of a bond or other indemnity as the Board reasonably requires.

ARTICLE VII   INDEMNIFICATION

Section 1. Right to Indemnification. The Corporation hereby indemnifies each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of the Corporation to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorneys fees, arising out of his or her status as a director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. The Corporation may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs and expenses, whether or not the Corporation would have the legal power to indemnify them directly against such liability.

Section 2. Advances. Costs, charges, and expenses (including attorneys' fees) incurred by a person referred to in Section 1 of this Article in defending a civil or criminal proceeding shall be paid by the Corporation in advance of the final disposition thereof upon receipt of an undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by the Corporation as authorized by this Article, and upon satisfaction of other conditions required by current or future legislation.

Section 3. Savings Clause. If this Article or any portion of it is invalidated on any ground by a court of competent jurisdiction, the Corporation nevertheless indemnifies each person described in Section 1 of this Article to the fullest extent permitted by all portions of this Article that have not been invalidated and to the fullest extent permitted by law.

ARTICLE VIII.   AMENDMENT

These Bylaws may be altered, amended or repealed, and new Bylaws adopted, by a majority vote of the directors or by a vote of the shareholders holding a majority of the shares.

I certify that these are the Bylaws adopted by the Board of Directors of the Corporation.



                                               /s/ Thomas V. Simmons, Jr./s/
                                                Secretary

                                               Date:  11 FEB 97

                             EXHIBIT 5.1
               Opinion of Selling Stockholders' Counsel

                                                            November 30, 1999

Securities and Exchange Commission
Washington, D.C. 20549

RE: 	eKOMART.COM, INC.
	Registration Number: 000-1100399

Gentlemen:

	This opinion is given in connection with the filing of a Registration Statement on Form SB-2 by eKomart.com, Inc., registration number 000-1100399 (the "Registration Statement"), filed with the United States Securities and Exchange Commission, as it pertains to 1,500,000 currently outstanding shares in the common stock of eKomart.com, Inc. (the "Company"), with par value of $0.001 per share held by Selling Stockholders(as defined in the said Registration Statement, as described in the Registration Statement. This opinion is also given with respect to 2,000,000 shares in the common stock of the Company, to be issued from treasury as described in the said Registration Statement.

	Certain terms used in this opinion characterized by initial capital letters have the meaning set forth in the Prospectus which constitutes a portion of the Registration.

	We have examined the originals and copies of corporate instruments, certificates and other documents of the Company and interviewed represent-atives of the Company to the extent we deemed it necessary, in order to form the basis for the opinion hereinafter set forth.

	In such examination we have assumed the genuineness of all signatures and authenticity of all documents submitted to us as certified or photostatic copies. As to all questions of fact material to this opinion which have not been independently established, we have relied upon statements or certificates of officers or representatives of the Company.

	According to the records maintained by the Company, there were, as of the date of this opinion, 20,000,000 shares of common stock authorized, with a par value of $0.001 each, of which 8,500,000 shares of common stock were issued.

	Based upon the foregoing, we are of the opinion that:

	The 8,500,000 shares of Common Stock of the Company heretofore issued are fully paid and non- assessable and there is no personal liability to the owners thereof.

	The 2,000,000 shares of Common Stock of the Company to be sold to the public will, upon issuance thereof and payment in full thereof, be fully paid and non-assessable and with no personal liability to the owners thereof.

	This law firm hereby consents to the filing of this opinion as an exhibit to the Registration Statement; however, this opinion is limited to the facts set forth herein and is not to be interpreted as an opinion that the Registration Statement has been properly prepared, or provides all required disclosure.

                                         Very truly yours,

                                        /s/Bernabe Diaz/s/


                                        Bernabe Diaz, Esq.
                                        Corporate Counsel for the Company
                                        71 Stony Hill Rd., 2nd Flr.
                                        Bethel CT 06801

                             Operating Agreement
                                      of
                            Denver-Cal Market, LLC.
                               (The Corporation)



Dated: March 1, 1999.





Article I
Offices

Section 1. Principal Office: The principal office of the Corporation shall be located at 2000 South Havana St., Aurora, Colorado 80014.

Section 2. Additional Offices: The Corporation may have such additional offices at such other place within or without the State of Colorado as the Members may from time to time determine or as the business of the Corporation may require.


Article II
Meetings

Section 1. Annual Meeting: An annual meeting of Members shall be held within five (5) months alter the close of the fiscal year of the Corporation on such date and at the time and place as shall be fixed by the Members. At the annual meeting the Members shall elect an Operating Manager and other officers and transact such other business as may properly be brought before the meeting.

Section 2. Special Meeting: A special meeting of Members may be called at any time by the Operating Manager and shall be called by the Operating Manager at the request in writing of a majority of the Members entitled to vote at such meeting. Any such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of Members shall be confined to the purposes set forth in the notice thereof. Special meetings may be held by telephonic Conference Call, provided all Members agree to the said Meeting by telephonic Conference Call in writing, and attest to any resolutions passed at the said meeting in writing.

Section 3. Notice of Meetings: Written notice of the time, place and purpose of every meeting of Members (and, if other than an annual meeting, the person or persons at whose discretion the meeting is being called), shall be given by the Operating Manager to each Member of record entitled to vote at such meeting, not less than five nor more than fifty days prior to the date set for the meeting. Notice shall be given either personally or by mailing said notice by first class mail to each Member at his address appearing on the record book of the Corporation or at such other address supplied by him in writing to the Operating Manager of the Corporation for the purpose of receiving notice.

A written waiver of notice setting forth the purposes of the meeting for which notice is waived, signed by the person or persons entitled to such notice, whether before or alter the time of the meeting stated therein, shall be deemed equivalent to the giving of such notice. The attendance by a Member at a meeting either in person or by proxy without protesting the lack of notice thereof shall constitute a waiver of notice of such Member.

All notices given with respect to an original meeting shall extend to any and all adjournments thereof and such business as might have been transacted at the original meeting may be transacted at any adjournment thereof; no notice of any adjourned meeting need be given if an announcement of the time and place of the adjourned meeting is made at the original meeting.

Section 4. Quorum: The holders of at least 70% in interest of the Members present in person or represented in proxy, shall be requisite and shall constitute a quorum at all meetings, of members except as otherwise provided by statute or the Articles of Organization. A Members Interest in the Corporation shall be in proportion to his contribution to the capital of the Corporation adjusted from time to time to reflect additions or withdrawals. The phrase "at least 70% in interest" of the Members shall mean Members who, in the aggregate, shall have Capital Contributions in excess of seventy (70%) percent of the total Capital Contributions of all of the Members. If, however, a quorum shall not be present or represented at any meeting of Members, the Members entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified when a quorum is once present to organize a meeting, such quorum is not deemed broken by the subsequent withdrawal of any Members.

Section 5. Voting: Every Member entitled to vote at any meeting shall be entitled to vote in accordance with his Interest in the Corporation held by him of record on the date fixed as the record date for said meeting and may so vote in person or by proxy. Any Corporation action shall be authorized by a majority in interest of the votes cast by the Members entitled to vote thereon except as may otherwise by provided by statute, the Articles of Organization or this Operating Agreement.

Section 6. Proxies: Every proxy must be signed by the Members entitled to vote or by his duly authorized attorney-in-fact and shall be valid only if filed with the Operating Manager of the Corporation prior to the commencement of voting on the matter in regard to which said proxy is to be voted. No proxy shall be valid after the expiration of eleven months from the date of its execution unless otherwise expressly provided in the proxy. Every proxy shall be revocable at the pleasure of the person executing it except as otherwise provided by statute. Unless the proxy by its terms provided for a specific revocation date and except as otherwise provided by statute, revocation of a proxy shall not be effective unless and until such revocation is executed in writing by the Member who executed such proxy and the revocation is filed with the Operating Manager of the Corporation prior to the voting of the proxy.

Section 7. Minutes of Meetings: Minutes of the Corporation's last meeting, and the resolutions passed thereat, shall be prepared for every meeting of Members and shall be produced by the Operating Manager thereat. Annual statements reflecting the financial status of the Corporation shall be distributed to all members no later than 45 days after the end of every fiscal year, and at least 30 days before any annual meeting. Minutes of any Meeting shall be prepared by the Operating Manager and sent to the Members at their last known address by ordinary mail not later than 30 days after any meeting.

Section 8. Inspectors at Meetings: In advance of any Members meeting, the Members may appoint one or more inspectors to act at the meeting or at any adjournment thereof and if not so appointed the person presiding at any such meeting may, and at the request of any Member entitled to vote thereat shall, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

Section 9. Conduct of Meeting: All meetings of Members shall he presided over by the Operating Manager, or if he is not present, by a Member thereby chosen by the Members at the meeting. The Operating Manager or the person presiding at the meeting shall appoint any person present to act as secretary of the meeting.


Article III
Officers

Section 1. Executive Officers: The officers of the Corporation shall be an Operating Manager, a President, a Secretary and a Treasurer and such other officers as the Members may determine. The same person may hold any two or more offices. The initial Operating Manager shall be RTG-TPD Holding Co., LLC., and the initial President shall be Sun Mok Hwang. These Officers may be removed or replaced with, and only with, the unanimous consent of the Members.

Section 2. Election: Except as provided in Article 4(2), the Operating Manager and the other officers shall be chosen by the Members and shall hold office for the term for which elected and until their successors have been elected and qualified. The Members may from time to time appoint all such other officers as they determine and such officers shall hold office from the time of their appointment and qualifications until the time at which their successors are appointed and qualified. The Members may fill a vacancy in any office arising from any cause for the unexpired portion of the term.

Section 3. Removal: Subject to Article 4(2), ante, the Members may remove any officer from office at any time with or without cause.

Section 4. Delegation of Powers: The Members may, with the unanimous consent of all Members, from time to time delegate the powers or duties of any officer of the Corporation, in the event of his absence or failure to act otherwise, to any other officer or Member of person whom they may select.

Section 5. Compensation: The compensation of each officer shall be such as the Members may from time to time determine.

Section 6. Operating Manager: The Operating Manager shall be the chief executive officer of the Corporation and shall have general charge of the business and affairs of the Corporation, subject, however, to the right of the Members to confer specified powers on officers and subject generally to the direction of the Members. The president shall have those powers as may be conferred upon him by the Operating Manager, provided, however, that such powers shall not exceed the powers conferred upon the Operating Manager.

Unless otherwise ordered by the Members, the Operating Manager, or in the event of his inability to act, the President, shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of security holders of companies in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which, as the owner thereof, the Corporation might have possessed and exercised, if present. The Members by unanimous resolution from time to time may confer like powers upon any other person or persons.

Section 7. Secretary: The Secretary shall keep the minutes of all meetings and record all votes of Members and committees in a book to be kept for that purpose. He shall give or cause to be given any required notice of meetings of Members or any committee, and shall be responsible for preparing or obtaining from a transfer agent appointed by the Members, the list of Members required by Article II, Section 7 hereof. He shall be the custodian of the seal of the Corporation and shall affix or cause to be affixed the seal to any instrument requiring it and attest the same and exercise the powers and perform the duties incident to the office of Secretary subject to the direction of the Members.

Section 8. Treasurer: Subject to the direction of the Members, the Treasurer shall have charge of the general supervision of the funds and securities of the Corporation and the books of account of the Corporation and shall exercise the powers and perform the duties incident to the office of the Treasurer. If required by the Members, he shall give the Corporation a bond in such sum and with such sureties as may be satisfactory to the Members for the faithful discharge of his duties.

Section 9. Other Officers: All other officers, if any, shall have such authority and shall perform such duties as may be specified from time to time by the Members.


Article IV
Committees

Section 1. Committees: The Members, by resolution of a majority in interest of the Members, may designate from among themselves one or more committees, each consisting of three or more Members, and each of which, to the extent provided in such resolution, shall have all the authority of the Members except that no such committee shall have the authority as to any of the following matters:

(a) The filing of vacancies in any committee;

(b) The fixing of compensation of the Members for serving on any committee;

(c) The amendment of repeal of this Operating Agreement or the adoption of a new Operating Agreement; and

(d) The amendment or repeal of any resolution of the Members which by its terms shall not be so amenable or repealable.

The Members may designate one or more Members as alternate members of any such committee who may replace any absent member or members at any such meeting of such committee.

Each such committee shall serve at the pleasure of the Members. The Members shall have the power at any time to fill vacancies in, to change the membership of, or to discharge any such committee. Committees shall keep minutes of their proceedings and shall report the same to the Members at the meeting of the Members next succeeding, and any action by the committee shall be subject to revision and alteration by the Members, provided that no rights of a third party shall be affected in any such revision or alteration.


Article V
Resignations

Section 1. Resignations: Any officer of the Corporation or any members of any committee of the Members may resign at any time by giving written notice to the Members, the Operating Manager or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time is not specified therein, upon the receipt thereof, irrespective of whether any such resignations shall have been accepted.

Article VI
Certificates Representing Membership

Section 1. Form of Certificates: Each Member shall be entitled to a Certificate or Certificates in such form as prescribed by the Members and by any applicable statutes, which Certificate shall certify the interest of the Member in the Corporation. The Certificates shall be numbered and registered in the order in which they are issued and upon issuance the name in which each Certificate has been issued together with the Interest in the Corporation represented thereby and the date of issuance shall be entered in the Membership book of the Corporation by the Secretary or by the transfer agent of the Corporation. Each Certificate shall be signed by the Operating Manager and countersigned by the Secretary and shall be sealed with the Corporation Seal or facsimile thereof The signatures of the officers upon a Certificate may also be facsimiles if the Certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a Certificate shall have ceased to be such officer before the Certificate is issued, such Certificate may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the time of its issue.

Section 2. Record Date for Members: For the purpose of determining the Members entitled to notice of; or to vote at any meeting of Members or any adjournment thereof or to express consent or dissent from any proposal without a meeting, or for the purpose of determining the Members entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Members may fix, in advance, a date as the record date for any such determination of Members. Such date shall not be more than fifty (50) nor less than ten (10) days before the date of any meeting nor more than fifty days prior to any action taken without a meeting, the payment of any dividend or the allotment of any rights, or any other action.


Article VII
General Restriction on Transfer of Interest

Section 1. General Restriction on Transfer of Interest: Except as hereinafter provided in this Agreement, no Member shall transfer by sale, gift, bequest or otherwise, or encumber by pledge, assignment, mortgage, charge or otherwise, or otherwise dispose of or cease to be the holder of any of the Interest in the Corporation of which it is at any time the registered or beneficial owner, without the prior written consent of the other Members. In the case of any permitted transfer, no Member shall sell any of its Interest in the Corporation unless the purchaser is already or becomes a party to this Agreement upon completion of the applicable sale.


Article VIII
Bankruptcy and Default

Section 1. Bankruptcy and Default Provisions:

8.01		Upon the happening of the earliest of:

		(a)	the bankruptcy of any one or more of the Members, or
in the event any one or more of the Members is at any time in breach of or in default under any of the provisions of this Agreement, which breach or default is not remedied within thirty (30) days of receipt or written notice of same from the Corporation; or

		(b)	the bankruptcy of any one or more of the Members or
in the event any one or more of the Members is at any time in breach of or in default under any of the provisions of this Agreement, which breach or default is not remedied within thirty (30) days of receipt of written notice of same from the Corporation;

	then, upon the happening of such event, in the case of subparagraph
(a), The Member(s) shall, and in the case of subparagraph (b), the Member(s) shall, for the purposes of this Article Eight, be deemed to be a "Retiring Party".

8.02		Upon the happening of an event causing one of the Members to become a Retiring Party;

		(a)	the other Members shall have the option to purchase
all but not less than all the Interest in the Corporation owned by the Retiring Party on a pro rata basis equal to the Interest in the Corporation then held by each Member, which option shall be exercised by giving written notice to the Retiring Party or his Personal Representative and to the Corporation within thirty (30) days of the said event; or

		(b)	in the event the other Members do not so elect, the
Corporation shall have the option to purchase all but not less than all of the Interest in the Corporation owned by the Retiring Party or his personal Representative within thirty (30) days of the expiry of the option period specified in Article 7.02 (a) hereof, for a price and in the manner calculated and set forth in Articles 8.03 through 8.06 hereof. If any Member does not take up his option for his pro rate proportion of the Interest in the Corporation of the Retiring Party, the unclaimed Interest in the Corporation shall be used to satisfy any request made by any other Members who have indicated that they desire to purchase the said Interest in the Corporation in excess of their pro rata proportion.

8.03		The purchase price for any Interest in the Corporation to be purchased pursuant to the provisions of this Article Eight shall be equal to the fair market value of such Interest in the Corporation at the date that written notice is given by the purchasing Members or the Corporation, as the case may be, (hereinafter referred to as the "Purchaser"), of its intention to purchase the Interest in the Corporation of the Retiring Party. If the Purchaser and the Retiring Party, or his Personal Representative, are unable to agree as to the fair market value of the Interest in the Corporation to be purchased, such determination shall be made by the Corporation's Accountant.

8.04		If the parties do not agree with the valuation made by the
Corporation's Accountant, then the Purchaser shall nominate a representative and the Retiring Party or his Personal Representative shall nominate a representative, the two representatives so nominated shall nominate a third representative and a majority of the three representatives shall select a qualified appraiser to make the necessary fair market value determination. The Purchaser and the Retiring Party shall pay for the cost of their own representatives and the costs of the third representative and the qualified appraiser shall be borne equally by the Purchaser and by the Retiring Party.

8.05		In arriving at the valuation, the qualified appraiser shall:

		(a)	determine the fair market value of the Interest in
the Corporation as of the appropriate date without premium for control or discount for minority;

		(b)	refer to and use as a guideline the valuation, if
any, last determined pursuant to the provisions of this Article Eight; and

		(c)	consider any written representations which either
the Purchaser or Retiring Party may make.

		The valuation determined by the appraiser in accordance with this Article Eight shall be binding upon all of the parties hereto.

8.06		Unless other terms of sale are agreed to by the Members, the terms of any sale under this Article Eight shall be as follows:

		(a)	a minimum of twenty (20%) percent of the total
purchase price shall be paid at the time of closing by certified check against delivery of the relevant Certificates duly endorsed in blank with signatures guaranteed. The unpaid balance of the total purchase price, if any, from time to time of the purchase shall bear interest from the time of closing at a rate per annum equal to the prime lending rate charged by the Corporation's bank at the time of closing plus two (2%) percent, and such principal and interest shall be paid in twelve (12) equal monthly consecutive installments commencing one (1) calendar month from the time of closing. The Purchaser shall execute and deliver to the Retiring Party a promissory note in the amount equal to the unpaid balance of the purchase price at the time of closing and bearing interest as recited above. Default of any payment of principal or interest shall, at the option of the holder of the promissory note, cause the entire balance thereof to mature, provided that the Purchaser may prepay the same in whole or in part, in reverse order of maturity, without notice or bonus payments;

		(b)	the closing shall be at 10:00 o'clock a.m. at the
registered office of the Corporation on the sixtieth (60th) day following the event causing one of the Members to become a Retiring Party;

		(c)	if the Retiring Party refuses or neglects to complete
the sale for any reason, the Purchaser shall have the right, upon payment of the purchase price to the credit of the Retiring Party in any chartered bank in the State of Colorado for and on behalf of and in the name of the Retiring Party or his nominee or nominees, to execute and deliver such transfers, resignations and other documents as may be necessary or desirable in order to complete the transaction.


Article IX
Buy-Sell Provisions

Section 1. Buy-Sell Provisions:

9.01		Except in cases where Article Eight, which supersedes the
provisions hereof, would apply, any Member (hereinafter referred to as the "Offering Party") may, at any time during the term of the Agreement, send a offer in writing to the other Members, (hereinafter referred to individually as a "Notified Party" and collectively as the "Notified Parties"), which shall be signed by the Offering Party and shall be an offer to sell to the Notified Parties, on a pro rata basis equal to the Interest in the Corporation held by each Notified Party, all of the Interest in the Corporation owned by the Offering Party at an arbitrary price and on terms stipulated in the offer. Each Notified Party shall have a period of sixty
(60) days following the delivery of the offer to accept by notice in writing the offer in accordance with its terms.

9.02		If one or more of the Notified Parties is prepared to
purchase his pro rata portion of the Interest in the Corporation, (the "Accepting Party" or "Accepting Parties", as the case may be), but the other Notified Party or Notified Parties are not so prepared, then the Accepting Party or Accepting Parties shall have the first right and option to purchase all of the Interest in the Corporation owned by the Offering Party on a pro rata basis equal to the Interest in the Corporation held by the Accepting Parties at the specified price. The Accepting Party or Accepting Parties shall have a period of thirty (30) days within which to exercise the said option. If the Accepting Party or Accepting Parties elect to exercise the said option within the time stipulated the Accepting Party or Accepting Parties shall then purchase and pay for all of the Interest in the Corporation owned by the Offering Party at the specified price.

9.03		The terms of sale under this Article Nine shall be as follows:

		(a)	the purchase price shall be paid as set out in the
offer made pursuant to Article 9.01 hereof;

		(b)	the closing shall be at 10:00 o'clock a.m. at the
registered office of the Corporation on the sixtieth (60th) day following the date of delivery of the offer under Article 9.01;

		(c)	if the selling Member(s) refuses or neglects to
complete the sale for any reason, the purchasing Member(s) shall have the right, upon payment of the purchase price to the credit of the selling Member(s) at any chartered bank in the State of Colorado for and on behalf of and in the name of the selling Member(s) or his nominee(s), to execute and deliver such transfers, resignations and other documents as may be necessary or desirable in order to complete the transaction.

9.04		The rights granted by this Article Nine are in lieu of any
rights, statutory or otherwise, which a dissenting Member may now or hereafter have to require a party hereto to purchase any of his Interest in the Corporation in the capital stock of the Corporation.

9.05		The provisions of Article 9.01 shall, in any event, be
subject to the compliance by the selling Member(s) with applicable law and the obtaining of requisite approvals for transfer thereunder. The closing date referred to in Article 9.03 is hereby deemed to be extended by the amount of time of any delay or delays occasioned by a regulatory or governmental agency which is required to give approval to a transfer hereunder.


Article X
Right of First Refusal

Section 1. Right of First Refusal:

10.01		Except in cases where Article Eight or Article Nine, which
shall supersede the provisions hereof, would apply, no Member shall entertain offers for the purchase of his Interest in the Corporation nor make agreements for the sale, transfer or assignment of his Interest in the Corporation except upon compliance with this Article Ten, (and where applicable, compliance with Article Eleven), and subject to the terms and conditions hereinafter set forth:

		(a)	no sale, transfer or assignment of Interest in the
Corporation shall be considered by a Member unless he shall have first received a bona fide offer in writing form from a third party dealing at arm's length, who is a responsible purchaser of good business reputation and who has agreed to enter into an agreement with the remaining Members of the Corporation identical to this Agreement, (except changes in the Agreement required because it has ceased to apply to a party hereto), to purchase all of his Interest in the Corporation, which offer shall provide that the purchase price shall be payable in cash;

                (b) a party to the Agreement receiving an offer as contemplated by subsection (a) of this Article 10.01, (herein referred to as the "Selling Party"), which the Selling Party is prepared to accept shall, within ten (10) days of the receipt of such offer, deliver a copy of such offer, together with his own offer to sell all of the Interest in the Corporation so proposed to be sold, to the other Members upon the same terms and conditions as the third party shall have offered;

		(c)	the Members receiving the offer of the Selling Party
shall have the first right and option to purchase on a pro rata basis the Interest in the Corporation to be sold by the Selling Party for a period of thirty (30) days from the date of receipt of the offer of the Selling Party, such right and option to be exercised before the expiration of such thirty
(30) days by notice in writing;

		(d)	if the other Members accept the offer of the Selling
Party within the time stipulated, they shall purchase on a pro rata basis all of the Interest in the Corporation owned by the Selling Party upon the same terms and conditions as the third party shall have offered;

		(e)	if one or more of the other Members is prepared to
purchase his pro rata portion of the Interest in the Corporation, (the "Accepting Party" or "Accepting Parties", as the case may be), but the other Member or Members are not so prepared, then the Accepting Party or Accepting Parties shall have the first right and option to purchase all of the Interest in the Corporation of the Selling Party on a pro rata basis equal to the Interest in the Corporation held by the Accepting Parties, upon the same terms and conditions as the third party shall have offered;

		(f)	if the other Members do not accept the offer of the
Selling Party within the time stipulated in Article 10.01(c) hereof or if the Accepting Party or Accepting Parties elect not to exercise the right and option set out in Article 10.01(e) hereof or do not exercise the said right and option within the time stipulated, the Selling Party shall accept the offer of the said third party, and complete the transaction with the said third party in accordance with the offer of such third party and the parties to this Agreement hereby agree to take all steps and proceedings requisite to have such third party entered on the books of the Corporation as a Member of the Corporation and to execute and deliver an Operating Agreement in replacement of this Agreement. The Selling Party is hereby appointed the agent and attorney of the other Members for the purpose of effecting registration of the third party as a Member of the Corporation.

10.02		The provisions of Article 10.01 shall, in any event, be
subject to the compliance by the Selling Party and the third party with applicable law and the obtaining of requisite approvals for transfer thereunder.


Article XI
Piggyback Rights

Section 1. Piggy-back Rights.	If the completion of any sale of Interest in
the Corporation to a third party in accordance with Article Ten would result in the said third party acquiring more than a forty (40%) percent Interest in the Corporation, each of the Members Receiving the offer of the Selling Party, (hereinafter referred to the "Offerees"), shall have the further right, to be exercised by notice in writing to the Selling Party within the time limited for the acceptance of the Selling Party's offer, to require the Selling Party to sell all but not less than all of the Interest in the Corporation owned or controlled by each Offeree upon the same terms and conditions as are contained in the third party's offer. If any of the Offerees exercise such right, the Selling Party shall not complete the sale of its Interest in the Corporation unless all of the Interest in the Corporation of such Offerees who shall have so exercised such right are also sold to the third party on the same terms and conditions as are contained in the third party's offer.


Article XII
Security for Purchase of Interest in the Corporation

Section 1. Security for Purchase:

12.01		As security for the unpaid balance of the purchase price
with respect to a purchase and sale of Interest in the Corporation pursuant to this Agreement, the purchasing Member shall pledge the said Interest in the Corporation being the subject matter of such purchase and sale, (hereinafter called the "Pledged Interest in the Corporation"), to and in favor of the disposing Member, free and clear of any lien, charge or encumbrance of whatsoever nature.

12.02		The Certificate(s) evidencing the Pledged Interest in the
Corporation shall be endorsed in blank by the purchasing Member with signature guaranteed at the time of closing and be delivered to the attorneys for the Corporation, or to such other persons as the parties hereto may agree, (hereinafter called the "Trustee"), to be held in trust as provided herein, together with a certified copy of a resolution of the Members of the Corporation consenting to the transfer of the said Interest in the Corporation to the disposing Member pursuant to the provisions of this Article Twelve. Subject as herein provided, the Trustee shall hold the Certificates evidencing the Pledged Interest in the Corporation until the purchase price therefore has been paid in full, at which time and upon proof thereof being furnished to the Trustee in the form of a receipt signed by the disposing Member and an affirmative statement of payment signed by the purchasing Member, the Trustee shall deliver the said Certificates to the purchasing Member.

12.03		If at any time and from time to time during the period that
the purchase price remains outstanding:

		(a)	any of the said Interest in the Corporation are
subdivided, consolidated, changed or reclassified; or

		(b)	the Corporation is re-organized or amalgamated with
another Corporation or any other event occurs which results in the substitution or exchange of any of the Interest in the Corporation for, or the conversion of any of the said Interest in the Corporation into other securities; the Corporation, forthwith after the occurrence of any such event shall substitute for the Pledged Interest in the Corporation, a Certificate reflecting the resulting Interest in the Corporation, or other securities. In this connection, Certificates or other evidence of ownership of such resulting Interest in the Corporation or other securities in transferable form with signatures guaranteed shall be forthwith deposited with the Trustee against receipt of the said Certificates.

12.04		Until such time as the security hereby constituted shall
become enforceable, the purchasing Member shall be entitled to and may exercise all voting and other rights attached to the Pledged Interest in the Corporation.

12.05		While any part of the purchase price of any Interest in the
Corporation sold pursuant to this Agreement by the disposing Member is unpaid, the purchasing Member insofar as it is permitted by law to do so, covenants and agrees hereby that it will not vote in favor of nor suffer the Corporation to do any of the following, namely:

		(a)	to allot or issue stock, bonds or other corporate
securities;

		(b)	to incur any obligations or liabilities, (absolute
or contingent), except if incurred under contracts or agreements entered into in the course of business of the Corporation;

		(c)	to purchase or redeem any Member's Interest in the
Corporation;

		(d)	to mortgage, pledge or subject to lien, charge or
any other encumbrance any assets, tangible or intangible, of the Corporation except in the ordinary course of business;

		(e)	to sell or transfer any assets, cancel any debts or
claims or transact any business except in each case in the ordinary course of the business of the Corporation;

		(f)	to knowingly permit any extraordinary losses or
waive any rights of substantial value to the Corporation;

		(g)	to enter into any agreement other than in the
ordinary course of business of the Corporation including, but not limited to, agreements regarding increases in salaries, bonuses, payments, stock options or deferred compensation, provided that increments may be paid to the purchasing Member, by way of increased salary or compensation in an amount which shall not exceed ten (10%) percent of its previous year's aggregate consideration;

		(h)	to grant options, warrants or other rights to acquire
Interest in the Corporation;

		(i)	to re-organize the capital structure of the
Corporation; or

		(j)	to merge, consolidate, amalgamate or sell the
business assets or undertakings of the Corporation unless the disposing Member is supplied with evidence satisfactory to it that any amount owing to it under this Agreement will be paid in full at the time of closing upon completion of the foregoing events.

12.06		In the event that the purchasing Member defaults in payment
of the purchase price or the interest thereon or upon the breach of any of the covenants set forth in Article 12.05 hereof, the disposing Member may give notice thereof to the Trustee who shall forthwith give notice to the purchasing Member that if the cure for the default is not made or such breach is not cured by the purchasing Member within forty-five (45) days of receiving notice thereof from the Trustee, the balance of the moneys then remaining unpaid on account of the purchase price shall immediately become due and payable.

If the purchasing Member fails to pay the balance of the moneys remaining unpaid within thirty (30) days following such balance becoming due and payable as aforesaid, the disposing Member shall have the right to realize upon the said Interest in the Corporation by way of a sale thereof and herein provided or, if the purchasing Member has not paid at least seventy-five (75%) percent of the purchase price therefore, the disposing Member shall alternatively have the right to take delivery of the Certificates evidencing the Pledged Interest in the Corporation from the Trustee as herein provided and continue to hold and own the same as if such Interest in the Corporation had never been sold by it and the provisions of this Agreement shall continue to govern the rights of the Members with respect to the disposition of their Interest in the Corporation.

	If less than seventy-five (75%) percent of the purchase price for the Pledged Interest in the Corporation has been paid by the purchasing Member, the disposing Member shall notify the Trustee within thirty (30) days of the expiry of the aforesaid forty-five (45) days notice period as to whether it intends to realize upon the Pledged Interest in the Corporation by way of a sale thereof or intends to hold same. In the event that the disposing Member fails to give such notice, it shall be deemed to have elected to hold and own the Pledged Interest in the Corporation. The disposing Member shall take delivery of the Pledged Interest in the Corporation for its own account, in full and complete satisfaction of any claims that it may have against the purchasing Member with respect to the unpaid balance of the purchase price for the Pledged Interest in the Corporation and will not pursue any other remedies available according to law. If however the disposing Member elects to sell the said Interest in the Corporation as provided herein, such action shall not be deemed to exclude any other remedy which may be available to it at law to recover the moneys and interest thereon due to it under this Agreement.

12.07		If the disposing Member elects to realize upon the Pledged
Interest in the Corporation by way of a sale, the following provisions shall apply:

		(a)	any such sale shall be on the best terms which,
after making reasonable effort, the disposing Member is able to obtain; provided however that the purchasing Member shall be given the opportunity to obtain an offer for the purchase of the Pledged Interest in the Corporation and if a bona fide offer is obtained by the purchasing Member which provides for better terms, including the payment of the purchase moneys in full by cash or certified check, then the offer obtained by the purchasing Member shall be used for such realization;

		(b)	the disposing Member may, at its option, purchase
the said Interest in the Corporation on the same terms and conditions as the best offer obtained by either the purchasing or disposing Member as provided above; and

		(c)	after deducting from the proceeds of any such sale
reasonable allowance for all costs, charges and expenses reasonably incurred by the disposing Member in connection therewith, the residue of the moneys arising from such sale shall be applied on account of or in payment of the balance of the moneys and accrued interest thereon then remaining unpaid on account of the purchase price and if any surplus remains the same shall be paid forthwith to the purchasing Member.


Article XIII
Purchase of Interest in the Corporation by the Corporation

Section 1. Purchase of Interest in the Corporation by the Corporation:

13.01		Except in cases where Article Eight, Nine or Ten, which
shall supersede the provisions hereof, would apply, any Member, (in this Article Thirteen referred to as the "Selling Party"), may, at any time after ninety days, during the term of this Agreement, send a notice in writing to the Corporation and to the other Members which shall be signed by the Selling Party and shall be notice of the Selling Party's intention to sell all or a portion of the Interest in the Corporation owned by the Selling Party.

13.02		Upon receipt of any notice pursuant to Article 13.01 hereof, the Corporation shall be obligated to purchase the Interest in the Corporation specified in the said notice upon the terms and conditions recited in Articles 13.03 through 13.07 hereof.

13.03		The purchase price for the Interest in the Corporation to be purchased pursuant to the provisions of this Article Thirteen shall be determined in accordance with Article 13.04 through 13.06.

13.04		All Members shall meet within ten (10) days following
receipt of the said notice and at such meeting shall agree on a value for the Interest in the Corporation which the Selling Party proposes to sell. If the parties can not agree to a valuation, then the Selling party shall nominate a representative and the Members shall nominate a representative, the two representatives so nominated shall nominate a third representative and a majority of the three representatives shall select a qualified appraiser to make the necessary fair market 90 value determination. The Members and the Selling Party shall pay for the cost of their own representatives and the costs of the third representative and the qualified appraiser shall be borne equally by the Members and the Selling Party.

13.05		In arriving at its valuation, the Valuator shall:

		(a)	determine the value of all property, assets and
undertaking of the Corporation, less any amount which may, according to such valuation, be due for income or capital gain taxes if any such property, assets or undertaking were sold;

		(b)	refer to and use as a guide the valuation, if any,
last determined pursuant to their Article Thirteen; and

		(c)	consider any written representations which any
Member may make.

13.06		As soon as is practicable but in all cases within sixty (60)
days of its appointment, the Valuator shall prepare and deliver a report to (in this Article Thirteen referred to as the Accountant/Auditor of the Corporation). Based upon the Valuator's report, the auditors shall determine the value to be attributed to the Interest in the Corporation which the Selling Party proposes to sell. The Valuator's report and the

Accountant/Auditor's determination based thereon shall both be binding upon the Members.

13.07		Unless other terms of sale are agreed to by the Members, the terms of sale under this Article Thirteen shall be as follows:

		(a)	the Interest in the Corporation which the Selling
Party proposed to sell shall have a redemption amount equal to the value attributed as determined above, (hereinafter referred to as the "Redeemable Interest in the Corporation"):

		(b)	the Redeemable Interest in the Corporation shall
then be redeemed by the Corporation over a period not to exceed two (2) years with a minimum annual redemption of fifty (50%) percent of the total Redeemable Interest in the Corporation attributable to the Selling Party;

		(c)	if all of the Redeemable Interest in the Corporation
is immediately purchased by the Corporation, the Selling Party shall deliver at closing a Certificate or Certificates representing the Redeemable Interest in the Corporation to the Corporation duly endorsed by the Selling Party in blank form transfer and/or cancellation;

		(d)	if on closing the Corporation does not redeem all of
the Redeemable Interest in the Corporation, the following provisions shall apply:

				(i)	as stated above, the annual minimum
redemption will be fifty (50%) percent of the total Redeemable Interest in the Corporation;

				(ii)	an annual dividend in the aggregate
to be equivalent to the interest that would accrue each year if the prime lending rate charged by the Corporation's banker minus fifty (50%) percent was applied to the aggregate redemption amount of all Redeemable Interest in the Corporation not yet paid by the Corporation;

				(iii)	in the event any portion of the
Redeemable Interest in the Corporation is not paid by the Corporation within two (2) years of the original closing date, thereafter the interest rate to be used in determining the annual dividend payable on the outstanding Redeemable Interest in the Corporation shall be varied to the prime lending rate charged by the Corporation's banker, plus two (2%) percent;

				(iv)	the Selling Party shall deliver to
the Accountant/Auditor of the Corporation all Certificates representing the Redeemable Interest in the Corporation duly endorsed in blank for transfer and such Interest in the Corporation shall be held in escrow by the Accountant/Auditor of the Corporation until the Accountant/Auditor receives, on behalf of the Selling Party, the unpaid balance of the redemption amount and dividends in full calculated as aforesaid;

				(v)	so long as the Corporation is not in
default in payment of any redemption amount or dividends thereon, the Accountant/Auditor shall execute and deliver to the Corporation or its nominee from time to time such instruments of proxy with respect to the Redeemable Interest in the Corporation held in escrow as the Corporation may request;

				(vi)	if the Corporation is in default in
respect of the payment of any redemption amount or dividends thereon, the Accountant/Auditor shall give written notice to the Corporation, (with a copy to the Selling Party), describing the nature of the default within thirty (30) days from the occurrence of the default. If the default is not corrected by the Corporation within the grace period, the Accountant/Auditor of the Corporation will, at the request of the Selling Party, return all of the Redeemable Interest in the Corporation to the Selling Party who shall be entitled to re-transfer the said Interest in the Corporation into its own name and thereafter require the Corporation to re-convert the Redeemable Interest in the Corporation into the original Interest in the Corporation held by the Selling Party. The Selling Party shall be entitled to retain the portion of the redemption amount received by it and the Corporation shall be discharged from liability for payment of the remaining unpaid balance of the redemption amount; and

				(vii)	upon payment in full by the
Corporation of the redemption amount and dividends thereon, the Accountant/ Auditor shall deliver to the Corporation the Certificates representing the Redeemable Interest in the Corporation duly endorsed in blank for transfer and/or cancellation.

13.08		The rights granted by this Article Thirteen are in lieu of
any rights, statutory or otherwise, which a dissenting Member may now or hereafter have to require a party hereto to purchase any of its Interest in the Corporation.

13.09		The provisions of Article Thirteen shall, in any event, be
subject to the compliance of the selling Member(s) with applicable law and the obtaining of requisite approvals for transfer thereunder. Any closing date is hereby deemed to be extended by the amount of time of any delay or delays occasioned by a regulatory or governmental agency which is required to give approval to transfer hereunder.


Article XIV
Jurisdiction

Section 1. Jurisdiction: This Agreement shall be governed according to the Laws of the state of Colorado, whose Courts shall have sole and exclusive jurisdiction over any matter herein.


Article XV
General

Section 1. Miscellaneous Provisions:

15.01		Each of the parties severally agrees to indemnify each of
the other parties hereto against, and reimburse each of the other parties for, any and all liabilities which such other party or parties may incur or become subject to an amounts which such other party or parties may pay or be required to pay which are in excess of the proportionate share of the liabilities and obligations of the parties under the terms of this Agreement, provided that nothing in this Article, 15.01 shall in any way be deemed to or shall require any party to incur any liability or provide any funds other than as may be expressly provided for in any other provisions of this Agreement.

15.02		No consent or waiver, expressed implied, by any party hereto of any breach or default by any other party hereto in the performance of his obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance by such other party of the same or any other obligations of such party hereunder. Failure on the part of any party to complain of any act or failure to act of any other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by the first mentioned party of his rights hereunder.

15.03		This Agreement shall continue to be effective notwithstanding the sale of Interest in the Corporation by a Member howsoever, and this Agreement shall be binding upon the remaining Members.

15.04		The invalidity of any provision of this Agreement or any
covenant herein contained on the part of any party shall not affect the validity of any other provision or covenant hereof or herein contained which shall remain in full force and effect.

15.05		The Members agree to sign all such documents and do all such things as may be necessary or desirable to more completely and effectively carry out the terms and intentions of this Agreement and to cause the Corporation to act in the manner contemplated by this Agreement and, to the extent permitted by law, cause the Board of Directors so to act.

15.06		Nothing in this Agreement shall be deemed in any way or for
any purposes to constitute any party a partner of, a member of a joint venture or joint enterprise with any other party to this Agreement in the conduct of any business or otherwise.

15.07		Time shall be of the essence of this Agreement.

15.08		This Agreement constitutes the entire agreement among the
parties and shall not be modified, amended or assigned except with the consent in writing of the parties hereto. A consent to any assignment required hereunder may be arbitrarily or unreasonably withheld until the proposed assignee executes and delivers such documents as, in the opinion of the legal counsel of the Corporation, are necessary to oblige himself or itself hereunder.

15.9		If at the time of any sale of Interest in the Corporation as contemplated in this Agreement:

		(a)	there are any loans outstanding from the Corporation
to the selling Member(s) or vise versa, ;such loans shall be paid; and

		(b)	there are any securities or covenants lodged by the
selling Member(s) with any person or institution or any personal guarantees given by the selling Member(s) or his nominee(s) to secure any indebtedness, liability or obligation of the Corporation, the remaining parties to this Agreement shall use their best efforts to have the selling Member(s) and any nominee(s) released therefrom. If, notwithstanding such best efforts, the releases as aforesaid are not obtained, the remaining parties shall deliver to the selling Member(s) their indemnity in writing indemnifying the selling Member(s) and his nominee(s) from any and all liabilities thereunder.

15.10		All notices contemplated or required to be given hereunder
shall be effective if sent by prepaid registered mail or delivered personally to any of the parties at the address of that party as it appears on the books of the Corporation from time to time, or at such other address as the party to whom such notice is to be given otherwise directs in writing.
Any notice delivered aforesaid shall be effective on the date of delivery and any notice mailed as aforesaid shall be effective two (2) business days after the mailing thereof, provided that where interruption of mail services is likely by reason of any strike or other labor dispute, notice shall be by personal delivery only to the person or to the address as aforesaid.

15.11		In this Agreement, wherever the singular and masculine or
neuter are used, they shall be construed as is the plural or the feminine or the neuter had been used, where the context or the party or parties so requires, and the rest of the sentence shall construed as if the grammatical and terminological changes thereby rendered necessary had been made.

15.12		This Agreement shall inure to the benefit of and be binding
upon the parties hereto and their Personal Representatives, successors and permitted assign and any reference to a right or a obligation of a party hereto shall be deemed to include a reference to such Personal Representatives, successors and permitted assigns to the extent that the context requires.

15.13		This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and such instrument shall be deemed made on the first day of March, 1999, irrespective of the time or times when any counterpart may be made, executed and delivered.

15.14		Interest in the Corporation as used herein refers to a
Member's interest in the Capital of the Corporation.

15.15		In consideration of the sums paid on behalf of RTG-TPD
Holdings Co. Ltd. (RTG) for logo development, RTG hereby grants the company non-exclusive use of the Trademarks, KOMART and KOMART KOREAN AND JAPANESE SUPERMARKET, provided however such use is for and in connection with the mall being developed at 2000 S. Havana St., Denver CO only.

In Witness Whereof the parties hereto have duly executed this Agreement as of the date and year first above written.



Signed
and Delivered
in the presence of:                     )            /s/Sun Mok Hwang/s/
                                        )            Member
					)
                                        )            __________________
                                        )            Member
 					)
                                        )           RTG-TPD Holdings Co. LLC.
                                                     s/Stan J. H. Lee/s/.
                                        )                  Per: Stan Lee
					)
                                        )                   The Company
                                        )              /s/Stan J. H. Lee/s/.
                                        )                  Per:

                             Operating Agreement
                                      of
                      2050 S. Havana St. (DTSE), LLC.
                              (The Corporation)



Dated: March 1, 1999.






Article I
Offices

Section 1. Principal Office: The principal office of the Corporation shall be located at 2000 South Havana St., Aurora, Colorado 80014.

Section 2. Additional Offices: The Corporation may have such additional offices at such other place within or without the State of Colorado as the Members may from time to time determine or as the business of the Corporation may require.


Article II
Meetings

Section 1. Annual Meeting: An annual meeting of Members shall be held within five (5) months after the close of the fiscal year of the Corporation on such date and at the time and place as shall be fixed by the Members. At the annual meeting the Members shall elect an Operating Manager and other officers and transact such other business as may properly be brought before the meeting.

Section 2. Special Meeting: A special meeting of Members may be called at any time by the Operating Manager and shall be called by the Operating Manager at the request in writing of a majority of the Members entitled to vote at such meeting. Any such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of Members shall be confined to the purposes set forth in the notice thereof. Special meetings may be held by telephonic Conference Call, provided all Members agree to the said Meeting by telephonic Conference Call in writing, and attest to any resolutions passed at the said meeting in writing.

Section 3. Notice of Meetings: Written notice of the time, place and purpose of every meeting of Members (and, if other than an annual meeting, the person or persons at whose discretion the meeting is being called), shall be given by the Operating Manager to each Member of record entitled to vote at such meeting, not less than five nor more than fifty days prior to the date set for the meeting. Notice shall be given either personally or by mailing said notice by first class mail to each Member at his address appearing on the record book of the Corporation or at such other address supplied by him in writing to the Operating Manager of the Corporation for the purpose of receiving notice.

A written waiver of notice setting forth the purposes of the meeting for which notice is waived, signed by the person or persons entitled to such notice, whether before or alter the time of the meeting stated therein, shall be deemed equivalent to the giving of such notice. The attendance by a Member at a meeting either in person or by proxy without protesting the lack of notice thereof shall constitute a waiver of notice of such Member.

All notices given with respect to an original meeting shall extend to any and all adjournments thereof and such business as might have been transacted at the original meeting may be transacted at any adjournment thereof; no notice of any adjourned meeting need be given if an announcement of the time and place of the adjourned meeting is made at the original meeting.

Section 4. Quorum: The holders of at least 70% in interest of the Members present in person or represented in proxy, shall be requisite and shall constitute a quorum at all meetings, of members except as otherwise provided by statute or the Articles of Organization. A Members Interest in the Corporation shall be in proportion to his contribution to the capital of the Corporation adjusted from time to time to reflect additions or withdrawals. The phrase "at least 70% in interest" of the Members shall mean Members who, in the aggregate, shall have Capital Contributions in excess of seventy (70%) percent of the total Capital Contributions of all of the Members. If, however, a quorum shall not be present or represented at any meeting of Members, the Members entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified when a quorum is once present to organize a meeting, such quorum is not deemed broken by the subsequent withdrawal of any Members.

Section 5. Voting: Every Member entitled to vote at any meeting shall be entitled to vote in accordance with his Interest in the Corporation held by him of record on the date fixed as the record date for said meeting and may so vote in person or by proxy. Any Corporation action shall be authorized by a majority in interest of the votes cast by the Members entitled to vote thereon except as may otherwise by provided by statute, the Articles of Organization or this Operating Agreement.

Section 6. Proxies: Every proxy must be signed by the Members entitled to vote or by his duly authorized attorney-in-fact and shall be valid only if filed with the Operating Manager of the Corporation prior to the commencement of voting on the matter in regard to which said proxy is to be voted. No proxy shall be valid after the expiration of eleven months from the date of its execution unless otherwise expressly provided in the proxy. Every proxy shall be revocable at the pleasure of the person executing it except as otherwise provided by statute. Unless the proxy by its terms provided for a specific revocation date and except as otherwise provided by statute, revocation of a proxy shall not be effective unless and until such revocation is executed in writing by the Member who executed such proxy and the revocation is filed with the Operating Manager of the Corporation prior to the voting of the proxy.

Section 7. Minutes of Meetings: Minutes of the Corporation's last meeting, and the resolutions passed thereat, shall be prepared for every meeting of Members and shall be produced by the Operating Manager thereat. Annual statements reflecting the financial status of the Corporation shall be distributed to all members no later than 45 days after the end of every fiscal year, and at least 30 days before any annual meeting. Minutes of any Meeting shall be prepared by the Operating Manager and sent to the Members at their last known address by ordinary mail not later than 30 days after any meeting.

Section 8. Inspectors at Meetings: In advance of any Members meeting, the Members may appoint one or more inspectors to act at the meeting or at any adjournment thereof and if not so appointed the person presiding at any such meeting may, and at the request of any Member entitled to vote thereat shall, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

Section 9. Conduct of Meeting: All meetings of Members shall he presided over by the Operating Manager, or if he is not present, by a Member thereby chosen by the Members at the meeting. The Operating Manager or the person presiding at the meeting shall appoint any person present to act as secretary of the meeting.


Article III
Officers

Section 1. Executive Officers: The officers of the Corporation shall be an Operating Manager, a President, a Secretary and a Treasurer and such other officers as the Members may determine. The same person may hold any two or more offices. The initial Operating Manager shall be RTG-TPD Holdings Co., LLC., and the initial President shall be Chang Moo Yi. These Officers may be removed or replaced with, and only with, the unanimous consent of the Members.

Section 2. Election: Except as provided in Article 4(2), the Operating Manager and the other officers shall be chosen by the Members and shall hold office for the term for which elected and until their successors have been elected and qualified. The Members may from time to time appoint all such other officers as they determine and such officers shall hold office from the time of their appointment and qualifications until the time at which their successors are appointed and qualified. The Members may fill a vacancy in any office arising from any cause for the unexpired portion of the term.

Section 3. Removal: Subject to Article 4(2), ante, the Members may remove any officer from office at any time with or without cause.

Section 4. Delegation of Powers: The Members may, with the unanimous consent of all Members, from time to time delegate the powers or duties of any officer of the Corporation, in the event of his absence or failure to act otherwise, to any other officer or Member of person whom they may select.

Section 5. Compensation: The compensation of each officer shall be such as the Members may from time to time determine.

Section 6. Operating Manager: The Operating Manager shall be the chief executive officer of the Corporation and shall have general charge of the business and affairs of the Corporation, subject, however, to the right of the Members to confer specified powers on officers and subject generally to the direction of the Members. The president shall have those powers as may be conferred upon him by the Operating Manager, provided, however, that such powers shall not exceed the powers conferred upon the Operating Manager.

Unless otherwise ordered by the Members, the Operating Manager, or in the event of his inability to act, the President, shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of security holders of companies in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which, as the owner thereof, the Corporation might have possessed and exercised, if present. The Members by unanimous resolution from time to time may confer like powers upon any other person or persons.

Section 7. Secretary: The Secretary shall keep the minutes of all meetings and record all votes of Members and committees in a book to be kept for that purpose. He shall give or cause to be given any required notice of meetings of Members or any committee, and shall be responsible for preparing or obtaining from a transfer agent appointed by the Members, the list of Members required by Article II, Section 7 hereof. He shall be the custodian of the seal of the Corporation and shall affix or cause to be affixed the seal to any instrument requiring it and attest the same and exercise the powers and perform the duties incident to the office of Secretary subject to the direction of the Members.

Section 8. Treasurer: Subject to the direction of the Members, the Treasurer shall have charge of the general supervision of the funds and securities of the Corporation and the books of account of the Corporation and shall exercise the powers and perform the duties incident to the office of the Treasurer. If required by the Members, he shall give the Corporation a bond in such sum and with such sureties as may be satisfactory to the Members for the faithful discharge of his duties.

Section 9. Other Officers: All other officers, if any, shall have such authority and shall perform such duties as may be specified from time to time by the Members.


Article IV
Committees

Section 1. Committees: The Members, by resolution of a majority in interest of the Members, may designate from among themselves one or more committees, each consisting of three or more Members, and each of which, to the extent provided in such resolution, shall have all the authority of the Members except that no such committee shall have the authority as to any of the following matters:

(a) The filing of vacancies in any committee;

(b) The fixing of compensation of the Members for serving on any committee;

(c) The amendment of repeal of this Operating Agreement or the adoption of a new Operating Agreement; and;

(d) The amendment or repeal of any resolution of the Members which by its terms shall not be so amenable or repealable.

The Members may designate one or more Members as alternate members of any such committee who may replace any absent member or members at any such meeting of such committee.

Each such committee shall serve at the pleasure of the Members. The Members shall have the power at any time to fill vacancies in, to change the membership of, or to discharge any such committee. Committees shall keep minutes of their proceedings and shall report the same to the Members at the meeting of the Members next succeeding, and any action by the committee shall be subject to revision and alteration by the Members, provided that no rights of a third party shall be affected in any such revision or alteration.


Article V
Resignations

Section 1. Resignations: Any officer of the Corporation or any members of any committee of the Members may resign at any time by giving written notice to the Members, the Operating Manager or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time is not specified therein, upon the receipt thereof, irrespective of whether any such resignations shall have been accepted.

Article VI
Certificates Representing Membership

Section 1. Form of Certificates: Each Member shall be entitled to a Certificate or Certificates in such form as prescribed by the Members and by any applicable statutes, which Certificate shall certify the interest of the Member in the Corporation. The Certificates shall be numbered and registered in the order in which they are issued and upon issuance the name in which each Certificate has been issued together with the Interest in the Corporation represented thereby and the date of issuance shall be entered in the Membership book of the Corporation by the Secretary or by the transfer agent of the Corporation. Each Certificate shall be signed by the Operating Manager and countersigned by the Secretary and shall be sealed with the Corporation Seal or facsimile thereof. The signatures of the officers upon a Certificate may also be facsimiles if the Certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a Certificate shall have ceased to be such officer before the Certificate is issued, such Certificate may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the time of its issue.

Section 2. Record Date for Members: For the purpose of determining the Members entitled to notice of; or to vote at any meeting of Members or any adjournment thereof or to express consent or dissent from any proposal without a meeting, or for the purpose of determining the Members entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Members may fix, in advance, a date as the record date for any such determination of Members. Such date shall not be more than fifty (50) nor less than ten (10) days before the date of any meeting nor more than fifty days prior to any action taken without a meeting, the payment of any dividend or the allotment of any rights, or any other action.


Article VII
General Restriction on Transfer of Interest

Section 1. General Restriction on Transfer of Interest: Except as hereinafter provided in this Agreement, no Member shall transfer by sale, gift, bequest or otherwise, or encumber by pledge, assignment, mortgage, charge or otherwise, or otherwise dispose of or cease to be the holder of any of the interest in the Corporation of which it is at any time the registered or beneficial owner, without the prior written consent of the other Members. In the case of any permitted transfer, no Member shall sell any of its Interest in the Corporation unless the purchaser is already or becomes a party to this Agreement upon completion of the applicable sale.


Article VIII
Bankruptcy and Default

Section 1. Bankruptcy and Default Provisions:

8.01		Upon the happening of the earliest of:

		(a)	the bankruptcy of any one or more of the Members, or
in the event any one or more of the Members is at any time in breach of or in default under any of the provisions of this Agreement, which breach or default is not remedied within thirty (30) days of receipt or written notice of same from the Corporation; or

		(b)	the bankruptcy of any one or more of the Members or
in the event any one or more of the Members is at any time in breach of or in default under any of the provisions of this Agreement, which breach or default is not remedied within thirty (30) days of receipt of written notice of same from the Corporation;

	then, upon the happening of such event, in the case of subparagraph
(a), The Member(s) shall, and in the case of subparagraph (b), the Member(s) shall, for the purposes of this Article Eight, be deemed to be a "Retiring Party".

8.02		Upon the happening of an event causing one of the Members to become a Retiring Party;

		(a)	the other Members shall have the option to purchase
all but not less than all the Interest in the Corporation owned by the Retiring Party on a pro rata basis equal to the Interest in the Corporation then held by each Member, which option shall be exercised by giving written notice to the Retiring Party or his Personal Representative and to the Corporation within thirty (30) days of the said event; or

		(b)	in the event the other Members do not so elect, the
Corporation shall have the option to purchase all but not less than all of the Interest in the Corporation owned by the Retiring Party or his personal Representative within thirty (30) days of the expiry of the option period specified in Article 7.02 (a) hereof,

	for a price and in the manner calculated and set forth in Articles
8.03 through 8.06 hereof. If any Member does not take up his option for his pro rate proportion of the Interest in the Corporation of the Retiring Party, the unclaimed Interest in the Corporation shall be used to satisfy any request made by any other Members who have indicated that they desire to purchase the said Interest in the Corporation in excess of their pro rata proportion.

8.03		The purchase price for any Interest in the Corporation to be purchased pursuant to the provisions of this Article Eight shall be equal to the fair market value of such Interest in the Corporation at the date that written notice is given by the purchasing Members or the Corporation, as the case may be, (hereinafter referred to as the "Purchaser"), of its intention to purchase the Interest in the Corporation of the Retiring Party. If the Purchaser and the Retiring Party, or his Personal Representative, are unable to agree as to the fair market value of the Interest in the Corporation to be purchased, such determination shall be made by the Corporation's Accountant.

8.04		If the parties do not agree with the valuation made by the
Corporation's Accountant, then the Purchaser shall nominate a representative and the Retiring Party or his Personal Representative shall nominate a representative, the two representatives so nominated shall nominate a third representative and a majority of the three representatives shall select a qualified appraiser to make the necessary fair market value determination. The Purchaser and the Retiring Party shall pay for the cost of their own representatives and the costs of the third representative and the qualified appraiser shall be borne equally by the Purchaser and by the Retiring Party.

8.05		In arriving at the valuation, the qualified appraiser shall:

		(a)	determine the fair market value of the Interest in
the Corporation as of the appropriate date without premium for control or discount for minority;

		(b)	refer to and use as a guideline the valuation, if
any, last determined pursuant to the provisions of this Article Eight; and

		(c)	consider any written representations which either
the Purchaser or Retiring Party may make.

		The valuation determined by the appraiser in accordance with this Article Eight shall be binding upon all of the parties hereto.

8.06		Unless other terms of sale are agreed to by the Members, the terms of any sale under this Article Eight shall be as follows:

		(a)	a minimum of twenty (20%) percent of the total
purchase price shall be paid at the time of closing by certified check against delivery of the relevant Certificates duly endorsed in blank with signatures guaranteed. The unpaid balance of the total purchase price, if any, from time to time of the purchase shall bear interest from the time of closing at a rate per annum equal to the prime lending rate charged by the Corporation's bank at the time of closing plus two (2%) percent, and such principal and interest shall be paid in twelve (12) equal monthly consecutive installments commencing one (1) calendar month from the time of closing. The Purchaser shall execute and deliver to the Retiring Party a promissory note in the amount equal to the unpaid balance of the purchase price at the time of closing and bearing interest as recited above. Default of any payment of principal or interest shall, at the option of the holder of the promissory note, cause the entire balance thereof to mature, provided that the Purchaser may prepay the same in whole or in part, in reverse order of maturity, without notice or bonus payments;

		(b)	the closing shall be at 10:00 o'clock a.m. at the
registered office of the Corporation on the sixtieth (60th) day following the event causing one of the Members to become a Retiring Party;

		(c)	if the Retiring Party refuses or neglects to
complete the sale for any reason, the Purchaser shall have the right, upon payment of the purchase price to the credit of the Retiring Party in any chartered bank in the State of Colorado for and on behalf of and in the name of the Retiring Party or his nominee or nominees, to execute and deliver such transfers, resignations and other documents as may be necessary or desirable in order to complete the transaction.


Article IX
Buy-Sell Provisions

Section 1. Buy-Sell Provisions:

9.01		Except in cases where Article Eight, which supersedes the
provisions hereof, would apply, any Member (hereinafter referred to as the "Offering Party") may, at any time during the term of the Agreement, send a offer in writing to the other Members, (hereinafter referred to individually as a "Notified Party" and collectively as the "Notified Parties"), which shall be signed by the Offering Party and shall be an offer to sell to the Notified Parties, on a pro rata basis equal to the Interest in the Corporation held by each Notified Party, all of the Interest in the Corporation owned by the Offering Party at an arbitrary price and on terms stipulated in the offer. Each Notified Party shall have a period of sixty (60) days following the delivery of the offer to accept by notice in writing the offer in accordance with its terms.

9.02		If one or more of the Notified Parties is prepared to
purchase his pro rata portion of the Interest in the Corporation, (the "Accepting Party" or "Accepting Parties", as the case may be), but the other Notified Party or Notified Parties are not so prepared, then the Accepting Party or Accepting Parties shall have the first right and option to purchase all of the Interest in the Corporation owned by the Offering Party on a pro rata basis equal to the Interest in the Corporation held by the Accepting Parties at the specified price. The Accepting Party or Accepting Parties shall have a period of thirty (30) days within which to exercise the said option. If the Accepting Party or Accepting Parties elect to exercise the said option within the time stipulated the Accepting Party or Accepting Parties shall then purchase and pay for all of the Interest in the Corporation owned by the Offering Party at the specified price.

9.03		The terms of sale under this Article Nine shall be as follows:

		(a)	the purchase price shall be paid as set out in the
offer made pursuant to Article 9.01 hereof;

		(b)	the closing shall be at 10:00 o'clock a.m. at the
registered office of the Corporation on the sixtieth (60th) day following the date of delivery of the offer under Article 9.01;

		(c)	if the selling Member(s) refuses or neglects to
complete the sale for any reason, the purchasing Member(s) shall have the right, upon payment of the purchase price to the credit of the selling Member
(s) at any chartered bank in the State of Colorado for and on behalf of and in the name of the selling Member(s) or his nominee(s), to execute and deliver such transfers, resignations and other documents as may be necessary or desirable in order to complete the transaction.

9.04		The rights granted by this Article Nine are in lieu of any
rights, statutory or otherwise, which a dissenting Member may now or hereafter have to require a party hereto to purchase any of his Interest in the Corporation in the capital stock of the Corporation.

9.05		The provisions of Article 9.01 shall, in any event, be
subject to the compliance by the selling Member(s) with applicable law and the obtaining of requisite approvals for transfer thereunder. The closing date referred to in Article 9.03 is hereby deemed to be extended by the amount of time of any delay or delays occasioned by a regulatory or governmental agency which is required to give approval to a transfer hereunder.


Article X
Right of First Refusal

Section 1. Right of First Refusal:

10.01		Except in cases where Article Eight or Article Nine, which
shall supersede the provisions hereof, would apply, no Member shall entertain offers for the purchase of his Interest in the Corporation nor make agreements for the sale, transfer or assignment of his Interest in the Corporation except upon compliance with this Article Ten, (and where applicable, compliance with Article Eleven), and subject to the terms and conditions hereinafter set forth:

		(a)	no sale, transfer or assignment of Interest in the
Corporation shall be considered by a Member unless he shall have first received a bona fide offer in writing form from a third party dealing at arm's length, who is a responsible purchaser of good business reputation and who has agreed to enter into an agreement with the remaining Members of the Corporation identical to this Agreement, (except changes in the Agreement required because it has ceased to apply to a party hereto), to purchase all of his Interest in the Corporation, which offer shall provide that the purchase price shall be payable in cash;

		(b)	a party to the Agreement receiving an offer as
contemplated by subsection (a) of this Article 10.01, (herein referred to as the "Selling Party"), which the Selling Party is prepared to accept shall, within ten (10) days of the receipt of such offer, deliver a copy of such offer, together with his own offer to sell all of the Interest in the Corporation so proposed to be sold, to the other Members upon the same terms and conditions as the third party shall have offered;

		(c)	the Members receiving the offer of the Selling Party
shall have the first right and option to purchase on a pro rata basis the Interest in the Corporation to be sold by the Selling Party for a period of thirty (30) days from the date of receipt of the offer of the Selling Party, such right and option to be exercised before the expiration of such thirty
(30) days by notice in writing;

		(d)	if the other Members accept the offer of the Selling
Party within the time stipulated, they shall purchase on a pro rata basis all of the Interest in the Corporation owned by the Selling Party upon the same terms and conditions as the third party shall have offered;

		(e)	if one or more of the other Members is prepared to
purchase his pro rata portion of the Interest in the Corporation, (the "Accepting Party" or "Accepting Parties", as the case may be), but the other Member or Members are not so prepared, then the Accepting Party or Accepting Parties shall have the first right and option to purchase all of the Interest in the Corporation of the Selling Party on a pro rata basis equal to the Interest in the Corporation held by the Accepting Parties, upon the same terms and conditions as the third party shall have offered;

		(f)	if the other Members do not accept the offer of the
Selling Party within the time stipulated in Article 10.01(c) hereof or if the Accepting Party or Accepting Parties elect not to exercise the right and option set out in Article 10.01(e) hereof or do not exercise the said right and option within the time stipulated, the Selling Party shall accept the offer of the said third party, and complete the transaction with the said third party in accordance with the offer of such third party and the parties to this Agreement hereby agree to take all steps and proceedings requisite to have such third party entered on the books of the Corporation as a Member of the Corporation and to execute and deliver an Operating Agreement in replacement of this Agreement. The Selling Party is hereby appointed the agent and attorney of the other Members for the purpose of effecting registration of the third party as a Member of the Corporation.

10.02		The provisions of Article 10.01 shall, in any event, be
subject to the compliance by the Selling Party and the third party with applicable law and the obtaining of requisite approvals for transfer thereunder.


Article XI
Piggyback Rights

Section 1. Piggy-back Rights.	If the completion of any sale of Interest in
the Corporation to a third party in accordance with Article Ten would result in the said third party acquiring more than a forty (40%) percent Interest in the Corporation, each of the Members Receiving the offer of the Selling Party, (hereinafter referred to the "Offerees"), shall have the further right, to be exercised by notice in writing to the Selling Party within the time limited for the acceptance of the Selling Party's offer, to require the Selling Party to sell all but not less than all of the Interest in the Corporation owned or controlled by each Offeree upon the same terms and conditions as are contained in the third party's offer. If any of the Offerees exercise such right, the Selling Party shall not complete the sale of its Interest in the Corporation unless all of the Interest in the Corporation of such Offerees who shall have so exercised such right are also sold to the third party on the same terms and conditions as are contained in the third party's offer.


Article XII
Security for Purchase of Interest in the Corporation

Section 1. Security for Purchase:

12.01		As security for the unpaid balance of the purchase price
with respect to a purchase and sale of Interest in the Corporation pursuant to this Agreement, the purchasing Member shall pledge the said Interest in the Corporation being the subject matter of such purchase and sale, (hereinafter called the "Pledged Interest in the Corporation"), to and in favor of the disposing Member, free and clear of any lien, charge or encumbrance of whatsoever nature.

12.02		The Certificate(s) evidencing the Pledged Interest in the
Corporation shall be endorsed in blank by the purchasing Member with signature guaranteed at the time of closing and be delivered to the attorneys for the Corporation, or to such other persons as the parties hereto may agree, (hereinafter called the "Trustee"), to be held in trust as provided herein, together with a certified copy of a resolution of the Members of the Corporation consenting to the transfer of the said Interest in the Corporation to the disposing Member pursuant to the provisions of this Article Twelve. Subject as herein provided, the Trustee shall hold the Certificates evidencing the Pledged Interest in the Corporation until the purchase price therefore has been paid in full, at which time and upon proof thereof being furnished to the Trustee in the form of a receipt signed by the disposing Member and an affirmative statement of payment signed by the purchasing Member, the Trustee shall deliver the said Certificates to the purchasing Member.

12.03		If at any time and from time to time during the period that
the purchase price remains outstanding:

		(a)	any of the said Interest in the Corporation are
subdivided, consolidated, changed or reclassified; or

		(b)	the Corporation is re-organized or amalgamated with
another Corporation or any other event occurs which results in the substitution or exchange of any of the Interest in the Corporation for, or the conversion of any of the said Interest in the Corporation into other securities;

the Corporation, forthwith after the occurrence of any such event shall substitute for the Pledged Interest in the Corporation, a Certificate reflecting the resulting Interest in the Corporation, or other securities. In this connection, Certificates or other evidence of ownership of such resulting Interest in the Corporation or other securities in transferable form with signatures guaranteed shall be forthwith deposited with the Trustee against receipt of the said Certificates.

12.04		Until such time as the security hereby constituted shall
become enforceable, the purchasing Member shall be entitled to and may exercise all voting and other rights attached to the Pledged Interest in the Corporation.

12.05		While any part of the purchase price of any Interest in the
Corporation sold pursuant to this Agreement by the disposing Member is unpaid, the purchasing Member insofar as it is permitted by law to do so, covenants and agrees hereby that it will not vote in favor of nor suffer the Corporation to do any of the following, namely:

		(a)	to allot or issue stock, bonds or other corporate
securities;

		(b)	to incur any obligations or liabilities, (absolute
or contingent), except if incurred under contracts or agreements entered into in the course of business of the Corporation;

                (c) to purchase or redeem any Member's Interest in the Corporation;

		(d)	to mortgage, pledge or subject to lien, charge or
any other encumbrance any assets, tangible or intangible, of the Corporation except in the ordinary course of business;

		(e)	to sell or transfer any assets, cancel any debts or
claims or transact any business except in each case in the ordinary course of the business of the Corporation;

		(f)	to knowingly permit any extraordinary losses or
waive any rights of substantial value to the Corporation;

		(g)	to enter into any agreement other than in the
ordinary course of business of the Corporation including, but not limited to, agreements regarding increases in salaries, bonuses, payments, stock options or deferred compensation, provided that increments may be paid to the purchasing Member, by way of increased salary or compensation in an amount which shall not exceed ten (10%) percent of its previous year's aggregate consideration;

		(h)	to grant options, warrants or other rights to
acquire Interest in the Corporation;

		(i)	to re-organize the capital structure of the
Corporation; or

		(j)	to merge, consolidate, amalgamate or sell the
business assets or undertakings of the Corporation unless the disposing Member is supplied with evidence satisfactory to it that any amount owing to it under this Agreement will be paid in full at the time of closing upon completion of the foregoing events.

12.06		In the event that the purchasing Member defaults in payment
of the purchase price or the interest thereon or upon the breach of any of the covenants set forth in Article 12.05 hereof, the disposing Member may give notice thereof to the Trustee who shall forthwith give notice to the purchasing Member that if the cure for the default is not made or such breach is not cured by the purchasing Member within forty-five (45) days of receiving notice thereof from the Trustee, the balance of the moneys then remaining unpaid on account of the purchase price shall immediately become due and payable.

If the purchasing Member fails to pay the balance of the moneys remaining unpaid within thirty (30) days following such balance becoming due and payable as aforesaid, the disposing Member shall have the right to realize upon the said Interest in the Corporation by way of a sale thereof and herein provided or, if the purchasing Member has not paid at least seventy-five (75%) percent of the purchase price therefore, the disposing Member shall alternatively have the right to take delivery of the Certificates evidencing the Pledged Interest in the Corporation from the Trustee as herein provided and continue to hold and own the same as if such Interest in the Corporation had never been sold by it and the provisions of this Agreement shall continue to govern the rights of the Members with respect to the disposition of their Interest in the Corporation.

If less than seventy-five (75%) percent of the purchase price for the Pledged Interest in the Corporation has been paid by the purchasing Member, the disposing Member shall notify the Trustee within thirty (30) days of the expiry of the aforesaid forty-five (45) days notice period as to whether it intends to realize upon the Pledged Interest in the Corporation by way of a sale thereof or intends to hold same. In the event that the disposing Member fails to give such notice, it shall be deemed to have elected to hold and own the Pledged Interest in the Corporation. The disposing Member shall take delivery of the Pledged Interest in the Corporation for its own account, in full and complete satisfaction of any claims that it may have against the purchasing Member with respect to the unpaid balance of the purchase price for the Pledged Interest in the Corporation and will not pursue any other remedies available according to law. If however the disposing Member elects to sell the said Interest in the Corporation as provided herein, such action shall not be deemed to exclude any other remedy which may be available to it at law to recover the moneys and interest thereon due to it under this Agreement.

12.07		If the disposing Member elects to realize upon the Pledged
Interest in the Corporation by way of a sale, the following provisions shall apply:

		(a)	any such sale shall be on the best terms which,
after making reasonable effort, the disposing Member is able to obtain; provided however that the purchasing Member shall be given the opportunity to obtain an offer for the purchase of the Pledged Interest in the Corporation and if a bona fide offer is obtained by the purchasing Member which provides for better terms, including the payment of the purchase moneys in full by cash or certified check, then the offer obtained by the purchasing Member shall be used for such realization;

		(b)	the disposing Member may, at its option, purchase
the said Interest in the Corporation on the same terms and conditions as the best offer obtained by either the purchasing or disposing Member as provided above; and

		(c)	after deducting from the proceeds of any such sale
reasonable allowance for all costs, charges and expenses reasonably incurred by the disposing Member in connection therewith, the residue of the moneys arising from such sale shall be applied on account of or in payment of the balance of the moneys and accrued interest thereon then remaining unpaid on account of the purchase price and if any surplus remains the same shall be paid forthwith to the purchasing Member.


Article XIII
Purchase of Interest in the Corporation by the Corporation

Section 1. Purchase of Interest in the Corporation by the Corporation:

13.01		Except in cases where Article Eight, Nine or Ten, which
shall supersede the provisions hereof, would apply, any Member, (in this Article Thirteen referred to as the "Selling Party"), may, at any time after ninety days, during the term of this Agreement, send a notice in writing to the Corporation and to the other Members which shall be signed by the Selling Party and shall be notice of the Selling Party's intention to sell all or a portion of the Interest in the Corporation owned by the Selling Party.

13.02		Upon receipt of any notice pursuant to Article 13.01 hereof, the Corporation shall be obligated to purchase the Interest in the Corporation specified in the said notice upon the terms and conditions recited in Articles 13.03 through 13.07 hereof.

13.03		The purchase price for the Interest in the Corporation to be purchased pursuant to the provisions of this Article Thirteen shall be determined in accordance with Article 13.04 through 13.06.

13.04		All Members shall meet within ten (10) days following
receipt of the said notice and at such meeting shall agree on a value for the Interest in the Corporation which the Selling Party proposes to sell. If the parties can not agree to a valuation, then the Selling party shall nominate a representative and the Members shall nominate a representative, the two representatives so nominated shall nominate a third representative and a majority of the three representatives shall select a qualified appraiser to make the necessary fair market 90 value determination. The Members and the Selling Party shall pay for the cost of their own representatives and the costs of the third representative and the qualified appraiser shall be borne equally by the Members and the Selling Party.

13.05		In arriving at its valuation, the Valuator shall:

		(a)	determine the value of all property, assets and
undertaking of the Corporation, less any amount which may, according to such valuation, be due for income or capital gain taxes if any such property, assets or undertaking were sold;

		(b)	refer to and use as a guide the valuation, if any,
last determined pursuant to their Article Thirteen; and

		(c)	consider any written representations which any
Member may make.

13.06		As soon as is practicable but in all cases within sixty (60)
days of its appointment, the Valuator shall prepare and deliver a report to (in this Article Thirteen referred to as the Accountant/Auditor of the Corporation). Based upon the Valuator's report, the auditors shall determine the value to be attributed to the Interest in the Corporation which the Selling Party proposes to sell. The Valuator's report and the Accountant/Auditor's determination based thereon shall both be binding upon the Members.

13.07		Unless other terms of sale are agreed to by the Members, the terms of sale under this Article Thirteen shall be as follows:

		(a)	the Interest in the Corporation which the Selling
Party proposed to sell shall have a redemption amount equal to the value attributed as determined above, (hereinafter referred to as the "Redeemable Interest in the Corporation"):

		(b)	the Redeemable Interest in the Corporation shall
then be redeemed by the Corporation over a period not to exceed two (2) years with a minimum annual redemption of fifty (50%) percent of the total Redeemable Interest in the Corporation attributable to the Selling Party;

		(c)	if all of the Redeemable Interest in the Corporation
is immediately purchased by the Corporation, the Selling Party shall deliver at closing a Certificate or Certificates representing the Redeemable Interest in the Corporation to the Corporation duly endorsed by the Selling Party in blank for transfer and/or cancellation;

		(d)	if on closing the Corporation does not redeem all of
the Redeemable Interest in the Corporation, the following provisions shall apply:

				(i)	as stated above, the annual minimum
redemption will be fifty (50%) percent of the total Redeemable Interest in the Corporation;

				(ii)	an annual dividend in the aggregate
to be equivalent to the interest that would accrue each year if the prime lending rate charged by the Corporation's banker minus fifty (50%) percent was applied to the aggregate redemption amount of all Redeemable Interest in the Corporation not yet paid by the Corporation;

				(iii)	in the event any portion of the
Redeemable Interest in the Corporation is not paid by the Corporation within two (2) years of the original closing date, thereafter the interest rate to be used in determining the annual dividend payable on the outstanding Redeemable Interest in the Corporation shall be varied to the prime lending rate charged by the Corporation's banker, plus two (2%) percent;

				(iv)	the Selling Party shall deliver to
the Accountant/Auditor of the Corporation all Certificates representing the Redeemable Interest in the Corporation duly endorsed in blank for transfer and such Interest in the Corporation shall be held in escrow by the Accountant/Auditor of the Corporation until the Accountant/Auditor receives, on behalf of the Selling Party, the unpaid balance of the redemption amount and dividends in full calculated as aforesaid;

				(v)	so long as the Corporation is not in
default in payment of any redemption amount or dividends thereon, the Accountant/Auditor shall execute and deliver to the Corporation or its nominee from time to time such instruments of proxy with respect to the Redeemable Interest in the Corporation held in escrow as the Corporation may request;

				(vi)	if the Corporation is in default in
respect of the payment of any redemption amount or dividends thereon, the Accountant/Auditor shall give written notice to the Corporation, (with a copy to the Selling Party), describing the nature of the default within thirty (30) days from the occurrence of the default. If the default is not corrected by the Corporation within the grace period, the Accountant/Auditor of the Corporation will, at the request of the Selling Party, return all of the Redeemable Interest in the Corporation to the Selling Party who shall be entitled to re-transfer the said Interest in the Corporation into its own name and thereafter require the Corporation to re-convert the Redeemable Interest in the Corporation into the original Interest in the Corporation held by the Selling Party. The Selling Party shall be entitled to retain the portion of the redemption amount received by it and the Corporation shall be discharged from liability for payment of the remaining unpaid balance of the redemption amount; and

                                 (vii)   upon payment in full by the
Corporation of the redemption amount and dividends thereon, the Accountant/ Auditor shall deliver to the Corporation the Certificates representing the Redeemable Interest in the Corporation duly endorsed in blank for transfer and/or cancellation.

13.08		The rights granted by this Article Thirteen are in lieu of
any rights, statutory or otherwise, which a dissenting Member may now or hereafter have to require a party hereto to purchase any of its Interest in the Corporation.

13.09		The provisions of Article Thirteen shall, in any event, be
subject to the compliance of the selling Member(s) with applicable law and the obtaining of requisite approvals for transfer thereunder. Any closing date is hereby deemed to be extended by the amount of time of any delay or delays occasioned by a regulatory or governmental agency which is required to give approval to transfer hereunder.


Article XIV
Jurisdiction

Section 1. Jurisdiction: This Agreement shall be governed according to the Laws of the state of Colorado, whose Courts shall have sole and exclusive jurisdiction over any matter herein.

Article XV
General

Section 1. Miscellaneous Provisions:

15.01		Each of the parties severally agrees to indemnify each of
the other parties hereto against, and reimburse each of the other parties for, any and all liabilities which such other party or parties may incur or become subject to an amounts which such other party or parties may pay or be required to pay which are in excess of the proportionate share of the liabilities and obligations of the parties under the terms of this Agreement, provided that nothing in this Article, 15.01 shall in any way be deemed to or shall require any party to incur any liability or provide any funds other than as may be expressly provided for in any other provisions of this Agreement.

15.02		No consent or waiver, expressed implied, by any party hereto of any breach or default by any other party hereto in the performance of his obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance by such other party of the same or any other obligations of such party hereunder. Failure on the part of any party to complain of any act or failure to act of any other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by the first mentioned party of his rights hereunder.

15.03		This Agreement shall continue to be effective notwithstanding the sale of Interest in the Corporation by a Member howsoever, and this Agreement shall be binding upon the remaining Members.

15.04		The invalidity of any provision of this Agreement or any
covenant herein contained on the part of any party shall not affect the validity of any other provision or covenant hereof or herein contained which shall remain in full force and effect.

15.05		The Members agree to sign all such documents and do all
such things as may be necessary or desirable to more completely and effectively carry out the terms and intentions of this Agreement and to cause the Corporation to act in the manner contemplated by this Agreement and, to the extent permitted by law, cause the Board of Directors so to act.

15.06		Nothing in this Agreement shall be deemed in any way or for
any purposes to constitute any party a partner of, a member of a joint venture or joint enterprise with any other party to this Agreement in the conduct of any business or otherwise.

15.07		Time shall be of the essence of this Agreement.

15.08		This Agreement constitutes the entire agreement among
the parties and shall not be modified, amended or assigned except with the consent in writing of the parties hereto. A consent to any assignment required hereunder may be arbitrarily or unreasonably withheld until the proposed assignee executes and delivers such documents as, in the opinion of the legal counsel of the Corporation, are necessary to oblige himself or itself hereunder.

15.9		If at the time of any sale of Interest in the Corporation as contemplated in this Agreement:

		(a)	there are any loans outstanding from the Corporation
to the selling Member(s) or vise versa; such loans shall be paid; and

		(b)	there are any securities or covenants lodged by the
selling Member(s) with any person or institution or any personal guarantees given by the selling Member(s) or his nominee(s) to secure any indebtedness, liability or obligation of the Corporation, the remaining parties to this Agreement shall use their best efforts to have the selling Member(s) and any nominee(s) released therefrom. If, notwithstanding such best efforts, the releases as aforesaid are not obtained, the remaining parties shall deliver to the selling Member(s) their indemnity in writing indemnifying the selling Member(s) and his nominee(s) from any and all liabilities thereunder.

15.10		All notices contemplated or required to be given hereunder
shall be effective if sent by prepaid registered mail or delivered personally to any of the parties at the address of that party as it appears on the books of the Corporation from time to time, or at such other address as the party to whom such notice is to be given otherwise directs in writing. Any notice delivered aforesaid shall be effective on the date of delivery and any notice mailed as aforesaid shall be effective two (2) business days after the mailing thereof, provided that where interruption of mail services is likely by reason of any strike or other labor dispute, notice shall be by personal delivery only to the person or to the address as aforesaid.

15.11		In this Agreement, wherever the singular and masculine or
neuter are used, they shall be construed as is the plural or the feminine or the neuter had been used, where the context or the party or parties so requires, and the rest of the sentence shall construed as if the grammatical and terminological changes thereby rendered necessary had been made.

15.12		This Agreement shall inure to the benefit of and be binding
upon the parties hereto and their Personal Representatives, successors and permitted assign and any reference to a right or a obligation of a party hereto shall be deemed to include a reference to such Personal Representatives, successors and permitted assigns to the extent that the context requires.

15.13		This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and such instrument shall be deemed made on the first day of March, 1999, irrespective of the time or times when any counterpart may be made, executed and delivered.

15.14		Interest in the Corporation as used herein refers to a
Member's interest in the Capital of the Corporation.

15.15		In consideration of the sums paid on behalf of RTG-TPD
Holdings Co. Ltd. (RTG) for logo development, RTG hereby grants the company non-exclusive use of the Trademarks, KOMART and KOMART MALL, provided however such use is for and in connection with the mall being developed at 2000 S. Havana St., Denver CO only.

In Witness Whereof the parties hereto have duly executed this Agreement as of the date and year first above written.



Signed
and Delivered
in the presence of:			)
					)
                                        )          /s/Chang Moo Yi/s/
                                        )          Member

				)
                                        )          _________________
                                        )          Member
					)
                                        )          RTG-TPD Holdings Co. Ltd.
                                )                  /s/Stan J. H. Lee/s/
                                        )          Per:
					)


                                        )          The Company
                                        )          /s/Stan J. H. Lee/s/
                                        )          Per:

                           Operating Agreement
                                    of
                        RTG-TPD HOLDINGS CO., LLC.
                            (The Corporation)



Dated: March 1, 1999.






Article I
Offices

Section 1. Principal Office: The principal office of the Corporation shall be located at 2000 South Havana St., Aurora, Colorado 80014.

Section 2. Additional Offices: The Corporation may have such additional offices at such other place within or without the State of Colorado as the Members may from time to time determine or as the business of the Corporation may require.


Article II
Meetings

Section 1. Annual Meeting: An annual meeting of Members shall be held within five (5) months after the close of the fiscal year of the Corporation on such date and at the time and place as shall be fixed by the Members. At the annual meeting the Members shall elect an Operating Manager and other officers and transact such other business as may properly be brought before the meeting.

Section 2. Special Meeting: A special meeting of Members may be called at any time by the Operating Manager and shall be called by the Operating Manager at the request in writing of a majority of the Members entitled to vote at such meeting. Any such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of Members shall be confined to the purposes set forth in the notice thereof. Special meetings may be held by telephonic Conference Call, provided all Members agree to the said Meeting by telephonic Conference Call in writing, and attest to any resolutions passed at the said meeting in writing.

Section 3. Notice of Meetings: Written notice of the time, place and purpose of every meeting of Members (and, if other than an annual meeting, the person or persons at whose discretion the meeting is being called), shall be given by the Operating Manager to each Member of record entitled to vote at such meeting, not less than five nor more than fifty days prior to the date set for the meeting. Notice shall be given either personally or by mailing said notice by first class mail to each Member at his address appearing on the record book of the Corporation or at such other address supplied by him in writing to the Operating Manager of the Corporation for the purpose of receiving notice.

A written waiver of notice setting forth the purposes of the meeting for which notice is waived, signed by the person or persons entitled to such notice, whether before or alter the time of the meeting stated therein, shall be deemed equivalent to the giving of such notice. The attendance by a Member at a meeting either in person or by proxy without protesting the lack of notice thereof shall constitute a waiver of notice of such Member.

All notices given with respect to an original meeting shall extend to any and all adjournments thereof and such business as might have been transacted at the original meeting may be transacted at any adjournment thereof; no notice of any adjourned meeting need be given if an announcement of the time and place of the adjourned meeting is made at the original meeting.

Section 4. Quorum: The holders of at least 70% in interest of the Members present in person or represented in proxy, shall be requisite and shall constitute a quorum at all meetings, of members except as otherwise provided by statute or the Articles of Organization. A Members Interest in the Corporation shall be in proportion to his contribution to the capital of the Corporation adjusted from time to time to reflect additions or withdrawals. The phrase "at least 70% in interest" of the Members shall mean Members who, in the aggregate, shall have Capital Contributions in excess of seventy (70%) percent of the total Capital Contributions of all of the Members. If, however, a quorum shall not be present or represented at any meeting of Members, the Members entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified when a quorum is once present to organize a meeting, such quorum is not deemed broken by the subsequent withdrawal of any Members.

Section 5. Voting: Every Member entitled to vote at any meeting shall be entitled to vote in accordance with his Interest in the Corporation held by him of record on the date fixed as the record date for said meeting and may so vote in person or by proxy. Any Corporation action shall be authorized by a majority in interest of the votes cast by the Members entitled to vote thereon except as may otherwise by provided by statute, the Articles of Organization or this Operating Agreement.

Section 6. Proxies: Every proxy must be signed by the Members entitled to vote or by his duly authorized attorney-in-fact and shall be valid only if filed with the Operating Manager of the Corporation prior to the commencement of voting on the matter in regard to which said proxy is to be voted. No proxy shall be valid after the expiration of eleven months from the date of its execution unless otherwise expressly provided in the proxy. Every proxy shall be revocable at the pleasure of the person executing it except as otherwise provided by statute. Unless the proxy by its terms provided for a specific revocation date and except as otherwise provided by statute, revocation of a proxy shall not be effective unless and until such revocation is executed in writing by the Member who executed such proxy and the revocation is filed with the Operating Manager of the Corporation prior to the voting of the proxy.

Section 7. Minutes of Meetings: Minutes of the Corporation's last meeting, and the resolutions passed thereat, shall be prepared for every meeting of Members and shall be produced by the Operating Manager thereat. Annual statements reflecting the financial status of the Corporation shall be distributed to all members no later than 45 days after the end of every fiscal year, and at least 30 days before any annual meeting. Minutes of any Meeting shall be prepared by the Operating Manager and sent to the Members at their last known address by ordinary mail not later than 30 days after any meeting.

Section 8. Inspectors at Meetings: In advance of any Members meeting, the Members may appoint one or more inspectors to act at the meeting or at any adjournment thereof and if not so appointed the person presiding at any such meeting may, and at the request of any Member entitled to vote thereat shall, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

Section 9. Conduct of Meeting: All meetings of Members shall he presided over by the Operating Manager, or if he is not present, by a Member thereby chosen by the Members at the meeting. The Operating Manager or the person presiding at the meeting shall appoint any person present to act as secretary of the meeting.


Article III
Officers

Section 1. Executive Officers: The officers of the Corporation shall be an Operating Manager, a President, a Secretary and a Treasurer and such other officers as the Members may determine. The same person may hold any two or more offices. The initial Operating Manager shall be Stan J. H. Lee, and the initial President shall be Stan J. H. Lee. These Officers may be removed or replaced with, and only with, the unanimous consent of the Members.

Section 2. Election: Except as provided in Article 4(2), the Operating Manager and the other officers shall be chosen by the Members and shall hold office for the term for which elected and until their successors have been elected and qualified. The Members may from time to time appoint all such other officers as they determine and such officers shall hold office from the time of their appointment and qualifications until the time at which their successors are appointed and qualified. The Members may fill a vacancy in any office arising from any cause for the unexpired portion of the term.

Section 3. Removal: Subject to Article 4(2), ante, the Members may remove any officer from office at any time with or without cause.

Section 4. Delegation of Powers: The Members may, with the unanimous consent of all Members, from time to time delegate the powers or duties of any officer of the Corporation, in the event of his absence or failure to act otherwise, to any other officer or Member of person whom they may select.

Section 5. Compensation: The compensation of each officer shall be such as the Members may from time to time determine.

Section 6. Operating Manager: The Operating Manager shall be the chief executive officer of the Corporation and shall have general charge of the business and affairs of the Corporation, subject, however, to the right of the Members to confer specified powers on officers and subject generally to the direction of the Members. The president shall have those powers as may be conferred upon him by the Operating Manager, provided, however, that such powers shall not exceed the powers conferred upon the Operating Manager.

Unless otherwise ordered by the Members, the Operating Manager, or in the event of his inability to act, the President, shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of security holders of companies in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which, as the owner thereof, the Corporation might have possessed and exercised, if present. The Members by unanimous resolution from time to time may confer like powers upon any other person or persons.

Section 7. Secretary: The Secretary shall keep the minutes of all meetings and record all votes of Members and committees in a book to be kept for that purpose. He shall give or cause to be given any required notice of meetings of Members or any committee, and shall be responsible for preparing or obtaining from a transfer agent appointed by the Members, the list of Members required by Article II, Section 7 hereof. He shall be the custodian of the seal of the Corporation and shall affix or cause to be affixed the seal to any instrument requiring it and attest the same and exercise the powers and perform the duties incident to the office of Secretary subject to the direction of the Members.

Section 8. Treasurer: Subject to the direction of the Members, the Treasurer shall have charge of the general supervision of the funds and securities of the Corporation and the books of account of the Corporation and shall exercise the powers and perform the duties incident to the office of the Treasurer. If required by the Members, he shall give the Corporation a bond in such sum and with such sureties as may be satisfactory to the Members for the faithful discharge of his duties.

Section 9. Other Officers: All other officers, if any, shall have such authority and shall perform such duties as may be specified from time to time by the Members.


Article IV
Committees

Section 1. Committees: The Members, by resolution of a majority in interest of the Members, may designate from among themselves one or more committees, each consisting of three or more Members, and each of which, to the extent provided in such resolution, shall have all the authority of the Members except that no such committee shall have the authority as to any of the following matters:

(a) The filing of vacancies in any committee;

(b) The fixing of compensation of the Members for serving on any committee;

(c) The amendment of repeal of this Operating Agreement or the adoption of a new Operating Agreement; and;

(d) The amendment or repeal of any resolution of the Members which by its terms shall not be so amenable or repealable.

The Members may designate one or more Members as alternate members of any such committee who may replace any absent member or members at any such meeting of such committee.

Each such committee shall serve at the pleasure of the Members. The Members shall have the power at any time to fill vacancies in, to change the membership of, or to discharge any such committee. Committees shall keep minutes of their proceedings and shall report the same to the Members at the meeting of the Members next succeeding, and any action by the committee shall be subject to revision and alteration by the Members, provided that no rights of a third party shall be affected in any such revision or alteration.


Article V
Resignations

Section 1. Resignations: Any officer of the Corporation or any members of any committee of the Members may resign at any time by giving written notice to the Members, the Operating Manager or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time is not specified therein, upon the receipt thereof, irrespective of whether any such resignations shall have been accepted.

Article VI
Certificates Representing Membership

Section 1. Form of Certificates: Each Member shall be entitled to a Certificate or Certificates in such form as prescribed by the Members and by any applicable statutes, which Certificate shall certify the interest of the Member in the Corporation. The Certificates shall be numbered and registered in the order in which they are issued and upon issuance the name in which each Certificate has been issued together with the Interest in the Corporation represented thereby and the date of issuance shall be entered in the Membership book of the Corporation by the Secretary or by the transfer agent of the Corporation. Each Certificate shall be signed by the Operating Manager and countersigned by the Secretary and shall be sealed with the Corporation Seal or facsimile thereof. The signatures of the officers upon a Certificate may also be facsimiles if the Certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a Certificate shall have ceased to be such officer before the Certificate is issued, such Certificate may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the time of its issue.

Section 2. Record Date for Members: For the purpose of determining the Members entitled to notice of; or to vote at any meeting of Members or any adjournment thereof or to express consent or dissent from any proposal without a meeting, or for the purpose of determining the Members entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Members may fix, in advance, a date as the record date for any such determination of Members. Such date shall not be more than fifty (50) nor less than ten (10) days before the date of any meeting nor more than fifty days prior to any action taken without a meeting, the payment of any dividend or the allotment of any rights, or any other action.


Article VII
General Restriction on Transfer of Interest

Section 1. General Restriction on Transfer of Interest: Except as hereinafter provided in this Agreement, no Member shall transfer by sale, gift, bequest or otherwise, or encumber by pledge, assignment, mortgage, charge or otherwise, or otherwise dispose of or cease to be the holder of any of the interest in the Corporation of which it is at any time the registered or beneficial owner, without the prior written consent of the other Members. In the case of any permitted transfer, no Member shall sell any of its Interest in the Corporation unless the purchaser is already or becomes a party to this Agreement upon completion of the applicable sale.


Article VIII
Bankruptcy and Default

Section 1. Bankruptcy and Default Provisions:

8.01		Upon the happening of the earliest of:

		(a)	the bankruptcy of any one or more of the Members,
or in the event any one or more of the Members is at any time in breach of or in default under any of the provisions of this Agreement, which breach or default is not remedied within thirty (30) days of receipt or written notice of same from the Corporation; or

		(b)	the bankruptcy of any one or more of the Members or
in the event any one or more of the Members is at any time in breach of or in default under any of the provisions of this Agreement, which breach or default is not remedied within thirty (30) days of receipt of written notice of same from the Corporation;

	then, upon the happening of such event, in the case of subparagraph
(a), The Member(s) shall, and in the case of subparagraph (b), the Member(s) shall, for the purposes of this Article Eight, be deemed to be a "Retiring Party".

8.02		Upon the happening of an event causing one of the Members to become a Retiring Party;

		(a)	the other Members shall have the option to purchase
all but not less than all the Interest in the Corporation owned by the Retiring Party on a pro rata basis equal to the Interest in the Corporation then held by each Member, which option shall be exercised by giving written notice to the Retiring Party or his Personal Representative and to the Corporation within thirty (30) days of the said event; or

		(b)	in the event the other Members do not so elect, the
Corporation shall have the option to purchase all but not less than all of the Interest in the Corporation owned by the Retiring Party or his personal Representative within thirty (30) days of the expiry of the option period specified in Article 7.02 (a) hereof,for a price and in the manner calculated and set forth in Articles 8.03 through 8.06 hereof. If any Member does not take up his option for his pro rate proportion of the Interest in the Corporation of the Retiring Party, the unclaimed Interest in the Corporation shall be used to satisfy any request made by any other Members who have indicated that they desire to purchase the said Interest in the Corporation in excess of their pro rata proportion.

8.03		The purchase price for any Interest in the Corporation to be purchased pursuant to the provisions of this Article Eight shall be equal to the fair market value of such Interest in the Corporation at the date that written notice is given by the purchasing Members or the Corporation, as the case may be, (hereinafter referred to as the "Purchaser"), of its intention to purchase the Interest in the Corporation of the Retiring Party. If the Purchaser and the Retiring Party, or his Personal Representative, are unable to agree as to the fair market value of the Interest in the Corporation to be purchased, such determination shall be made by the Corporation's Accountant.

8.04		If the parties do not agree with the valuation made by the
Corporation's Accountant, then the Purchaser shall nominate a representative and the Retiring Party or his Personal Representative shall nominate a representative, the two representatives so nominated shall nominate a third representative and a majority of the three representatives shall select a qualified appraiser to make the necessary fair market value determination. The Purchaser and the Retiring Party shall pay for the cost of their own representatives and the costs of the third representative and the qualified appraiser shall be borne equally by the Purchaser and by the Retiring Party.

8.05		In arriving at the valuation, the qualified appraiser shall:

		(a)	determine the fair market value of the Interest in
the Corporation as of the appropriate date without premium for control or discount for minority;

		(b)	refer to and use as a guideline the valuation, if
any, last determined pursuant to the provisions of this Article Eight; and

		(c)	consider any written representations which either
the Purchaser or Retiring Party may make.

		The valuation determined by the appraiser in accordance with this Article Eight shall be binding upon all of the parties hereto.

8.06		Unless other terms of sale are agreed to by the Members, the terms of any sale under this Article Eight shall be as follows:

		(a)	a minimum of twenty (20%) percent of the total
purchase price shall be paid at the time of closing by certified check against delivery of the relevant Certificates duly endorsed in blank with signatures guaranteed. The unpaid balance of the total purchase price, if any, from time to time of the purchase shall bear interest from the time of closing at a rate per annum equal to the prime lending rate charged by the Corporation's bank at the time of closing plus two
(2%) percent, and such principal and interest shall be paid in twelve (12) equal monthly consecutive installments commencing one (1) calendar month from the time of closing. The Purchaser shall execute and deliver to the Retiring Party a promissory note in the amount equal to the unpaid balance of the purchase price at the time of closing and bearing interest as recited above. Default of any payment of principal or interest shall, at the option of the holder of the promissory note, cause the entire balance thereof to mature, provided that the Purchaser may prepay the same in whole or in part, in reverse order of maturity, without notice or bonus payments;

		(b)	the closing shall be at 10:00 o'clock a.m. at the
registered office of the Corporation on the sixtieth (60th) day following the event causing one of the Members to become a Retiring Party;

		(c)	if the Retiring Party refuses or neglects to
complete the sale for any reason, the Purchaser shall have the right, upon payment of the purchase price to the credit of the Retiring Party in any chartered bank in the State of Colorado for and on behalf of and in the name of the Retiring Party or his nominee or nominees, to execute and deliver such transfers, resignations and other documents as may be necessary or desirable in order to complete the transaction.


Article IX
Buy-Sell Provisions

Section 1. Buy-Sell Provisions:

9.01		Except in cases where Article Eight, which supersedes the
provisions hereof, would apply, any Member (hereinafter referred to as the "Offering Party") may, at any time during the term of the Agreement, send a offer in writing to the other Members, (hereinafter referred to individually as a "Notified Party" and collectively as the "Notified Parties"), which shall be signed by the Offering Party and shall be an offer to sell to the Notified Parties, on a pro rata basis equal to the Interest in the Corporation held by each Notified Party, all of the Interest in the Corporation owned by the Offering Party at an arbitrary price and on terms stipulated in the offer. Each Notified Party shall have a period of sixty
(60) days following the delivery of the offer to accept by notice in writing the offer in accordance with its terms.

9.02		If one or more of the Notified Parties is prepared to
purchase his pro rata portion of the Interest in the Corporation, (the "Accepting Party" or "Accepting Parties", as the case may be), but the other Notified Party or Notified Parties are not so prepared, then the Accepting Party or Accepting Parties shall have the first right and option to purchase all of the Interest in the Corporation owned by the Offering Party on a pro rata basis equal to the Interest in the Corporation held by the Accepting Parties at the specified price. The Accepting Party or Accepting Parties shall have a period of thirty (30) days within which to exercise the said option. If the Accepting Party or Accepting Parties elect to exercise the said option within the time stipulated the Accepting Party or Accepting Parties shall then purchase and pay for all of the Interest in the Corporation owned by the Offering Party at the specified price.

9.03		The terms of sale under this Article Nine shall be as follows:

		(a)	the purchase price shall be paid as set out in the
offer made pursuant to Article 9.01 hereof;

		(b)	the closing shall be at 10:00 o'clock a.m. at the
registered office of the Corporation on the sixtieth (60th) day following the date of delivery of the offer under Article 9.01;

		(c)	if the selling Member(s) refuses or neglects to
complete the sale for any reason, the purchasing Member(s) shall have the right, upon payment of the purchase price to the credit of the Selling Member(s) at any chartered bank in the State of Colorado for and on behalf of and in the name of the selling Member(s) or his nominee(s), to execute and deliver such transfers, resignations and other documents as may be necessary or desirable in order to complete the transaction.

9.04		The rights granted by this Article Nine are in lieu of any
rights, statutory or otherwise, which a dissenting Member may now or hereafter have to require a party hereto to purchase any of his Interest in the Corporation in the capital stock of the Corporation.

9.05		The provisions of Article 9.01 shall, in any event, be
subject to the compliance by the selling Member(s) with applicable law and the obtaining of requisite approvals for transfer thereunder. The closing date referred to in Article 9.03 is hereby deemed to be extended by the amount of time of any delay or delays occasioned by a regulatory or governmental agency which is required to give approval to a transfer hereunder.


Article X
Right of First Refusal

Section 1. Right of First Refusal:

10.01		Except in cases where Article Eight or Article Nine, which
shall supersede the provisions hereof, would apply, no Member shall entertain offers for the purchase of his Interest in the Corporation nor make agreements for the sale, transfer or assignment of his Interest in the Corporation except upon compliance with this Article Ten, (and where applicable, compliance with Article Eleven), and subject to the terms and conditions hereinafter set forth:

		(a)	no sale, transfer or assignment of Interest in the
Corporation shall be considered by a Member unless he shall have first received a bona fide offer in writing form from a third party dealing at arm's length, who is a responsible purchaser of good business reputation and who has agreed to enter into an agreement with the remaining Members of the Corporation identical to this Agreement, (except changes in the Agreement required because it has ceased to apply to a party hereto), to purchase all of his Interest in the Corporation, which offer shall provide that the purchase price shall be payable in cash;

		(b)	a party to the Agreement receiving an offer as
contemplated by subsection (a) of this Article 10.01, (herein referred to as the "Selling Party"), which the Selling Party is prepared to accept shall, within ten (10) days of the receipt of such offer, deliver a copy of such offer, together with his own offer to sell all of the Interest in the Corporation so proposed to be sold, to the other Members upon the same terms and conditions as the third party shall have offered;

		(c)	the Members receiving the offer of the Selling Party
shall have the first right and option to purchase on a pro rata basis the Interest in the Corporation to be sold by the Selling Party for a period of thirty (30) days from the date of receipt of the offer of the Selling Party, such right and option to be exercised before the expiration of such thirty
(30) days by notice in writing;

		(d)	if the other Members accept the offer of the Selling
Party within the time stipulated, they shall purchase on a pro rata basis all of the Interest in the Corporation owned by the Selling Party upon the same terms and conditions as the third party shall have offered;

		(e)	if one or more of the other Members is prepared to
purchase his pro rata portion of the Interest in the Corporation, (the "Accepting Party" or "Accepting Parties", as the case may be), but the other Member or Members are not so prepared, then the Accepting Party or Accepting Parties shall have the first right and option to purchase all of the Interest in the Corporation of the Selling Party on a pro rata basis equal to the Interest in the Corporation held by the Accepting Parties, upon the same terms and conditions as the third party shall have offered;

		(f)	if the other Members do not accept the offer of the
Selling Party within the time stipulated in Article 10.01(c) hereof or if the Accepting Party or Accepting Parties elect not to exercise the right and option set out in Article 10.01(e) hereof or do not exercise the said right and option within the time stipulated, the Selling Party shall accept the offer of the said third party, and complete the transaction with the said third party in accordance with the offer of such third party and the parties to this Agreement hereby agree to take all steps and proceedings requisite to have such third party entered on the books of the Corporation as a Member of the Corporation and to execute and deliver an Operating Agreement in replacement of this Agreement. The Selling Party is hereby appointed the agent and attorney of the other Members for the purpose of effecting registration of the third party as a Member of the Corporation.

10.02		The provisions of Article 10.01 shall, in any event, be
subject to the compliance by the Selling Party and the third party with applicable law and the obtaining of requisite approvals for transfer thereunder.


Article XI
Piggyback Rights

Section 1. Piggy-back Rights.	If the completion of any sale of Interest in
the Corporation to a third party in accordance with Article Ten would result in the said third party acquiring more than a forty (40%) percent Interest in the Corporation, each of the Members Receiving the offer of the Selling Party, (hereinafter referred to the "Offerees"), shall have the further right, to be exercised by notice in writing to the Selling Party within the time limited for the acceptance of the Selling Party's offer, to require the Selling Party to sell all but not less than all of the Interest in the Corporation owned or controlled by each Offeree upon the same terms and conditions as are contained in the third party's offer. If any of the Offerees exercise such right, the Selling Party shall not complete the sale of its Interest in the Corporation unless all of the Interest in the Corporation of such Offerees who shall have so exercised such right are also sold to the third party on the same terms and conditions as are contained in the third party's offer.


Article XII
Security for Purchase of Interest in the Corporation

Section 1. Security for Purchase:

12.01		As security for the unpaid balance of the purchase price
with respect to a purchase and sale of Interest in the Corporation pursuant to this Agreement, the purchasing Member shall pledge the said Interest in the Corporation being the subject matter of such purchase and sale, (hereinafter called the "Pledged Interest in the Corporation"), to and in favor of the disposing Member, free and clear of any lien, charge or encumbrance of whatsoever nature.

12.02		The Certificate(s) evidencing the Pledged Interest in the
Corporation shall be endorsed in blank by the purchasing Member with signature guaranteed at the time of closing and be delivered to the attorneys for the Corporation, or to such other persons as the parties hereto may agree, (hereinafter called the "Trustee"), to be held in trust as provided herein, together with a certified copy of a resolution of the Members of the Corporation consenting to the transfer of the said Interest in the Corporation to the disposing Member pursuant to the provisions of this Article Twelve. Subject as herein provided, the Trustee shall hold the Certificates evidencing the Pledged Interest in the Corporation until the purchase price therefore has been paid in full, at which time and upon proof thereof being furnished to the Trustee in the form of a receipt signed by the disposing Member and an affirmative statement of payment signed by the purchasing Member, the Trustee shall deliver the said Certificates to the purchasing Member.

12.03		If at any time and from time to time during the period that
the purchase price remains outstanding:

		(a)	any of the said Interest in the Corporation are
subdivided, consolidated, changed or reclassified; or

		(b)	the Corporation is re-organized or amalgamated with
another Corporation or any other event occurs which results in the substitution or exchange of any of the Interest in the Corporation for, or the conversion of any of the said Interest in the Corporation into other securities;

the Corporation, forthwith after the occurrence of any such event shall substitute for the Pledged Interest in the Corporation, a Certificate reflecting the resulting Interest in the Corporation, or other securities. In this connection, Certificates or other evidence of ownership of such resulting Interest in the Corporation or other securities in transferable form with signatures guaranteed shall be forthwith deposited with the Trustee against receipt of the said Certificates.

12.04		Until such time as the security hereby constituted shall
become enforceable, the purchasing Member shall be entitled to and may exercise all voting and other rights attached to the Pledged Interest in the Corporation.

12.05		While any part of the purchase price of any Interest in the
Corporation sold pursuant to this Agreement by the disposing Member is unpaid, the purchasing Member insofar as it is permitted by law to do so, covenants and agrees hereby that it will not vote in favor of nor suffer the Corporation to do any of the following, namely:

		(a)	to allot or issue stock, bonds or other corporate
securities;

		(b)	to incur any obligations or liabilities, (absolute
or contingent), except if incurred under contracts or agreements entered into in the course of business of the Corporation;

		(c)	to purchase or redeem any Member's Interest in the
Corporation;

		(d)	to mortgage, pledge or subject to lien, charge or
any other encumbrance any assets, tangible or intangible, of the Corporation except in the ordinary course of business;

		(e)	to sell or transfer any assets, cancel any debts or
claims or transact any business except in each case in the ordinary course of the business of the Corporation;

		(f)	to knowingly permit any extraordinary losses or
waive any rights of substantial value to the Corporation;

		(g)	to enter into any agreement other than in the
ordinary course of business of the Corporation including, but not limited to, agreements regarding increases in salaries, bonuses, payments, stock options or deferred compensation, provided that increments may be paid to the purchasing Member, by way of increased salary or compensation in an amount which shall not exceed ten (10%) percent of its previous year's aggregate consideration;

		(h)	to grant options, warrants or other rights to
acquire Interest in the Corporation;

		(i)	to re-organize the capital structure of the
Corporation; or

		(j)	to merge, consolidate, amalgamate or sell the
business assets or undertakings of the Corporation unless the disposing Member is supplied with evidence satisfactory to it that any amount owing to it under this Agreement will be paid in full at the time of closing upon completion of the foregoing events.

12.06		In the event that the purchasing Member defaults in payment
of the purchase price or the interest thereon or upon the breach of any of the covenants set forth in Article 12.05 hereof, the disposing Member may give notice thereof to the Trustee who shall forthwith give notice to the purchasing Member that if the cure for the default is not made or such breach is not cured by the purchasing Member within forty-five (45) days of receiving notice thereof from the Trustee, the balance of the moneys then remaining unpaid on account of the purchase price shall immediately become due and payable.

If the purchasing Member fails to pay the balance of the moneys remaining unpaid within thirty (30) days following such balance becoming due and payable as aforesaid, the disposing Member shall have the right to realize upon the said Interest in the Corporation by way of a sale thereof and herein provided or, if the purchasing Member has not paid at least seventy-five (75%) percent of the purchase price therefore, the disposing Member shall alternatively have the right to take delivery of the Certificates evidencing the Pledged Interest in the Corporation from the Trustee as herein provided and continue to hold and own the same as if such Interest in the Corporation had never been sold by it and the provisions of this Agreement shall continue to govern the rights of the Members with respect to the disposition of their Interest in the Corporation.

If less than seventy-five (75%) percent of the purchase price for the Pledged Interest in the Corporation has been paid by the purchasing Member, the disposing Member shall notify the Trustee within thirty (30) days of the expiry of the aforesaid forty-five (45) days notice period as to whether it intends to realize upon the Pledged Interest in the Corporation by way of a sale thereof or intends to hold same. In the event that the disposing Member fails to give such notice, it shall be deemed to have elected to hold and own the Pledged Interest in the Corporation. The disposing Member shall take delivery of the Pledged Interest in the Corporation for its own account, in full and complete satisfaction of any claims that it may have against the purchasing Member with respect to the unpaid balance of the purchase price for the Pledged Interest in the Corporation and will not pursue any other remedies available according to law. If however the disposing Member elects to sell the said Interest in the Corporation as provided herein, such action shall not be deemed to exclude any other remedy which may be available to it at law to recover the moneys and interest thereon due to it under this Agreement.

12.07		If the disposing Member elects to realize upon the Pledged
Interest in the Corporation by way of a sale, the following provisions shall apply:

		(a)	any such sale shall be on the best terms which,
after making reasonable effort, the disposing Member is able to obtain; provided however that the purchasing Member shall be given the opportunity to obtain an offer for the purchase of the Pledged Interest in the Corporation and if a bona fide offer is obtained by the purchasing Member which provides for better terms, including the payment of the purchase moneys in full by cash or certified check, then the offer obtained by the purchasing Member shall be used for such realization;

		(b)	the disposing Member may, at its option, purchase
the said Interest in the Corporation on the same terms and conditions as the best offer obtained by either the purchasing or disposing Member as provided above; and

		(c)	after deducting from the proceeds of any such sale
reasonable allowance for all costs, charges and expenses reasonably incurred by the disposing Member in connection therewith, the residue of the moneys arising from such sale shall be applied on account of or in payment of the balance of the moneys and accrued interest thereon then remaining unpaid on account of the purchase price and if any surplus remains the same shall be paid forthwith to the purchasing Member.


Article XIII
Purchase of Interest in the Corporation by the Corporation

Section 1. Purchase of Interest in the Corporation by the Corporation:

13.01		Except in cases where Article Eight, Nine or Ten, which
shall supersede the provisions hereof, would apply, any Member, (in this Article Thirteen referred to as the "Selling Party"), may, at any time after ninety days, during the term of this Agreement, send a notice in writing to the Corporation and to the other Members which shall be signed by the Selling Party and shall be notice of the Selling Party's intention to sell all or a portion of the Interest in the Corporation owned by the Selling Party.

13.02		Upon receipt of any notice pursuant to Article 13.01 hereof, the Corporation shall be obligated to purchase the Interest in the Corporation specified in the said notice upon the terms and conditions recited in Articles 13.03 through 13.07 hereof.

13.03		The purchase price for the Interest in the Corporation to be purchased pursuant to the provisions of this Article Thirteen shall be determined in accordance with Article 13.04 through 13.06.

13.04		All Members shall meet within ten (10) days following
receipt of the said notice and at such meeting shall agree on a value for the Interest in the Corporation which the Selling Party proposes to sell. If the parties can not agree to a valuation, then the Selling party shall nominate a representative and the Members shall nominate a representative, the two representatives so nominated shall nominate a third representative and a majority of the three representatives shall select a qualified appraiser to make the necessary fair market 90 value determination. The Members and the Selling Party shall pay for the cost of their own representatives and the costs of the third representative and the qualified appraiser shall be borne equally by the Members and the Selling Party.

13.05		In arriving at its valuation, the Valuator shall:

		(a)	determine the value of all property, assets and
undertaking of the Corporation, less any amount which may, according to such valuation, be due for income or capital gain taxes if any such property, assets or undertaking were sold;

		(b)	refer to and use as a guide the valuation, if any,
last determined pursuant to their Article Thirteen; and

		(c)	consider any written representations which any
Member may make.

13.06		As soon as is practicable but in all cases within sixty (60)
days of its appointment, the Valuator shall prepare and deliver a report to (in this Article Thirteen referred to as the Accountant/Auditor of the Corporation). Based upon the Valuator's report, the auditors shall determine the value to be attributed to the Interest in the Corporation which the Selling Party proposes to sell. The Valuator's report and the

Accountant/Auditor's determination based thereon shall both be binding upon the Members.

13.07		Unless other terms of sale are agreed to by the Members, the terms of sale under this Article Thirteen shall be as follows:

		(a)	the Interest in the Corporation which the Selling
Party proposed to sell shall have a redemption amount equal to the value attributed as determined above, (hereinafter referred to as the "Redeemable Interest in the Corporation"):

		(b)	the Redeemable Interest in the Corporation shall
then be redeemed by the Corporation over a period not to exceed two (2) years with a minimum annual redemption of fifty (50%) percent of the total Redeemable Interest in the Corporation attributable to the Selling Party;

		(c)	if all of the Redeemable Interest in the Corporation
is immediately purchased by the Corporation, the Selling Party shall deliver at closing a Certificate or Certificates representing the Redeemable Interest in the Corporation to the Corporation duly endorsed by the Selling Party in blank for transfer and/or cancellation;

		(d)	if on closing the Corporation does not redeem all of
the Redeemable Interest in the Corporation, the following provisions shall apply:

				(i)	as stated above, the annual minimum
redemption will be fifty (50%) percent of the total Redeemable Interest in the Corporation;

				(ii)	an annual dividend in the aggregate
to be equivalent to the interest that would accrue each year if the prime lending rate charged by the Corporation's banker minus fifty (50%) percent was applied to the aggregate redemption amount of all Redeemable Interest in the Corporation not yet paid by the Corporation;

				(iii)	in the event any portion of the
Redeemable Interest in the Corporation is not paid by the Corporation within two (2) years of the original closing date, thereafter the interest rate to be used in determining the annual dividend payable on the outstanding Redeemable Interest in the Corporation shall be varied to the prime lending rate charged by the Corporation's banker, plus two (2%) percent;

				(iv)	the Selling Party shall deliver to
the Accountant/Auditor of the Corporation all Certificates representing the Redeemable Interest in the Corporation duly endorsed in blank for transfer and such Interest in the Corporation shall be held in escrow by the Accountant/Auditor of the Corporation until the Accountant/Auditor receives, on behalf of the Selling Party, the unpaid balance of the redemption amount and dividends in full calculated as aforesaid;

				(v)	so long as the Corporation is not in
default in payment of any redemption amount or dividends thereon, the Accountant/Auditor shall execute and deliver to the Corporation or its nominee from time to time such instruments of proxy with respect to the Redeemable Interest in the Corporation held in escrow as the Corporation may request;

				(vi)	if the Corporation is in default in
respect of the payment of any redemption amount or dividends thereon, the Accountant/Auditor shall give written notice to the Corporation, (with a copy to the Selling Party), describing the nature of the default within thirty (30) days from the occurrence of the default. If the default is not corrected by the Corporation within the grace period, the Accountant/Auditor of the Corporation will, at the request of the Selling Party, return all of the Redeemable Interest in the Corporation to the Selling Party who shall be entitled to re-transfer the said Interest in the Corporation into its own name and thereafter require the Corporation to re-convert the Redeemable Interest in the Corporation into the original Interest in the Corporation held by the Selling Party. The Selling Party shall be entitled to retain the portion of the redemption amount received by it and the Corporation shall be discharged from liability for payment of the remaining unpaid balance of the redemption amount; and

				(vii)	upon payment in full by the
Corporation of the redemption amount and dividends thereon, the Accountant/ Auditor shall deliver to the Corporation the Certificates representing the Redeemable Interest in the Corporation duly endorsed in blank for transfer and/or cancellation.

13.08		The rights granted by this Article Thirteen are in lieu of
any rights, statutory or otherwise, which a dissenting Member may now or hereafter have to require a party hereto to purchase any of its Interest in the Corporation.

13.09		The provisions of Article Thirteen shall, in any event, be
subject to the compliance of the selling Member(s) with applicable law and the obtaining of requisite approvals for transfer thereunder. Any closing date is hereby deemed to be extended by the amount of time of any delay or delays occasioned by a regulatory or governmental agency which is required to give approval to transfer hereunder.


Article XIV
Jurisdiction

Section 1. Jurisdiction: This Agreement shall be governed according to the Laws of the state of Colorado, whose Courts shall have sole and exclusive jurisdiction over any matter herein.


Article XV
General

Section 1. Miscellaneous Provisions:

15.01		Each of the parties severally agrees to indemnify each of
the other parties hereto against, and reimburse each of the other parties for, any and all liabilities which such other party or parties may incur or become subject to an amounts which such other party or parties may pay or be required to pay which are in excess of the proportionate share of the liabilities and obligations of the parties under the terms of this Agreement, provided that nothing in this Article, 15.01 shall in any way be deemed to or shall require any party to incur any liability or provide any funds other than as may be expressly provided for in any other provisions of this Agreement.

15.02		No consent or waiver, expressed implied, by any party hereto of any breach or default by any other party hereto in the performance of his obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance by such other party of the same or any other obligations of such party hereunder. Failure on the part of any party to complain of any act or failure to act of any other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by the first mentioned party of his rights hereunder.

15.03		This Agreement shall continue to be effective notwithstanding the sale of Interest in the Corporation by a Member howsoever, and this Agreement shall be binding upon the remaining Members.

15.04		The invalidity of any provision of this Agreement or any
covenant herein contained on the part of any party shall not affect the validity of any other provision or covenant hereof or herein contained which shall remain in full force and effect.

15.05		The Members agree to sign all such documents and do all such things as may be necessary or desirable to more completely and effectively carry out the terms and intentions of this Agreement and to cause the Corporation to act in the manner contemplated by this Agreement and, to the extent permitted by law, cause the Board of Directors so to act.

15.06		Nothing in this Agreement shall be deemed in any way or for
any purposes to constitute any party a partner of, a member of a joint venture or joint enterprise with any other party to this Agreement in the conduct of any business or otherwise.

15.07		Time shall be of the essence of this Agreement.

15.08		This Agreement constitutes the entire agreement among the
parties and shall not be modified, amended or assigned except with the consent in writing of the parties hereto. A consent to any assignment required hereunder may be arbitrarily or unreasonably withheld until the proposed assignee executes and delivers such documents as, in the opinion of the legal counsel of the Corporation, are necessary to oblige himself or itself hereunder.

15.9		If at the time of any sale of Interest in the Corporation as contemplated in this Agreement:

		(a)	there are any loans outstanding from the Corporation
to the selling Member(s) or vise versa, ;such loans shall be paid; and

		(b)	there are any securities or covenants lodged by the
selling Member(s) with any person or institution or any personal guarantees given by the selling Member(s) or his nominee(s) to secure any indebtedness, liability or obligation of the Corporation, the remaining parties to this Agreement shall use their best efforts to have the selling Member(s) and any nominee(s) released therefrom. If, notwithstanding such best efforts, the releases as aforesaid are not obtained,the remaining parties shall deliver to the selling Member(s) their indemnity in writing indemnifying the selling Member(s) and his nominee(s) from any and all liabilities thereunder.

15.10		All notices contemplated or required to be given hereunder
shall be effective if sent by prepaid registered mail or delivered personally to any of the parties at the address of that party as it appears on the books of the Corporation from time to time, or at such other address as the party to whom such notice is to be given otherwise directs in writing. Any notice delivered aforesaid shall be effective on the date of delivery and any notice mailed as aforesaid shall be effective two (2) business days after the mailing thereof, provided that where interruption of mail services is likely by reason of any strike or other labor dispute, notice shall be by personal delivery only to the person or to the address as aforesaid.

15.11		In this Agreement, wherever the singular and masculine or
neuter are used, they shall be construed as is the plural or the feminine or the neuter had been used, where the context or the party or parties so requires, and the rest of the sentence shall construed as if the grammatical and terminological changes thereby rendered necessary had been made.

15.12		This Agreement shall inure to the benefit of and be binding
upon the parties hereto and their Personal Representatives, successors and permitted assign and any reference to a right or a obligation of a party hereto shall be deemed to include a reference to such Personal Representatives, successors and permitted assigns to the extent that the context requires.

15.13		This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and such instrument shall be deemed made on the first day of March, 1999, irrespective of the time or times when any counterpart may be made, executed and delivered.

15.14		Interest in the Corporation as used herein refers to a
Member's interest in the Capital of the Corporation.

15.15		In consideration of the sums paid on behalf of RTG-TPD
Holdings Co. Ltd. (RTG) for logo development, RTG hereby grants the company non-exclusive use of the Trademarks, KOMART and KOMART MALL, provided however such use is for and in connection with the mall being developed at 2000 S. Havana St., Denver CO only.

In Witness Whereof the parties hereto have duly executed this Agreement as of the date and year first above written.



Signed
and Delivered
in the presence of:

                                        )         /s/Miyung Lee/s/
                                        )         Member


                                        )         /s/ Miyung Lee/s/
                                        )         for and on Behalf
                                        )         of Daniel Lee,
                                                  a minor
                                   					)

                                        )         RTG-TPD Holdings Co. Ltd.
                                        )         /s/Stan J. H. Lee/s/

                             EXHIBIT 22
                  Subsidiaries of the Registrant


  Korean Restaurant, SAAN, LLC., a Colorado Limited Liability Corporation

                             EXHIBIT 24.6
                   Consent of Registrant's Auditors


June 9, 1998, 1997

Securities and Exchange Commission
Washington, D.C. 20549

RE: 	eKOMART.COM, INC.
	Registration Number: 000-1100399





Gentlemen:


	We have audited the balance sheet and accompanying statements of the Registrant, as found in the Prospectus which forms part of this Registration Statement at page 40, et seq., for the 9month periods ending September 30, 1999, and the 1996 and 1997 fiscal years, ending on December 31, and consent to the Auditor's reports, statements, and notes being filed with the SB2 Registration Statement of which this exhibit forms a part, and with any amendment thereto.

		This accounting firm hereby consents to the filing of this consent as an exhibit to the Registration Statement.





/s/M. H. Park/s/
M. H. Park, CPA
440 West St., 3rd Fl.
Fort Lee, NJ 07024-5058

              DIVERSIFIED MEDICAL HOLDINGS, INC. AND SUBSIDIARY
                      (A Development Stage Company)

                    CONSOLIDATED FINANCIAL STATEMENTS

                          DECEMBER 31, 1997




             DIVERSIFIED MEDICAL HOLDINGS, INC. AND SUBSIDIARY
                     (A Development Stage Company)



TABLE OF CONTENTS


                                                                 PAGE

REPORT OF INDEPENDENT CERTFIED PUBLIC ACCOUNTANTS		  1


CONSOLIDATED FINANCIAL STATEMENTS

        Balance Sheet                                             2

        Statement of Operations                                   3

        Statement of Stockholders' Equity                         4

        Statement of Cash Flows                                   5

        Notes to Consolidated Financial Statements                6-8

 RCH
Rachlin
Cohen &
Holtz

CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS
A Partnership Including Professional Associations




                 REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Stockholders and Directors
Diversified Medical Holdings, Inc. and Subsidiary
West Palm Beach, Florida


We have reviewed the accompanying consolidated balance sheet of Diversified Medical Holdings, Inc.and Subsidiary (a development stage company) as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for the period February 11, 1997 (inception) through December 31, 1997, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of the Company.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements in order for them to be in conformity' with generally accepted accounting principles.


/s/Rachlin, Cohen & Holtz/s/

Fort Lauderdale, Florida
June 16, 1998



One Southeast Third Avenue, Tenth Floor, Miami, Florida 33131
Dade (305)377-4228. Fax (305) 377-8331
700 Southeast Third Avenue, Third Floor, Ft.Lauderdale, Florida 33316 Broward (954)525-1040. Fax (954) 525-2004

                DIVERSIFIED MEDICAL HOLDINGS, INC. AND SUBSIDIARY
                        (A Development Stage Company)

                        CONSOLIDATED BALANCE SHEET

                            DECEMBER 31, 1997

                   (SEE ACCOUNTANTS' REVIEW REPORT)





ASSETS
Current Assets:
	Cash							$	1,355
	Note receivable, former subsidiary				7,800
        Stock subscription receivable (subsequently paid)                 600
	 Total current assets						9,755
Note Receivable, Net of Deferred Gain of $1,050,000                   l50,000
                                                                $     159,755



LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
	Accounts payable					$	2,406

Stockholders' Equity:
Series A voting convertible preferred stock, $.001
par value authorized 2,000,000 shares; issued and
outstanding 300,000 shares (liquidation value $300,000)                   300
	Common stock, $.001 par value; authorized 6,000,000
        shares; issued and outstanding 1,000,000 shares                 1,000
        Additional paid-in capital                                    199,700
        Deficit accumulated during the development stage              (43,651)
                                                                      157,349

                                                                $     159,755

See notes to consolidated financial statements.

                DIVERSIFIED MEDICAL HOLDINGS, INC. AND SUBSIDIARY
                        (A Development Stage Company)

                    CONSOLIDATED STATEMENT OF OPERATIONS

               FEBRUARY 11, 1997 (INCEPTION) TO DECEMBER 31, 1997

                       (SEE ACCOUNTANTS' REVIEW REPORT)





Revenues                                                $       0-


Costs and Expenses:
Professional fees					$  35,545
General and administrative                                  8,106
                                                           43,651

Net Loss                                                $ (43,651)




See notes to consolidated financial statements.

                DIVERSIFIED MEDICAL HOLDINGS, INC. AND SUBSIDIARY
                        (A Development Stage Company)

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

               FEBRUARY 11, 1997 (INCEPTION) TO DECEMBER 31, 1997

                       (SEE ACCOUNTANTS' REVIEW REPORT)

                                                              Deficit
                      Series A                                Accumulated
                      Preferred Stock Common Stock Additional During the
                                                    Paid-in   Development
                       Shares  Amount Shares Amount Capital   Stage     Total


Capital contribution
represented by costs
and expenses
paid on behalf of the
Company                 -      $-   1,000,000 $1,000 $-        -        1,000

Issuance of
preferred stock       300,000  300         -      -  199,700    -     200,000

Net Loss                    -    -         -      -          (43,651) (43,651)

Balance,
December 31, 1997     300,000$ 300  1,000,000 $1,000$199,700$(43,651) $157,349

                DIVERSIFIED MEDICAL HOLDINGS, INC. AND SUBSIDIARY
                        (A Development Stage Company)

                     CONSOLIDATED STATEMENT OF CASH FLOWS

              FEBRUARY 11, 1997 (INCEPTION) TO DECEMBER 31, 1997

                     (SEE ACCOUNTANTS' REVIEW REPORT)



Cash Flows from Operating Activities:
        Net loss                                                $    (43,651)
	Adjustments to reconcile net loss to net cash
	used by operating activities:
	   Costs and expenses paid on behalf of the Company
by stockholder,
             net of subscription receivable                              400
	Changes in operating assets and liabilities:
             Increase in accounts payable                              2,406
                 Net cash used in operating activities               (40,845)

Cash Flows from Investing Activities:
        Note receivable                                               (7,800)

Cash Flows from Financing Activities:
        Proceeds from issuance of preferred stock                     50,000

Net Increase in Cash                                                   1,355

Cash, Beginning                                                            -

Cash, Ending                                                    $      1,355


See notes to consolidated financial statements.

                DIVERSIFIED MEDICAL HOLDINGS, INC. AND SUBSIDIARY
                        (A Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             DECEMBER 31, 1997



NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Capitalization

Diversified Medical Holdings, Inc. (the "Company"), was incorporated under the laws of the State of Florida on February 11, 1997.

On October 1, 1997, the Company amended its Articles of Incorporation to increase the Company's authorized common stock to consist of 6,000,000 shares, with a par value of $.001 and 1,000,000 shares of preferred stock, with a par value of $.001.

During 1997, the Board of Directors authorized the issuance of 300,000 shares of Series A preferred stock. The Series A is a voting convertible redeemable preferred stock. Each share is convertible into one share of the Company's common stock. The preferred stock is subject to an anti-dilution provision with respect to this conversion rate. The preferred stockholders are entitled to participate with the holders of the common stock in any dividend or distribution as if the preferred shares had been converted into common shares.

The preferred stockholders are entitled to one vote for each share of preferred stock they hold.

In the event of a liquidation of the Company, the preferred stockholders are entitled to a liquidating distribution of $1.00 per share. In the event that assets remain after the Common stockholders have also received $1.00 per share, then those remaining assets are to be distributed ratably amongst both the preferred and common stockholders.

In the event that the Company's common stock is not publicly traded prior to December 31, 1999, the Series A preferred stock shall be subject to mandatory redemption at the option of the holder for $1.00 per share.

The rights and privileges associated with additional series of preferred stock if any, will be established by the Board of Directors.

Development Stage Enterprise

The Company was organized primarily for the purpose of raising capital to take advantage of potential business opportunities in the healthcare industry in a managed care environment. Accordingly, the Company is considered to be in the development stage as of December 31, 1997, and the accompanying financial statements represent those of a development stage enterprise.

                DIVERSIFIED MEDICAL HOLDINGS, INC. AND SUBSIDIARY
                        (A Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                (Continued)



NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Principles of Consolidation

The consolidated financial statements include the accounts of Diversified Medical Holdings, Inc. and its wholly owned subsidiary, Outsource Medical Incorporated. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company accounts for its income taxes using Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, which requires recognition of deferred tax liabilities and assets for expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.


NOTE 2. BASIS OF PRESENTATION

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate the continuance of the Company as a going concern. The Company's continued existence is dependent on management's ability to negotiate to raise additional capital. Management is currently seeking additional capital. The financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.


NOTE 3. BUSINESS ACQUISITIONS AND DISPOSITIONS

In October 1997, the Company acquired Outsource Medical Incorporated (OMI) and its wholly-owned subsidiary, Essential Care Medical Center, Inc. (Essential) and $50,000 in exchange for (i) 300,000 shares of Series A convertible preferred stock of the Company and (ii) stock purchase warrants to acquire 200,000 shares of common stock of the Company for $.001 per share.

              DIVERSIFIED MEDICAL HOLDINGS, INC. AND SUBSIDIARY
                        (A Development Stage Company)

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                (Continued)



NOTE 3. BUSINESS ACQUISITIONS AND DISPOSITIONS (Continued)

Additionally, the Company agreed to pay the seller forty percent of certain accounts receivable of Essential as of June 1, 1997 as collected.

On December 1, 1997, the Company sold 100% of the capital stock of Essential. In payment, the Company received a promissory note in the amount of $1,200,000 which bears interest at a rate of 8.75% per annum for the first
24 months beginning January 1998 and 10% per annum for 36 months. Thereafter, principal and interest payments shall be due in equal monthly installments based on a 7-year amortization schedule with a balloon payment of the remaining principal balance at the earlier of the sale of the capital stock or substantially all the assets of the purchaser or October 31, 2002. In the first 24 months, the interest earned in excess of 6% per annum may be deferred until maturity at the option of the buyer.

In addition, the purchase contract assigned responsibility for the payment for certain accounts receivable as of June 1, 1997 to the purchaser.

Due in part to the fact that the purchaser is a newly formed, thinly capitalized, highly leveraged entity, significant uncertainties exist as to the ability of the purchaser to meet the obligations created by the note receivable received by the Company in this transaction. As a result, the gain on the above transaction has been deferred until such time as cash flows of the purchaser are sufficient to fund the obligation on a full accrual basis. As a result, the note receivable has been reflected net of the deferred gain in the accompanying financial statements.


NOTE 4. INCOME TAXES

The Company has net operating loss carryforwards of approximately $44,000 that may be offset against future taxable income. These carryforwards expire in 2012.

The deferred tax asset resulting from such loss carryforwards has been fully offset by a valuation allowance of approximately $13,000 in accordance with the provisions of Statement of Financial Accounting Standards No.109, Accounting for Income Taxes.

                        Diversified Medical Holdings, Inc.
                          (A Development Stage Company)


                                BALANCE SHEET
                              DECEMBER 31, 1998
                                 (unaudited)

ASSETS:
Current Assets.
Cash:                                                           $       105
Note Receivable,
Net of Deferred Gain of $l,230,000                                  150,000
                                                                $   150,195

LIABILITIES AND STOCKHOLDERS EQUITY:
Current Liabilities:
        Accounts Payable                                        $    27,570
        Loans Payable (stockholders)                                 15,383
                                                                     42,953
Stockholders Equity:
Series A voting convertible preferred stock,
$.00l par value authorized 2,000,000 shares;
issued and outstanding
        300,000 shares (liquidation value $300,000)                    300
        Common Stock, $.001 par value;
	authorized 6,000,000 shares;
        issued and outstanding 1,000,000 shares                        1,000
        Additional paid-in capital                                   199,700
        Deficit accumulated during the development stage             (93,848)
                                                                     107,152

Total Liabilities and Stockholders' Equity                      $    150,105

                        Diversified Medical Holdings, Inc.
                          (A Development Stage Company)

                            STATEMENT OF OPERATIONS
                              DECEMBER 31, 1998
                                 (unaudited)


Revenues:                                                       $      0-

Costs and Expenses:
Professional Fees                                                 45,520
General and Administrative                                         6,357
								  51,877

Net Loss:                                                      $ (51,877)
                                iNetboard Inc,
                        (A Development Stage Company)

                                BALANCE SHEET
                                MARCH 31, 1999
                                 (unaudited)

ASSETS:
Current Assets:
Cash:                                                          $     350
Note Receivable, Net of Deferred Gain of $1,230,000            $ 150,000

                                                               $ 150,305

LIABILITIES AND STOCKHOLDERS EQUITY
Current Liabilities:
Accounts Payable                                               $  31,650
Loans Payable (stockholders)                                   $  20,113*

                                                               $  51,763
Stockholders Equity:
Series A voting convertible preferred stock,
$.001	par value authorized 2,000,000 shares;
issued and outstanding
        300,000 shares (liquidation value $300,000).           $     300
	Common Stock, $.001 par value; authorized
	20,000,000 shares; issued and outstanding
        800,000 shares                                               800
        Additional paid-in capital                               199,700
        Deficit accumulated during the development stage        (102,258)
                                                                  98,542


Total Liabilities and Stockholders' Equity                     $ 105,305

* Retired and Forgiven-DRD/11-3-99/SL
                                 iNetboard Inc,
                        (A Development Stage Company)



                           STATEMENT OF OPERATIONS
                               MARCH 31, 1999
                                (unaudited)


Revenues:                                                      $       0-

Costs and Expenses:
Professional Fees                                                      0
General and Administrative                                         6,830

Net Loss:                                                      $ ( 6,830)

Subj:   Fwd: Domain Name Registration Confirmation - ekomart.com
Date:	12/4/99 9:33:10 AM Eastern Standard Time
From:	SIERRA5533
To:     PPNG

-----------------
Forwarded Message:
Subj:   Re:  Domain Name Registration Confirmation - ekomart.com
Date:	11/27/99 2:57:28 PM Eastern Standard Time
From:	administration@d-na.com (Administration)
To:	sierra5533@aol.com

          _)_)_)_)_)   Domain NAmereserve   (_(_(_(_(_

TO: Stan Lee
RE: DOMAIN NAME REGISTRATION
        ekomart.com

Dear Mr. Lee,

I am happy to report that your Domain Name registration has been approved and processed.

The following services and options that you chose on the registration form have been recorded:

* DNS (Domain Name Services) on our servers.
* E-MAIL FORWARDING
* SITE UNDER CONSTRUCTION PAGE


Internet users who point their browsers to: http://www.ekomart.com or www.ekomart.com or ekomart.com

Will be redirected to a SITE UNDER CONSTRUCTION PAGE http://


Additionally any e-mail sent to: Any Name name@ekomart.com

Will be forwarded to: sierra5533@aol.com

It normally takes one business day for the Domain Name to be entered into the Internet's root servers, however it can take as long as two weeks for the name to replicate over the entire Internet.

You can make changes to your forwarding and e-mail forwarding options any time and as often as you like. To do this visit our UPDATES page, by clicking on the UPDATE link at www.d-na.com/index2.htm.

Appended to this confirmation notice are: Internics' Registration Record and Registration Agreement, for your records .

Additionally, although Internic will bill you by e-mail and by snail mail within 10 to 14 days, you might wish to take advantage of their online payment method at http://d-na.com/payregistryonline.htm

Once again thank you for choosing Domain NAmereserve to service your domain registration.

Sincerely,

TS Rolle
Customer-Care
Domain NAmereserve - http://www.d-na.com

      ***********   So Whats Next?    ************

HOST YOUR SITE WITH US: WE MAKE IT EASY FOR YOU http://www.d-na.com/webhosting.htm

JOIN OUR RESELLER TEAM
http://www.d-na.com/resellerteam.htm
______________________________________________________________________________

YOUR INTERNIC REGISTRATION RECORD
==============================================================================
RTG-TPD Holding Co LLC (EKOMART-DOM)
   P.O. Box 1777
   Fort Lee, NJ 07024
   US

   Domain Name: EKOMART.COM

   Administrative Contact:
      Lee, Stan (SLT94) sierra5533@AOL.COM
      201-363-0540
   Technical Contact:
      Network Administrator (NA466-ORG) hostmaster@D-NA.COM
      1-407-322-4043
Fax- 1-407-322-1901
   Billing Contact:
      Lee, Stan (SLT94) sierra5533@AOL.COM
      201-363-0540

   Record last updated on 26-Nov-1999.
   Domain servers in listed order:

   ROME.NETWIDE.NET             209.26.140.2
   NAPLES.NETWIDE.NET           209.26.140.4

==============================================================================
Domain Version Number: 4.0

NETWORK SOLUTIONS, INC.

DOMAIN NAME REGISTRATION AGREEMENT


A. Introduction. This domain name registration agreement ("Registration Agreement")is submitted to NETWORK SOLUTIONS, INC. ("NSI") for the purpose of applying for and registering a domain name on the Internet. If this Registration Agreement is accepted by NSI, and a domain name is registered in NSI's domain name database and assigned to the Registrant, Registrant ("Registrant") agrees to be bound by the terms of this Registration Agreement and the terms of NSI's Domain Name Dispute Policy ("Dispute Policy") which is incorporated herein by reference and made a part of this Registration Agreement. This Registration Agreement shall be accepted at the offices of NSI.

B. Fees and Payments.

1) Registration or renewal (re-registration) date through March 31, 1998:
Registrant agrees to pay a registration fee of One Hundred United States Dollars (US$100) as consideration for the registration of each new domain name or Fifty United States Dollars (US$50) to renew (re-register) an existing registration.
2) Registration or renewal date on and after April 1, 1998: Registrant agrees to pay a registration fee of Seventy United States Dollars (US$70) as consideration for the registration of each new domain name or the applicable renewal (re-registration) fee (currently Thirty-Five United States Dollars (US$35) at the time of renewal (re-registration).
3) Period of Service: The non-refundable fee covers a period of two (2) years for each new registration, and one (1) year for each renewal, and includes any permitted modification(s) to the domain name record during the covered period.
4) Payment: Payment is due to Network Solutions within thirty (30) days from the date of the invoice.

C. Dispute Policy. Registrant agrees, as a condition to submitting this Registration Agreement, and if the Registration Agreement is accepted by NSI, that the Registrant shall be bound by NSI's current Dispute Policy. The current version of the Dispute Policy may be found at the InterNIC Registration Services web site:
"http://www.netsol.com/rs/dispute-policy.html".

D. Dispute Policy Changes or Modifications. Registrant agrees that NSI, in its sole discretion, may change or modify the Dispute Policy, incorporated by reference herein, at any time. Registrant agrees that Registrant's maintaining the registration of a domain name after changes or modifications to the Dispute Policy become effective constitutes Registrant's continued acceptance of these changes or modifications. Registrant agrees that if Registrant considers any such changes or modifications to be unacceptable, Registrant may request that the domain name be deleted from the domain name database.

E. Disputes. Registrant agrees that, if the registration of its domain name is challenged by any third party, the Registrant will be subject to the provisions specified in the Dispute Policy.

F. Agents. Registrant agrees that if this Registration Agreement is completed by an agent for the Registrant, such as an ISP or Administrative Contact/Agent, the Registrant is nonetheless bound as a principal by all terms and conditions herein, including the Dispute Policy.

G. Limitation of Liability. Registrant agrees that NSI shall have no liability to the Registrant for any loss Registrant may incur in connection with NSI's processing of this Registration Agreement, in connection with NSI's processing of any authorized modification to the domain name's record during the covered period, as a result of the Registrant's ISP's failure to pay either the initial registration fee or renewal fee, or as a result of the application of the provisions of the Dispute Policy. Registrant agrees that in no event shall the maximum liability of NSI under this Agreement for any matter exceed Five Hundred United States Dollars (US$500).

H. Indemnity. Registrant agrees, in the event the Registration
Agreement is accepted by NSI and a subsequent dispute arises with any third party, to indemnify and hold NSI harmless pursuant to the terms and conditions contained in the Dispute Policy.

I. Breach. Registrant agrees that failure to abide by any provision of this Registration Agreement or the Dispute Policy may be considered by NSI to be a material breach and that NSI may provide a written notice, describing the breach, to the Registrant. If, within thirty (30) days of the date of mailing such notice, the Registrant fails to provide evidence, which is reasonably satisfactory to NSI, that it has not breached its obligations, then NSI may delete Registrant's registration of the domain name. Any such breach by a Registrant shall not be deemed to be excused simply because NSI did not act earlier in response to that, or any other, breach by the Registrant.

J. No Guaranty. Registrant agrees that, by registration of a domain name, such registration does not confer immunity from objection to either the registration or use of the domain name.

K. Warranty. Registrant warrants by submitting this Registration Agreement that, to the best of Registrant's knowledge and belief, the information submitted herein is true and correct, and that any future changes to this information will be provided to NSI in a timely manner according to the domain name modification procedures in place at that time. Breach of this warranty will constitute a material breach.

L. Revocation. Registrant agrees that NSI may delete a Registrant's domain name if this Registration Agreement, or subsequent modification(s) thereto, contains false or misleading information, or conceals or omits any information NSI would likely consider material to its decision to approve this Registration Agreement.

M. Right of Refusal. NSI, in its sole discretion, reserves the right to refuse to approve the Registration Agreement for any

Registrant. Registrant agrees that the submission of this Registration Agreement does not obligate NSI to accept this Registration Agreement. Registrant agrees that NSI shall not be liable for loss or damages that may result from NSI's refusal to accept this Registration
Agreement.

N. Severability. Registrant agrees that the terms of this Registration Agreement are severable. If any term or provision is declared invalid, it shall not affect the remaining terms or provisions which shall continue to be binding.

O. Entirety. Registrant agrees that this Registration Agreement and the Dispute Policy is the complete and exclusive agreement between Registrant and NSI regarding the registration of Registrant's domain name. This Registration Agreement and the Dispute Policy supersede all prior agreements and understandings, whether established by custom, practice, policy, or precedent.

P. Governing Law. Registrant agrees that this Registration
Agreement shall be governed in all respects by and construed in accordance with the laws of the Commonwealth of Virginia, United States of America. By submitting this Registration Agreement, Registrant consents to the exclusive jurisdiction and venue of the United States District Court for the Eastern District of Virginia, Alexandria Division. If there is no jurisdiction in the United States District Court for the Eastern District of Virginia, Alexandria Division, then jurisdiction shall be in the Circuit Court of Fairfax County, Fairfax, Virginia.

Q. This is Domain Name Registration Agreement Version
Number 4.0. This Registration Agreement is only for registrations under top-level domains: COM, ORG, NET, and EDU. By completing and submitting this Registration Agreement for consideration and acceptance by NSI, the Registrant agrees that he/she has read and agrees to be bound by A through P above.

Authorization
0a. (N)ew (M)odify (D)elete....: N
0b. Auth Scheme................:
0c. Auth Info..................:

1.  Comments...................:

2.  Complete Domain Name.......: ekomart.com

Organization Using Domain Name
3a. Organization Name..........: RTG-TPD Holding Co LLC
3b. Street Address.............: P.O. Box 1777
3c. City.......................: Fort Lee
3d. State......................: NJ
3e. Postal Code................: 07024
3f. Country Code...............: US

Administrative Contact
4a. NIC Handle (if known)......:

4b. (I)ndividual (R)ole........: I
4c. Name.......................: Lee, Stan
4d. Organization Name..........: RTG-TPD Holding Co LLC
4e. Street Address.............: P.O. Box 1777
4f. City.......................: Fort Lee
4g. State......................: NJ
4h. Postal Code................: 07024
4i. Country Code...............: US
4j. Phone Number...............: 201-363-0540
4k. Fax Number.................: 815-846-7550
4l. E-Mailbox..................: sierra5533@aol.com

Technical Contact
5a. NIC Handle (if known)......: NA466-ORG
5b. (I)ndividual (R)ole........: R
5c. Name.......................:
5d. Organization Name..........:
5e. Street Address.............:
5f. City.......................:
5g. State......................:
5h. Postal Code................:
5i. Country Code...............:
5j. Phone Number...............:
5k. Fax Number.................:
5l. E-Mailbox..................:

Billing Contact
6a. NIC Handle (if known)......:
6b. (I)ndividual (R)ole........: I
6c. Name.......................: Lee, Stan
6d. Organization Name..........: RTG-TPD Holding Co LLC
6e. Street Address.............: P.O. Box 1777
6f. City.......................: Fort Lee
6g. State......................: NJ
6h. Postal Code................: 07024
6i. Country Code...............: US
6j. Phone Number...............: 201-363-0540
6k. Fax Number.................: 815-846-7550
6l. E-Mailbox..................: sierra5533@aol.com

Primary Name Server
7a. Primary Server Hostname....: ROME.NETWIDE.NET
7b. Primary Server Netaddress..: 209.26.140.2

Secondary Name Server(s)
8a. Secondary Server Hostname..: NAPLES.NETWIDE.NET
8b. Secondary Server Netaddress: 209.26.140.4
8a. Secondary Server Hostname..:
8b. Secondary Server Hostname..:
8a. Secondary Server Hostname..:
8b. Secondary Server Netaddress:

END OF AGREEMENT

--------------------
<!DOCTYPE HTML PUBLIC "-//W3C//DTD W3 HTML//EN">



<META content=text/html;charset=iso-8859-1 http-equiv=Content-Type>
<META content='"MSHTML 4.71.1712.3"' name=GENERATOR>
         
_)_)_)_)_)   Domain NAmereserve   (_(_(_(_(_

TO: Stan Lee
RE: DOMAIN NAME REGISTRATION
        ekomart.com

Dear Mr. Lee,

I am happy to report that your Domain Name registration has been approved and processed.

The following services and options that you chose on the registration form have been recorded:

* DNS (Domain Name Services) on our servers.
* E-MAIL FORWARDING
* SITE UNDER CONSTRUCTION PAGE


Internet users who point their browsers to: http://www.ekomart.com or www.ekomart.com or ekomart.com

Will be redirected to a SITE UNDER CONSTRUCTION PAGE http://


Additionally any e-mail sent to: Any Name name@ekomart.com

Will be forwarded to: sierra5533@aol.com

It normally takes one business day for the Domain Name to be entered into the Internet's root servers, however it can take as long as two weeks for the name to replicate over the entire Internet.

You can make changes to your forwarding and e-mail forwarding options any time and as often as you like. To do this visit our UPDATES page, by clicking on the UPDATE link at www.d-na.com/index2.htm.

Appended to this confirmation notice are: Internics' Registration Record and Registration Agreement, for your records .

Additionally, although Internic will bill you by e-mail and by snail mail within 10 to 14 days, you might wish to take advantage of their online payment method at http://d-na.com/payregistryonline.htm

Once again thank you for choosing Domain NAmereserve to service your domain registration.

Sincerely,

TS Rolle
Customer-Care
Domain NAmereserve - http://www.d-na.com

      ***********   So Whats Next?     ************

HOST YOUR SITE WITH US: WE MAKE IT EASY FOR YOU http://www.d-na.com/webhosting.htm

JOIN OUR RESELLER TEAM
http://www.d-na.com/resellerteam.htm
______________________________________________________________________________

YOUR INTERNIC REGISTRATION RECORD
==============================================================================
RTG-TPD Holding Co LLC (EKOMART-DOM)
   P.O. Box 1777
   Fort Lee, NJ 07024
   US

   Domain Name: EKOMART.COM

   Administrative Contact:
      Lee, Stan (SLT94) sierra5533@AOL.COM       201-363-0540
   Technical Contact:
      Network Administrator (NA466-ORG) hostmaster @D-NA.COM
      1-407-322-4043
Fax- 1-407-322-1901
   Billing Contact:
      Lee, Stan (SLT94) sierra5533@AOL.COM       201-363-0540

   Record last updated on 26-Nov-1999.
   Domain servers in listed order:

  
ROME.NETWIDE.NET          
   209.26.140.2
  
NAPLES.NETWIDE.NET         
 209.26.140.4

=========================================================================
Domain Version Number: 4.0

NETWORK SOLUTIONS, INC.

DOMAIN NAME REGISTRATION AGREEMENT


A. Introduction. This domain name registration agreement
("Registration Agreement")is submitted to NETWORK SOLUTIONS, INC. ("NSI") for the purpose of applying for and registering a domain name on the Internet. If this Registration Agreement is accepted by NSI, and a domain name is registered in NSI's domain name database and assigned to the Registrant, Registrant ("Registrant") agrees to be bound by the terms of this Registration Agreement and the terms of NSI's Domain Name Dispute Policy ("Dispute Policy") which is incorporated herein by reference and made a part of this Registration Agreement. This Registration Agreement shall be accepted at the offices of NSI.

B. Fees and Payments.

1) Registration or renewal (re-registration) date through March 31, 1998:
Registrant agrees to pay a registration fee of One Hundred United States Dollars (US$100) as consideration for the registration of each new domain name or Fifty United States Dollars (US$50) to renew (re-register) an existing registration.
2) Registration or renewal date on and after April 1, 1998:  Registrant agrees to pay a registration fee of Seventy United States Dollars (US$70) as consideration for the registration of each new domain name or the applicable renewal (re-registration) fee (currently Thirty-Five United
States Dollars (US$35)) at the time of renewal (re-registration).
3) Period of Service:  The non-refundable fee covers a period of two (2) years for each new registration, and one (1) year for each renewal, and includes any permitted modification(s) to the domain name record during the covered period.
4) Payment:  Payment is due to Network Solutions within thirty (30) days from the date of the invoice.

C. Dispute Policy. Registrant agrees, as a condition to submitting this Registration Agreement, and if the Registration Agreement is accepted by NSI, that the Registrant shall be bound by NSI's current Dispute Policy. The current version of the Dispute Policy may be found at the InterNIC Registration Services web site:
"http://www.netsol.com/rs/dispute-policy.html".

D. Dispute Policy Changes or Modifications. Registrant agrees that NSI, in its sole discretion, may change or modify the Dispute Policy, incorporated by reference herein, at any time. Registrant agrees that Registrant's maintaining the registration of a domain name after changes or modifications to the Dispute Policy become effective constitutes Registrant's continued acceptance of these changes or modifications. Registrant agrees that if Registrant considers any such changes or modifications to be unacceptable, Registrant may request that the domain name be deleted from the domain name database.

E. Disputes. Registrant agrees that, if the registration of its domain name is challenged by any third party, the Registrant will be subject to the provisions specified in the Dispute Policy.

F. Agents. Registrant agrees that if this Registration Agreement is completed by an agent for the Registrant, such as an ISP or Administrative Contact/Agent, the Registrant is nonetheless bound as a principal by all terms and conditions herein, including the Dispute Policy.

G. Limitation of Liability. Registrant agrees that NSI shall have no liability to the Registrant for any loss Registrant may incur in connection with NSI's processing of this Registration Agreement, in connection with NSI's processing of any authorized modification to the domain name's record during the covered period, as a result of the Registrant's ISP's failure to pay either the initial registration fee or renewal fee, or as a result of the application of the provisions of the Dispute Policy. Registrant agrees that in no event shall the maximum liability of NSI under this Agreement for any matter exceed Five Hundred United States Dollars (US$500).

H. Indemnity. Registrant agrees, in the event the Registration
Agreement is accepted by NSI and a subsequent dispute arises with any third party, to indemnify and hold NSI harmless pursuant to the terms and conditions contained in the Dispute Policy.

I. Breach. Registrant agrees that failure to abide by any provision of this Registration Agreement or the Dispute Policy may be considered by NSI to be a material breach and that NSI may provide a written notice, describing the breach, to the Registrant. If, within thirty (30) days of the date of mailing such notice, the Registrant fails to provide evidence, which is reasonably satisfactory to NSI, that it has not breached its obligations, then NSI may delete Registrant's registration of the domain name. Any such breach by a Registrant shall not be deemed to be excused simply because NSI did not act earlier in response to that, or any other, breach by the Registrant.

J. No Guaranty. Registrant agrees that, by registration of a domain name, such registration does not confer immunity from objection to either the registration or use of the domain name.

K. Warranty. Registrant warrants by submitting this Registration Agreement that, to the best of Registrant's knowledge and belief, the information submitted herein is true and correct, and that any future changes to this information will be provided to NSI in a timely manner according to the domain name modification procedures in place at that time. Breach of this warranty will constitute a material breach.

L. Revocation. Registrant agrees that NSI may delete a Registrant's domain name if this Registration Agreement, or subsequent modification(s) thereto, contains false or misleading information, or conceals or omits any information NSI would likely consider material to its decision to approve this Registration Agreement.

M. Right of Refusal. NSI, in its sole discretion, reserves the right to refuse to approve the Registration Agreement for any Registrant. Registrant agrees that the submission of this Registration Agreement does not obligate NSI to accept this Registration Agreement. Registrant agrees that NSI shall not be liable for loss or damages that may result from NSI's refusal to accept this Registration
Agreement.

N. Severability. Registrant agrees that the terms of this Registration Agreement are severable. If any term or provision is declared invalid, it shall not affect the remaining terms or provisions which shall continue to be binding.

O. Entirety. Registrant agrees that this Registration Agreement and the Dispute Policy is the complete and exclusive agreement between Registrant and NSI regarding the registration of Registrant's domain name. This Registration Agreement and the Dispute Policy supersede all prior agreements and understandings, whether established by custom, practice, policy, or precedent.

P. Governing Law. Registrant agrees that this Registration
Agreement shall be governed in all respects by and construed in accordance with the laws of the Commonwealth of Virginia, United States of America. By submitting this Registration Agreement, Registrant consents to the exclusive jurisdiction and venue of the
United States District Court for the Eastern District of Virginia, Alexandria Division. If there is no jurisdiction in the United States District Court for the Eastern District of Virginia, Alexandria Division, then jurisdiction shall be in the Circuit Court of Fairfax County, Fairfax, Virginia.

Q. This is Domain Name Registration Agreement Version
Number 4.0. This Registration Agreement is only for registrations under top-level domains: COM, ORG, NET, and EDU. By completing and submitting this Registration Agreement for consideration and acceptance by NSI, the Registrant agrees that he/she has read and agrees to be bound by A through P above.

Authorization
0a. (N)ew (M)odify (D)elete....: N
0b. Auth Scheme................:
0c. Auth Info..................:

1.  Comments...................:

2.  Complete Domain Name.......: ekomart.com

Organization
Using Domain Name
3a. Organization Name..........: RTG-TPD Holding Co LLC
3b. Street Address.............: P.O. Box 1777
3c. City.......................: Fort Lee
3d. State......................: NJ
3e. Postal Code................: 07024
3f. Country Code...............: US

Administrative Contact
4a. NIC Handle (if known)......:
4b. (I)ndividual (R)ole........: I
4c. Name.......................: Lee, Stan
4d. Organization Name..........: RTG-TPD Holding Co LLC
4e. Street Address.............: P.O. Box 1777

4f. City.......................: Fort Lee
4g. State......................: NJ
4h. Postal Code................: 07024
4i. Country Code...............: US
4j. Phone Number...............: 201-363-0540
4k. Fax Number.................: 815-846-7550
4l. E-Mailbox..................: sierra5533@aol.com

Technical Contact
5a. NIC Handle (if known)......: NA466-ORG
5b. (I)ndividual (R)ole........: R
5c. Name.......................:
5d. Organization Name..........:
5e. Street Address.............:
5f. City.......................:
5g. State......................:
5h. Postal Code................:
5i. Country Code...............:
5j. Phone Number...............:
5k. Fax Number.................:
5l. E-Mailbox..................:

Billing Contact
6a. NIC Handle (if known)......:
6b. (I)ndividual (R)ole........: I
6c. Name.......................: Lee, Stan
6d. Organization Name..........: RTG-TPD Holding Co LLC
6e. Street Address.............: P.O. Box 1777
6f. City.......................: Fort Lee
6g. State......................: NJ
6h. Postal Code................: 07024
6i. Country Code...............: US
6j. Phone Number...............: 201-363-0540
6k. Fax Number.................: 815-846-7550
6l. E-Mailbox..................: sierra5533@aol.com

Primary Name Server
7a. Primary Server Hostname....: ROME.NETWIDE.NET
7b. Primary Server Netaddress..: 209.26.140.2

Secondary Name Server(s)
8a. Secondary Server Hostname..: NAPLES.NETWIDE.NET
8b. Secondary Server Netaddress: 209.26.140.4
8a. Secondary Server Hostname..:
8b. Secondary Server Hostname..:
8a. Secondary Server Hostname..:
8b. Secondary Server Netaddress:

END OF AGREEMENT

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From: "Administration" <administration@d-na.com>
To: <sierra5533@aol.com>
Subject: Re:  Domain Name Registration Confirmation - ekomart.com
Date: Sat, 27 Nov 1999 10:29:45 -0500
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


                        STOCK PURCHASE AGREEMENT


	MEMORANDUM OF AGREEMENT made as of the 3rd day of November, 1999

BETWEEN:
Stan J. H. Lee,
for and on behalf of RTG-TPD Holding Co., LLC., and its Members

                (hereinafter called the "Seller")

						OF THE FIRST PART

A N D:

iNetboard, Inc.,
a corporation incorporated under the laws of the State of Florida

                (hereinafter called the "Purchaser")

						OF THE SECOND PART


WHEREAS, the Seller controls and represents all of the authorized issued and outstanding interest of all the members of RTG-TPD Holding Company, LLC., (herein referred to as the "Corporation"), and;

	WHEREAS, the Purchaser desires to acquire all of the outstanding shares of the Corporation's Common Stock, and;


	NOW, THEREFORE, THIS AGREEMENT WITNESSETH THAT, in consideration of the covenants, agreements, warranties, and payments herein set out and provided for, the parties hereby respectively covenant and agree as follows:

ARTICLE 1.00 - DEFINED TERMS

1.1	When used herein or in any amendments hereto, the following terms shall have the following meanings respectively.

"Agreement" means this agreement and all schedules attached to this agreement. The term includes each case where it may be supplemented or amended from time to time. The expressions "hereof", "herein", "hereto", "Hereunder", "hereby" and similar expressions refer to this agreement, and "Article", "section" and "subsection" mean and refer to the specified Article, section, and subsection of this agreement.

"books and records" means the accounting books of original entry including the general ledger, record of cash receipts and disbursements, purchase journal and banking records.

"Business" means the business presently and heretofore carried on by the Corporation, consisting of being operating manager of Komart Shopping Mall, Komart Suprtmanrket, and San Restaurant located in Denver, Colorado as well as the planned purchase and sale, development, support, maintenance, and enhancement of commercial and retail shopping centers and developments, to include related e-commerce and multi media online and outdoor advertising businesses, and such other ventures as the directors of the Corporation may from time to time deem appropriate.

 "Business day" means a day other than a Saturday, Sunday or a day that is a statutory holiday.

"Closing" means the closing of the transaction for purchase and sale contemplated herein.

"Closing Date" or "Date of Closing" means September 14, 1999 or such other date as may be mutually agreed upon in writing by the parties hereto.

"Closing Financial Statements" has the meaning ascribed to it in section
4.1.1.

"Common Shares" means the issued and outstanding common shares in the capital of the Corporation.

"Corporation" means the companies listed hereinabove as the Seller.

"EBIT" means net earnings before income taxes, as determined by the auditors, in accordance with GAAP.

"Exchange Shares" means 7,000,000 common.

"Financial statements" means, collectively, the Closing Financial Statements defined hereinabove.


"Intercompany Transactions" means, collectively, all transactions of any nature between the Corporation and any Person associated with or related to the Corporation or otherwise not dealing with the Corporation on an arms-length basis.

"GAAP" means generally accepted accounting principles in the United States, as appropriate and as in effect from time to time, consistently applied.

"NASDAQ" means the National Association of Securities Dealers and
Quotations.

"Non Arm's Length Person" means any shareholder director, officer, employee, affiliate, or associate (as defined in the Securities Act of 1933, as amended) of the Corporation. This term includes any one or more of the Seller or any other Person who does not deal at arm's length with the Corporation or any one or more of the Seller within the meaning of such concept as used in the Income Tax Act (USA).

"Person" includes an individual, a corporation, a joint venture, a partnership, a trust or trustee, any unincorporated organization, an association, or any other entity (including any governmental, administrative, or regulatory authority).

"Permitted Liens" means, at any time, such Liens as the Purchaser may agree, in writing, shall constitute a Permitted Lien for the purpose of this Agreement.

"Preferred Shares" mean, preferred convertible voting shares in the capital of the Purchaser, said shares being convertible at a price of $0.01 per share one year from the effective date of a Registration Statement to be filed with the SEC (defined hereinbelow) no later than 60 days from the Closing Date.

"Purchased Shares" shall have the meaning attributed thereto in section 3.1 hereof.

"Requirements of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational, governing documents of such Person. This term includes any law, treaty, regulation or rule, or determination of an arbitrator or a court or other governmental authority or agency, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Rule 144" means rule 144 of the United States Securities and Exchange
Commission.

"SEC" means the Securities and Exchange Commission of the United States.

"Seller" shall mean, specifically for purposes of this agreement and identifying the parties thereto, all of the shareholders of the Corporation.

"Subsidiary", in relation to any body corporate, means any corporation of which issued and outstanding securities are held, other than by way of security only, by such body corporate, and includes any corporation in like relation to a Subsidiary.

"this agreement", "this agreement", "herein", "hereto", "hereunder", "hereof" and similar expressions refer to the within agreement and not to any particular portion thereof, and include the schedules referred to in
Article 2.00.

"Time of Closing" means two o'clock in the afternoon on the Closing Date.

ARTICLE 2.00 - SCHEDULES

2.1	The following schedules, at time of closing, shall be delivered and attached to and incorporated in this Agreement by reference and deemed to be part hereof:

        Schedule 4.2.1  -       Financial Statements of Corporation

        Schedule 4.2.6  -       Corporation's Shareholders

        Schedule 4.2.22 -       Outstanding Obligations of Corporation

	Schedule 4.2.23	-	Leases of Corporation

	Schedule 4.2.26	-	Insurance Policies of Corporation

	Schedule 4.2.34	-	Accounts List of Corporation

        Schedule 5.2.1  -       Financial Statements of Purchaser

        Schedule 5.2.7  -       Outstanding Rights to Securities of Purchaser

        Schedule 5.2.22 -       Outstanding Obligations of Purchaser

        Schedule 5.2.33	-	Accounts List of Purchaser

	Schedule 5.2.37	-	Shareholder Credit Facility to Purchaser

        Schedule 6.2.4  -       Power of Attorney

        Schedule 9.9    -       Indemnification Agreement


ARTICLE 3.00 - PURCHASE AND SALE

3.1 Subject to the terms and conditions hereof, the Seller hereby agree to sell, assign, and transfer to the Purchaser a 100% interest in the Corporation ("the Purchased Shares"). The Purchaser covenants and agrees to purchase from the Seller the Purchased Shares for an amount equal in the aggregate to the Purchase Price of $7,000,000 dollars ($7,000,000), payable as hereinafter set out. At time of Closing, the Purchased Shares will constitute 100% of the interst of all members of the Corporation.

3.2	Subject to the hereinafter described conditions, the Purchaser hereby agrees to exchange the equivalent of 7,000,000 shares of its Common Shares (7/8.05 share or 875% of the outstanding shares of the Purchaser) on the Closing Date, provided, however that 2.0 million common shares are reserved for raising capital for the Corporation, (providing the Seller, on a fully diluted basis including shares reserved for sale to the public for raising Capital, shall have a total of 7/10.5 interest in the Purchaser), with $0.01 par value (the "Exchange Shares"), with the Seller for all of the Purchased Shares as follows:

(A)	at Closing, the Purchaser will issue and deliver 7,000,000 shares of its common stock to the Seller on a pari passu basis, and;

(B)	at Closing and immediately following completion of the exchange described in Section 3.2(A), the Purchaser shall call a special meeting of its stockholders for the following purposes:

		(1)	new directors shall be elected and new bylaws shall
be adopted;

(2) Purchaser's entry into this agreement shall be ratified, provided, however, that such ratification shall not be a condition subsequent but a condition precedent to this agreement and that by executing this Agreement, the Purchasers declare such ratification has been effected.

3.3	The Seller hereby represent, warrant, covenant, and acknowledge the following.

3.3(A)	The Purchased Shares are being transferred without registration under the provisions of Section 5 of the Act.

3.3(B)	All of the Purchased Shares will bear legends restricting the transfer, sale, conveyance, and hypothecation within the jurisdictional boundaries of the United States. This provision is exclusive of when such Exchange Shares are registered under the provisions of Section 5 of the act and under applicable state and provincial securities laws. Moreover, an opinion of legal counsel may be provided by the Purchaser to certify that such registration is not required as a result of applicable exemptions therefrom.

3.3(C)	The Seller shall not transfer any of the Exchanged Shares except in compliance with all applicable laws.

3.3(D)	The Seller is acquiring the Exchanged Shares for their own account, for investment purposes only and not with a view to further sale or distribution, except as permitted by law.

3.3(E)	The Seller have made themselves fully and completely familiar with all aspects of the Purchaser's business, operations, and financial statements and, immediately following closing on this Agreement, will assume operational control thereof.


3.4	The Purchaser hereby represents, warrants, covenants and acknowledges the following.

3.4(A)	The Exchange Shares are being transferred without Registration under the provisions of Section 5 of the Securities Exchange Act of 1934, as amended (the "Act") or Florida Blue Sky Law.

3.4(B)	All of the Exchange Shares will bear legends restricting the transfer, sale, conveyance, and hypothecation within the jurisdictional boundaries of the United States. This provision is exclusive of when such Exchange Shares are registered under the provisions of Section 5 of the act and under applicable state and provincial securities laws. Moreover, an opinion of legal counsel may be provided by the Purchaser to certify that such registration is not required as a result of applicable exemptions therefrom.

3.4(C)	The Purchaser shall not transfer any of the Purchased Shares except in compliance with all applicable laws.

3.4(D)	The Purchaser is acquiring the Purchased Shares for its own account, for investment purposes only and not with a view to further sale or distribution.

3.4.1 The Purchaser has 22,000,000 shares of capital stock, $0.01 par value, authorized, 1,050,000 of which will be the total outstanding and fully diluted amount immediately prior to conclusion of this transaction and upon its conversion of both the preferred stock and warrants held by Medical Industries of America, Inc. A further 2.45 Million Shares shall be issued by the Purchaser prior to the Closing Date, 2.0 million to be reserved for sale of common shares to the public at a minimum of $6.00 per share.

3.4.2 Except as described herein, the Purchaser has no other, outstanding securities of any class or of any kind or character. There are no outstanding subscriptions, options, warrants, or other agreements or commitments obligating the Purchaser to issue or sell any additional shares or options or rights with respect thereto or any securities convertible into any shares of Stock of any class.

3.5 The Purchase Price shall be paid and satisfied in full by the delivery of the issued Exchange Shares at the Times of Closing.

3.6 The certificates representing the shares being exchanged shall each bear the following legend:


"THESE SHARES HAVE NEITHER BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR WITH THE SECURITIES REGULATORY AUTHORITIES OF ANY STATE, PROVINCE, OR NATIONAL AUTHORITY). CONSEQUENTLY, THESE SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THEY ARE FIRST REGISTERED UNDER APPLICABLE STATE, PROVINCIAL AND FEDERAL SECURITIES LAWS OR THE TRANSACTION'S EXEMPTION THEREFROM IS DEMONSTRATED TO THE FULL SATISFACTION OF THE CORPORAITON'S LEGAL COUNSEL."

ARTICLE 4.00 - COVENANTS, REPRESENTATIONS, AND WARRANTIES OF AND THE
CORPORATION

4.1 The Shareholders of the Seller hereby covenant, represent, and warrant, and the Seller, jointly and severally, represent to the best of their knowledge, as follows:

4.2.1 Delivered at Closing, warranted to be true and correct to the best knowledge of the Seller, and made a part hereof as Schedule 4.2.1 are the following:

(A) unaudited balance sheet of the Corporation to be acquired as of July 31, 1999, with the related statement of operations and unaudited statement of cash flow for the period ending July 31, 1999 (such balance sheets, statements of operations, and other statements are referred to herein as the "Corporation's Financial Statements").

4.2.2	Corporation has been duly incorporated and organized and is validly subsisting and in good standing under the laws of Colorado.

4.2.3	Corporation has the corporate power to own or lease its property and carry on the Business. The Corporation is duly qualified as a corporation to do business under the laws of Colorado, being the only jurisdictions in which the nature of its business or the property owned or leased by it makes such qualification necessary.

4.2.4	At Time of Closing, the authorized capital of the Corporation shall consist of 200 units without par value.

4.2.5	At Time of Closing, the authorized capital of the said corporation shall be 200 units (and no more) and will have been duly and validly allotted and issued and outstanding as fully paid and non-assessable and beneficially owned by the Seller.


4.2.6	All of the Purchased Shares are owned by the shareholders of the
Corporation as the beneficial owners of record as listed at Schedule 4.2.6. Such listed shareholders have good and marketable title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances, and demands whatsoever. This provision includes voting trusts, shareholders' agreements, options, or other agreements of any kind. The Seller represent that said listed shareholders have the absolute right to transfer the Purchased Shares, and they shall be enjoyed by the Purchaser free from any interruption or disturbance subject only to the terms and conditions herein.


4.2.7 The Corporation has no subsidiaries and owns no shares in the capital of any other corporation and has not agreed to acquire any subsidiary or any shares of the capital of any other corporation or to acquire or lease any other business operations.

4.2.8	No person, firm, or corporation has any agreement, option, or any right or privilege (whether by law, pre-emptive, or contractual) for the purchase, subscription, allotment, or issuance of either any of the authorized stock in the capital of the Corporation or of any securities of the Corporation. This provision includes convertible securities, warrants, and convertible obligations of any nature.

4.2.9	Except with respect to product warranties provided by the
Corporation in the ordinary course of business, the Corporation is not a party to or bound to any person, firm, or corporation. This provision includes any agreement of guarantee, indemnification, assumption, endorsement, or any other like commitment of obligations or liabilities (contingent or otherwise) or indebtedness of any person, firm, or corporation.

4.2.10	There are not now, nor will there be on Closing, any material claims or potential or contingent claims against the Corporation for product liability in respect of goods manufactured and/or sold by the Corporation.

4.2.11 The Corporation's Financial Statements have been prepared in accordance with GAAP and present fairly to include:

4.2.11(A)	all the assets, liabilities (whether accrued, absolute,
contingent, or otherwise), and the financial condition of the Corporation as at the respective dates of the Corporation's Financial Statements; and

4.2.11(B)	the sales, earnings, and results of the operations of the
Corporation during the periods covered by the Corporation's
Financial Statements.

4.2.12 The corporate records and minute books of the Corporation contain complete and accurate minutes of all meetings of and copies of all by-laws and resolutions passed by the directors and shareholders of the Corporation since the incorporation of the Corporation. All such meetings have been duly called and held. The share certificate book with register of shareholders, register of transfers, register of directors, and other corporate registers of the Corporation are complete and accurate in all material respects.

4.2.13	The Business has been carried on in the ordinary course since
January 1999. Since then, there has been no change in the business operations, affairs, or condition of the Corporation, financial or otherwise. This provision includes changes arising as a result of any legislative or regulatory change, revocation of any license or right to do business,fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, or otherwise. This provision excludes changes occurring in the ordinary course of business, which changes have not materially aversely affected and will not materially aversely affect the organization, business, properties, prospects, and financial condition of the Corporation or the ability of the Corporation to carry on Business.

4.2.14	The books and records, financial and otherwise, of the Corporation fairly and correctly set out and disclose, in all material respects, the financial position and result of operations of the Corporation as at the date hereof. All material, financial transactions of the Corporation are accurately recorded in such books and records.

4.2.15	Execution of this Agreement by the Seller and delivery of the
Agreement by them to the Purchaser and their performance hereunder has been duly authorized. No further action is necessary on the part of the Seller to make this agreement valid and binding in accordance with its terms upon the Seller.

4.2.16	The execution and the consummation of this transaction for purchase and sale contemplated by this Agreement will not result in a breach of any term or provision of or constitute any default under the constituting documents, by-laws, or resolutions of the Corporation. This provision includes any indenture, agreement, instrument, license, permit, or understanding to which the Corporation or any one or more of the Seller is a party or by which any one or more of them is bound. Nor will the consummation of this transaction accelerate any commitment or obligation of the Corporation or result in the creation of any lien or encumbrance upon any of the assets or property of the Corporation.

4.2.17	This agreement and the consummation of the transactions contemplated hereby will not result in the violation of any law or regulation or any applicable order of any court, arbitrator, or governmental authority having jurisdiction over the Corporation, the Seller, or their respective properties or businesses.

4.2.18	No consent, authorization, license, franchise, permit, approval, or order of any court, governmental agency or body, of any lessor, or of any person is required for the acquisition by the Purchaser of the Purchased Shares, including completion of any of the other transactions contemplated hereby. This provision also includes the continuance of any rights of the Corporation pursuant to any agreement affecting its assets or the Business following closing.

4.2.19	The Corporation will not, prior to the Closing Date, hire any new employees, terminate any employee, or increase the salary or remuneration of any employee except in the normal course of business.

4.2.20	The aggregate amount of salaries, pension, bonuses, rents, or other remuneration of any nature paid or payable by the Corporation, subsequent to the execution of this Agreement and up to the Time of Closing, will be made only at the regular rates heretofore paid.

4.2.21	No capital expenditures, except in the ordinary course of business, will be made or authorized by the Corporation after the date hereof and up to the Time of Closing without the prior written consent of the Purchaser.

4.2.22	Annexed hereto as Schedule 4.2.22 is a complete list of all
outstanding bonds, debentures, mortgages, notes or other evidence of indebtedness or other security instruments of the Corporation. None of which are presently in default, and the Corporation is not under any agreement to and shall not create or issue any bonds, debentures, mortgages, notes, or other evidence of indebtedness or other security agreements from the date hereof until Closing without the written consent of the Purchaser.

4.2.23	The Corporation is not a party to any lease or agreement in the nature of a lease, whether as lessor or lessee, except those leases described in Schedule 4.2.23 hereto. The schedule specifies the parties to each of such leases, their dates of execution and expiry dates, any options to renew, any consents required, the locations of any leased lands and premises, and the rental payable thereunder. Each of such leases is in good standing and in full force and effect without amendment thereto, and the Corporation is not in breach of any of the covenants, conditions, or agreements contained in each such lease. There are no consents required from or on behalf of any persons to the transaction contemplated by this Agreement.

4.2.24	The Corporation is not a party to any conditional sales contract, hire-purchase agreement, or other title retention agreement.

4.2.25	The Corporation is not, and will not be at the Time of Closing, a party to any agreement to acquire or to acquire any beneficial interest in any real or immovable property.

4.2.26	The Corporation maintains appropriate policies of insurance, given the nature of the Business, and such insurance coverage will be continued in full force and effect to and including the Date of Closing. The Corporation is not in default with respect to any of the provisions contained in any such insurance policy, and it has not failed to give any notice or present any claim under any such insurance policy in due and timely fashion.

Schedule 4.2.26 hereto lists all insurance policies of the Corporation, specifying the insurance company, insurance agent, policy number, type of coverage, and amount of coverage.

4.2.27	There are no actions, suits, or proceedings, including product warranty claims, pending or threatened against or affecting the Corporation, at law or in equity or before or by any federal, provincial, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign. The Seller are not aware of any existing ground on which any such action, suit, or proceeding might be commenced with any reasonable likelihood of success.

4.2.28	Except for agreements, contracts, and commitments in the ordinary course of business, the Corporation is not a party to any outstanding agreement, contract, or commitment, whether written or oral.

4.2.29	All vacation pay, bonuses, commissions, and other emoluments are accurately reflected and have been accrued in the books of account of the Corporation.

4.2.30	The Corporation is and at Closing will be in substantial compliance in all jurisdictions in which it employs persons, with legislation governing hours of work, termination and severance pay, vacation pay and similar employee rights, the Worker's Compensation Act, and all such similar statutes.

4.2.31	The uses of the real properties owned or leased by the Corporation referred to in this agreement or the schedules hereto are not in material breach of any statute, by-law, ordinance, regulation, covenant, restriction, or official plan.

4.2.32	The Corporation owns, possesses, and has a good and marketable title to its undertaking, property, and assets, being free and clear of any and all mortgages, liens, pledges, charges, security interests, encumbrances, actions, claims, or demands of any nature whatsoever or howsoever arising except as listed at Schedule 4.2.22; the purchase price is based on and directly correlates to the net tangible worth (being assets less liabilities) of the Corporation, which the Corporation represents to be approximately $7,000,000 upon audit.

4.2.33	The conduct of the Business does not infringe upon the patents, trade marks, trade names, or copyrights (domestic or foreign) of any other person, firm, or corporation.

4.2.34	Annexed hereto as Schedule 4.2.34 is a true and complete list showing the name of each bank, trust company, or similar institution in which the Corporation has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto.

4.2.35 The Corporation is conducting the Business in compliance with all applicable laws, rules and regulations of each jurisdiction in which the Business is carried on, is not in breach of any such laws, rules or regulations, except for breaches which in the aggregate are immaterial.
Also the Corporation is duly licensed, registered, or qualified in each jurisdiction in which it owns or leases property or carries on the Business. To enable the business to be carried on as now conducted and its property and assets to be owned, leased, and operated, all such licenses, registrations and qualifications are valid and subsisting and in good standing. None of the same will be canceled or amended by virtue of the transaction for purchase and sale provided for herein.

4.2.36	All facilities and equipment owned and used by the Corporation in connection with the Business are in good operating condition and are in a state of good repair and maintenance.

4.2.37	There are not now any loans or other indebtedness outstanding between the Corporation and the Seller or either any current or former directors, officers, shareholders, or employees of the Corporation or any Non Arms Length Persons. This provision is exclusive of normal salaries, bonuses, fringe benefits, and the obligation to reimburse for expense incurred on behalf of the Corporation in the normal course of business or otherwise disclosed in the Corporation's Financial Statements.

4.2.38 To the best of the Seller' knowledge, there are no liabilities of the Corporation of any kind whatsoever, whether or not accrued and whether or not determined or determinable, in respect of which the Corporation or the Purchaser may become liable before, on, or after the Closing. This provision is exclusive of liabilities disclosed on, reflected in, or provided for in the Financial Statements or incurred in the ordinary course of business. This provision is also exclusive of those liabilities attributable to the period from the Corporation's Financial Statements to the actual time of Closing and are not materially adverse, individually or in the aggregate, to the Business, operations, affairs or financial condition of the Corporation.

4.2.39	There is not now nor will there be at the Time of Closing any application pending for the issuance of articles of amendment to the originating documents of the Corporation.

4.2.40	The Corporation is not in default in the filing of any corporate return or report that may be required under any federal, provincial and/or municipal law or regulation.

4.2.41	The Corporation has duly and timely filed all tax returns required and has paid all taxes and installments of taxes which are due and payable. This provision includes all assessments, reassessments, and all other taxes, governmental charges, penalties, interest, and fines due and payable by it on or before the date hereof. The income tax liability of the corporation has been not reviewed or determined by the IRS or the applicable State for all fiscal years up to and including the fiscal year to date. Adequate provision has been made for taxes payable for the current period of which tax returns are not yet required to be filed. There are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of any tax, governmental charge, or deficiency against the Corporation in respect of taxes, governmental charges, or assessments, asserted by such authority.
The Corporation has withheld from each payment made to any of its officers, directors, employees, former directors, officers, and employees the amount of all taxes, including but not limited to income tax, and other deductions required to be withheld therefrom. The Corporation has paid the same to the proper tax or other receiving officers within the time required under the applicable tax legislation.

4.2.42 The Seller have no information or knowledge of any facts relating to the Seller, the Business, the Corporation, or the Purchased Shares which, if known to the Purchaser, might reasonably be expected to deter the Purchaser from completing the transaction of purchase and sale herein contemplated.


4.2.43 The Corporation shall prepare and file all documents and forms necessary to effect the filing and registration of the combined companies (with iNbd as the parent holding corporation) so as to complete and receive approval of an effective registration statement for NASDAQ SmallCap listing as soon as reasonable (i.e., within 90 days) from the date of closing.

/s/ All items requested have been examined, and approved. DRD/s/


ARTICLE 5.00 - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

5.1	The Purchaser covenants, represents, and warrants as follows and acknowledges that the Seller are relying upon such covenants, representations, warranties, and covenants in connection with the sale by the Seller of the Purchased Shares.

5.2.1	Delivered at Closing, warranted to be true and correct to the best knowledge of the Purchaser, and made a part hereof as Schedule 5.2.1 are the following:

(A) unaudited balance sheet of the Purchaser to be acquired for the fiscal years of 1997 and 1998, with the related statement of operations and unaudited statement of cash flow for the same years, and;

(B) unaudited balance sheet of the Purchaser to be acquired as of March 31, 1999 (the "Purchaser's Interim Balance Sheet") with the related unaudited statement of income and unaudited statement of cash flow for the one month ended April 30, 1999 (such balance sheets, statements of operations, and other statements are referred to herein as the "Purchaser's Financial Statements").

5.2.2 Purchaser has been duly incorporated and organized and is validly subsisting and in good standing under the laws of Florida.

5.2.3 Purchaser has the corporate power to own or lease its property and carry on the Business. The Corporation is duly qualified as a corporation to do business under the laws of Florida, being the only jurisdiction in which the nature of its business or the property owned or leased by it makes such qualification necessary.

5.2.4 At time of Closing, the authorized capital of the Purchaser shall consist of 22,000,000 shares with a par value of $0.01.

5.2.5 At time of Closing, the authorized issued capital of the Purchaser shall be 4,000,000 shares of its common stock (and no more) and will have been duly and validly allotted and issued and outstanding as fully paid and non-assessable and beneficially owned by the Purchaser.

5.2.6 The Purchaser has no subsidiaries and owns no shares in the capital of any other corporation and has not agreed to acquire any subsidiary or any shares of the capital of any other corporation or to acquire or lease any other business operations.

5.2.7 Except as listed at Schedule 5.2.7, no person, firm, or corporation has any agreement, option, or any right or privilege (whether by law, pre-emptive, or contractual) for the purchase, subscription, allotment, or issuance of either any of the authorized stock in the capital or any securities of the Purchaser. This provision includes convertible securities, warrants, and convertible obligations of any nature.

5.2.8 The Purchaser is not a party to or bound to any person, firm, or corporation. This provision includes any agreement of guarantee, indemnification, assumption, endorsement, or any other like commitment of obligations or liabilities (contingent or otherwise) or indebtedness of any person, firm, or corporation.

5.2.9 There are not now, nor will there be on Closing, any material claims or potential or contingent claims against the Purchaser for product liability.

5.2.10 The Purchaser's Financial Statements have been prepared in accordance with GAAP and present fairly to include:

(A) all the assets, liabilities (whether accrued, absolute, contingent, or otherwise), and the financial condition of the Purchaser as at the respective dates of the Purchaser's Financial Statements, and;

(B) the sales, earnings, and results of operations during the periods covered by the Corporation's Financial Statements.

5.2.11 The corporate records and minute books of the Purchaser contain complete and accurate minutes of all meetings of and copies of all by-laws and resolutions passed by the directors and shareholders of the Purchaser since the incorporation of the Purchaser. All such meetings have been duly called and held. The share certificate book with register of shareholders, register of transfers, register of directors, and other corporate registers of the Purchaser are complete and accurate in all material respects.

5.2.12 The Purchaser does not have an active business or operations.

5.2.13 The Purchaser has no inventory.

5.2.14 The books and records, financial and otherwise, of the Purchaser fairly and correctly set out and disclose, in all material respects, the financial position and result of operations of the Purchaser as at the date hereof. All material, financial transactions of the Purchaser are accurately recorded in such books and records.

5.2.15 The execution and delivery of this Agreement by the Purchaser as well as the performance by the Purchaser hereunder have been duly authorized.
No further action will be necessary on the part of the Purchaser to make this Agreement valid and binding in accordance with its terms upon the Purchaser.

5.2.16 The execution and the consummation of this transaction for purchase and sale contemplated by this Agreement will not result in a breach of any term or provision of or constitute any default under the constituting documents, by-laws, or resolutions of the Purchaser. This provision includes any indenture, agreement, instrument, license, permit, or understanding to which the Purchaser is a party or by which any one or more of them is bound. Nor will the consummation of this transaction accelerate any commitment or obligation of the Purchaser or result in the creation of any lien or encumbrance upon any of the assets or property of the Purchaser.

5.2.17 This agreement and the consummation of the transactions contemplated hereby will not result in the violation of any law or regulation or any applicable order of any court, arbitrator, or governmental authority having jurisdiction over the Purchaser.

5.2.18 No consent, authorization, license, franchise, permit, approval, or order of any court, governmental agency or body, of any lessor, or of any person is required for the acquisition by the Purchaser of the Purchased Shares, including completion of any of the other transactions contemplated hereby. This provision also includes the continuance of any rights of the Purchaser pursuant to any agreement affecting its assets or the Business following closing.

5.2.19 The Purchaser will not, prior to the Closing Date, hire any new employees, terminate any employee, or increase the salary or remuneration of any employee except in the normal course of business.

5.2.20 The aggregate amount of salaries, pension, bonuses, rents, or other remuneration of any nature paid or payable by the Purchaser, subsequent to the execution of this Agreement and up to the Time of Closing, will be made only at the regular rates heretofore paid.

5.2.21 No capital expenditures, except in the ordinary course of business, will be made or authorized by the Purchaser after the date hereof and up to the Time of Closing without the prior written consent of the Seller.

5.2.22 Annexed hereto as Schedule 5.2.22 is a complete list of all outstanding bonds, debentures, mortgages, notes or other evidence of indebtedness or other security instruments of the Purchaser. None of which are presently in default, and the Purchaser is not under any agreement to and shall not create or issue any bonds, debentures, mortgages, notes, or other evidence of indebtedness or other security agreements from the date hereof until Closing without the written consent of the Seller.

5.2.23 The Purchaser is not a party to any lease or agreement in the nature of a lease, whether as lessor or lessee.

5.2.24 The Purchaser is not a party to any conditional sales contract, hire-purchase agreement, or other title retention agreement.

5.2.25 The Purchaser is not, and will not be at the Time of Closing, a party to any agreement to acquire or to acquire any beneficial interest in any real or immovable property.

5.2.26 The Purchaser does not maintain any insurance policies.

5.2.27 There are no actions, suits, or proceedings, including product warranty claims, pending or threatened against or affecting the Purchaser, at law or in equity or before or by any federal, provincial, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign. The Purchaser is not aware of any existing ground on which any such action, suit, or proceeding might be commenced with any reasonable likelihood of success.

5.2.28 Except for agreements, contracts, and commitments in the ordinary course of business, the Purchaser is not a party to any outstanding agreement, contract, or commitment, whether written or oral, except for the Agreement of Purchase and Sale for all the outstanding shares of Tritium, Inc. said Agreement as executed on or before August 17, 1999.

5.2.29 All vacation pay, bonuses, commissions, and other emoluments are accurately reflected and have been accrued in the books of account of the Purchaser.

5.2.30 The Purchaser is and at Closing will be in substantial compliance in all jurisdictions in which it employs persons, with legislation governing hours of work, termination and severance pay, vacation pay and similar employee rights, the Worker's Compensation Act, and all such similar statutes.

5.2.31 The Purchaser does not lease any real properties.

5.2.32 The Purchaser owns, possesses, and has a good and marketable title to its undertaking, property, and assets, being free and clear of any and all mortgages, liens, pledges, charges, security interests, encumbrances, actions, claims, or demands of any nature whatsoever or howsoever arising.

5.2.33 The conduct of business does not infringe upon the patents, trade marks, trade names, or copyrights (domestic or foreign) of any other person, firm, or corporation.

5.2.34 Annexed hereto as Schedule 5.2.33 is a true and complete list showing the name of each bank, trust company, or similar institution in which the Purchaser has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto.


5.2.35 The Purchaser exists in compliance with all applicable laws, rules and regulations of each jurisdiction in which the Business is carried on, is not in breach of any such laws, rules or regulations, except for breaches in the aggregate are immaterial. Also the Purchaser is duly licensed, registered, or qualified in each jurisdiction in which it owns or leases property or carries on the Business. To enable the business to be carried on as now conducted and its property and assets to be owned, leased, and operated, all such licenses, registrations and qualifications are valid and subsisting and in good standing. None of the same will be canceled or amended by virtue of the transaction for purchase and sale provided for herein.

5.2.36 All facilities and equipment owned or used by the Purchaser are in good operating condition and are in a state of good repair and maintenance.

5.2.37 Except as specified at Schedule 5.2.37, there are not any loans or other indebtedness outstanding between the Purchaser and either the Seller or either any current or former directors, officers, shareholders, or employees of the Purchaser or any Non Arms Length Persons. This provision is exclusive of normal salaries, bonuses, fringe benefits, and the obligation to reimburse for expense incurred on behalf of the Purchaser in the normal course of business.

5.2.38 There are no liabilities of the Purchaser of any kind whatsoever, whether or not accrued and whether or not determined or determinable, in respect of which the Purchaser may become liable before, on, or after the Closing. This provision is exclusive of liabilities disclosed on, reflected in, or provided for in the Financial Statements or incurred in the ordinary course of business. This provision is also exclusive of those liabilities attributable to the period from the Purchaser's Financial Statements to the actual time of Closing and are not materially adverse, individually or in the aggregate, to the Business, operations, affairs or financial condition of the Purchaser.

5.2.39 There is not now nor will there be at the time of Closing any application pending for the issuance of articles of amendment to the originating documents of the Purchaser.

5.2.40 The Purchaser is not in default in the filing of any corporate return or report that may be required under any federal, provincial and/or municipal law or regulation.

5.2.41 The Purchaser has duly and timely filed or has pending all tax returns required and has paid all taxes and installments of taxes which are due and payable. This provision includes all assessments, reassessments, and all other taxes, governmental charges, penalties, interest, and fines due and payable by it on or before the date hereof. The income tax liability of the Purchaser has been not reviewed or determined by the IRS or the applicable State for all fiscal years up to and including the fiscal year to date.

5.2.42 The Purchaser has no information or knowledge of any facts relating to the Purchaser which if known to the Seller might reasonably be expected to deter the Seller from completing the transaction and sale herein contemplated.

/s/ all items supplied, examined and approved/ SJHLs/


ARTICLE 6.00 - COVENANTS OF THE SELLER

6.1	The Seller covenant and agree with the Purchaser that on or before the Closing Date they will do or cause to be done the following.

6.2.1 Take all necessary steps and proceedings required for all of the Purchased Shares to be duly and regularly transferred to the Purchaser.

6.2.2 Until the time of Closing, continue to operate the business of the Corporation prudently and in such a manner as to preserve and maintain the goodwill of the Corporation.

6.2.3 All necessary corporate actions and proceedings by the Purchaser shall have been taken to permit the due execution and delivery of this Agreement and the valid transfer of the Purchased Shares to the Purchaser


ARTICLE 7.00 - COVENANTS OF THE PURCHASER

7.1 The Purchaser covenants and agrees with the Seller that, on or before the Closing Date, it will do or cause to be done the following.

7.2.1 All necessary corporate actions and proceedings by the Purchaser shall have been taken to permit the due execution and delivery of this Agreement and the valid transfer of the Exchange Shares to the Seller.

7.2.2 Provide the Seller, at least four (4) days prior to the Closing Date, with a list of all persons in possession of all of the keys, credit cards, books, records, files, and other properties of the Purchaser. The Purchaser shall deliver to the Seller custody of all such keys, credit cards, books, records, files, and other property in the possession of the Purchaser.

7.2.3 Cause such directors and officers of the Purchaser as the Seller may specify to resign in favor of nominees of the Seller, such resignations to be effective as at the time of Closing.

7.2.4 Up to the Time of Closing, continue to operate the businesses of the Purchaser prudently and in such a manner as to preserve and maintain the goodwill of the Purchaser.



ARTICLE 8.00 - SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES

8.1 The covenants, representations, and warranties of the Seller contained in this Agreement and contained in any document or certificate given pursuant hereto shall survive the Closing herein. Notwithstanding Closing, this survival is inclusive of any investigation made by or on behalf of the Purchaser and shall continue in full force and effect for the benefit of the Purchaser following the Closing Date.

8.2 The covenants, representations and warranties of the Purchaser contained in this Agreement and contained in any document or certificate given pursuant hereto shall survive the Closing herein. Notwithstanding Closing, this survival is inclusive of any investigation made by or on behalf of the Seller and shall continue in full force and effect for the benefit of the Seller following the Closing Date.


ARTICLE 9.00 - CONDITIONS OF CLOSING

9.1 The sale and purchase of the Purchase Shares is subject to the following terms and conditions, each of which is hereby declared to be for the exclusive benefit of the Purchaser to be fulfilled and performed at or prior to the time of Closing.

9.2 The covenants, representations, and warranties of the Seller contained in this Agreement or any schedule hereto or certificate or other document delivered or given to the Purchaser pursuant to this Agreement, including without limitation the representations and warranties contained in Article 4.00, shall be true and correct on and as of the Closing Date with the same force and effect as if they had been made as of the date hereof, each and every one of which is hereby deemed to be a condition.

9.3 The Seller shall provide at the time of Closing a certificate, dated the Closing Date, to the effect that the covenants, representations, and warranties of the Seller contained herein are true and correct on and as of the Closing Date, with the same force and effect as though made on and as of such date, provided that the acceptance of such certificate and the closing of the transaction herein provided for shall not be a waiver of the said covenants, representations, and warranties, which shall continue in full force and effect as provided herein.

9.4 The Seller shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by them.

9.5 At the Closing Date, there shall have been no material adverse change in the affairs, assets, liabilities, financial condition, or business of the Corporation from that shown on or reflected in the Financial Statements.

9.6 Any consent, authorization, licence, franchise, permit, approval, or order of any court or governmental agency or regulatory body required for the acquisition by the Purchaser of the Purchased Shares shall have been obtained.

9.7 The Purchaser shall provide at the time of Closing a certificate, dated the Closing Date, to the effect that the covenants, representations, and warranties of the Purchaser contained herein are true and correct on and as of the Closing Date. This certificate shall have the same force and effect as though made on and as of such date provided that the acceptance of such certificate and the closing of the transaction herein provided for shall not be a waiver of the said covenants, representations, and warranties which shall continue in full force and effect as provided herein.

9.8 The Purchaser shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by it.

9.9 The parties shall execute and deliver an indemnification agreement to be annexed hereto as Schedule 9.9.

9.10 The parties shall not close and complete this transaction unless both Seller and Purchaser have signed a written acknowledgement that the exchange of shares between them does not create a taxable event for either party.

9.11 The parties hereby agree that the scheduled closing shall be conditional upon shareholder approval by the shareholders of both companies.

ARTICLE 10.00-CLOSING ARRANGEMENTS

10.1 The closing is scheduled to take place on September 14, 1999 and at the Time of Closing at such offices as are agreed to in writing among the parties hereto at least 24 hours prior to the said Closing.

10.2 At the Time of Closing and upon fulfillment of all the conditions set out in this Agreement, which have not been waived in writing by the Seller or the Purchaser, the Seller shall deliver to the Purchaser proper certificates for all the Purchased Shares.


ARTICLE 11.00-NOTICE

11.1 Any notice or other document to be given by any party hereto to any other party shall be in writing and may be given by personal delivery or by registered mail. Any notice directed to any party shall be addressed to it as follows:

To the Purchaser:

			iNetboard, Inc.,
			Attn:  D. R. Dimick, Chairman
			668 Fergusson Lane
			West Palm Beach, Florida 334145


To the Seller and the Corporation:

			RTG-TPD Holding Co., LLC.,
			71 Stony Hill Road
			Second Floor
			Bethel, Connecticut  06801


11.2 Any notice or other document aforesaid, if delivered, shall be deemed to have been given or made on the date on which it was delivered or, if mailed, shall be deemed to have been given and received on the fourth (4th) business day following the date on which it was mailed. Provided that if there exists at the time of mailing of a notice hereunder or within four (4) business days thereafter a labor dispute or other event which would affect the normal delivery of the notice by an express or postal service, then such notice will only be effective if actually delivered.

11.3 The parties hereto may change any address for notices hereunder, from time to time, by notice given in accordance with the foregoing.


ARTICLE 12.00 - GENERAL

12.1  Time shall be of the essence of this Agreement.

12.2 This Agreement may be executed in one or more counterparts, each of which when so executed shall constitute an original, and all of which together shall constitute one and the same agreement.

12.3 This Agreement, including the schedules hereto, constitutes the entire agreement between the parties hereto. There are not and shall not be any verbal statements, representations, warranties, undertakings, or agreements between the parties, and this Agreement may not be amended or modified in any respect except by written instrument signed by the parties hereto.

12.4 This Agreement shall be construed and enforced in accordance with and the rights of the parties shall be governed by the laws of the State of Florida. Any and all disputes arising under this Agreement, whether as to interpretation, performance or otherwise, shall be subject to the exclusive jurisdiction of the Courts of the State of Florida. Each of the parties hereto irrevocably submit to the jurisdiction of the Courts of the State of Florida.

12.5 The headings used herein are inserted for convenience of reference only and shall not affect the construction of or interpretation of this Agreement.

12.6 Except as otherwise set out in this Agreement, each of the parties hereto shall pay all of its own costs and expenses of the transaction of purchase and sale, including all fees and expenses of its accountants, counsel, and officers.

12.7 In the event that any Article or section of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of the provisions hereof. Any such part shall be fully severable, and this Agreement shall be construed and enforced as if such invalid or unenforceable part had not been inserted herein. The parties hereby agree that they would have signed this Agreement without such invalid or unenforceable part included herein.

12.8 In this Agreement, words importing the singular number only include the plural and vice versa; words importing the masculine gender include the feminine and vice versa.

12.9 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, legal personal representatives, successors, and permitted assigns.

12.10 Where the date either for the expiration of any time period or for the closing of anything hereunder expires or falls upon a day which is not a Business Day, the time so limited extends to and the thing shall be done on the day next following that is a Business Day.

12.11 The parties hereto agree that no disclosure or public announcement with respect to this Agreement, or any of the transactions contemplated by this Agreement, shall be made by any party hereto without the prior written consent of the other parties hereto.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

SIGNED, SEALED AND DELIVERED	)
	in the presence of		)
                                        )       /s/Stan J. H. Lee/s/
                                        )          SELLER
                                        )       By    Stan J. H. Lee,
                                )
					)
					)
                                        )
                                        )       /s/Douglas R. Dimick/s/
                                                   PURCHASER

                                Exhibit 27

                        Financial Data Schedule

[ARTICLE] 5

[PERIOD-TYPE]               9-MOS               YEAR               YEAR
[FISCAL-YEAR-END]        DEC-31-1999        DEC-31-1998         DEC-31-1997
[PERIOD-END]             SEP-30-1999        DEC-31-1998         DEC-31-1997
[CASH]                       105                105                 1,355
[SECURITIES]                   0                  0                     0
[RECEIVABLES]                  0                  0                 8,400
[ALLOWANCES]                   0                  0                     0
[INVENTORY]                    0                  0                     0
[CURRENT-ASSETS]             105                105                 9,755
[PP&E]                         0                  0                     0
[DEPRECIATION]                 0                  0                     0
[TOTAL-ASSETS]         3,154,565            150,105               159,155
[CURRENT-LIABILITIES]          0                  0                     0
[BONDS]                        0                  0                     0
[PREFERRED-MANDATORY]          0                  0                     0
[PREFERRED]                    0                300                   300
[COMMON]                   8,500              1,500                 1,500
[OTHER-SE]             3,042,500            199,200               199,700
<TOTAL-LIABILITY-
AND-EQUITY>            3,154,565            150,105               159,755
[SALES]                    4,460                  0                     0
[TOTAL-REVENUES]           4,460                  0                     0
[CGS]                          0                  0                     0
[TOTAL-COSTS]                  0                  0                     0
[OTHER-EXPENSES]           5,580             50,197                43,551
[LOSS-PROVISION]               0                  0                     0
[INTEREST-EXPENSE]             0                  0                     0
[INCOME-PRETAX]           (1,120)           (50,197)              (43,651)
[INCOME-TAX]                   0                  0                     0
[INCOME-CONTINUING]            0                  0                     0
[DISCONTINUED]                 0                  0                     0
[EXTRAORDINARY]                0                  0                     0
[CHANGES]                      0                  0                     0
[NET-INCOME]              (1,120)           (50,197)              (43,651)
[EPS-BASIC]             (0.012)            (0.006)               (0.003)
[EPS-DILUTED]             (0.012)            (0.006)               (0.003)

       199  BLANK PAGE